-------------------------------------------------------------------------------

                              AMENDED AND RESTATED
                                CREDIT AGREEMENT

                            dated as of June 29, 2006

                                      among

                          STANDARD PARKING CORPORATION,
                                 as the Company

                THE VARIOUS FINANCIAL INSTITUTIONS PARTY HERETO,
                                   as Lenders,

                             BANK OF AMERICA, N.A.,
                                as Paying Agent,

                            BANK OF AMERICA, N.A. and
                       LASALLE BANK NATIONAL ASSOCIATION,
                          as Co-Administrative Agents,

                                       and

                             WELLS FARGO BANK, N.A.,
                              as Syndication Agent


-------------------------------------------------------------------------------

                       BANC OF AMERICA SECURITIES LLC and
                       LASALLE BANK NATIONAL ASSOCIATION,
                             as Joint Lead Arrangers

                                       and

                         BANC OF AMERICA SECURITIES LLC,
                              as Sole Book Manager

TABLE OF CONTENTS

SECTION 1  DEFINITIONS............................................................................................1
           -----------
         1.1      Definitions.....................................................................................1
                  -----------
         1.2      Other Interpretive Provisions..................................................................23
                  -----------------------------
SECTION 2  COMMITMENTS OF THE LENDERS; BORROWING,  CONVERSION AND LETTER OF CREDIT PROCEDURES....................24
           ----------------------------------------------------------------------------------
         2.1      Revolving Loans................................................................................24
                  ---------------
         2.2      Borrowing Procedures...........................................................................25
                  --------------------
         2.3      Letters of Credit..............................................................................26
                  -----------------
                  2.3.1    Letter of Credit Commitment...........................................................26
                           ---------------------------
                  2.3.2    Procedures............................................................................28
                           ----------
                  2.3.3    Drawings and Reimbursements; Funding of Participations................................30
                           ------------------------------------------------------
                  2.3.4    Repayment of Participations...........................................................32
                           ---------------------------
                  2.3.5    Obligations Absolute..................................................................32
                           --------------------
                  2.3.6    Role of Issuing Lender................................................................33
                           ----------------------
                  2.3.7    Cash Collateral.......................................................................34
                           ---------------
                  2.3.8    Applicability of ISP..................................................................35
                           --------------------
                  2.3.9    Conflict with Issuer Documents........................................................35
                           ------------------------------
                  2.3.10    Letters of Credit Issued for Subsidiaries............................................35
                            -----------------------------------------
                  2.3.11    Letter of Credit Amounts.............................................................35
                            ------------------------
          2.4     Swing Line Facility............................................................................35
                  -------------------
                  2.4.1     Swing Line Facility..................................................................35
                            -------------------
                  2.4.2     Borrowing Procedures.................................................................36
                            --------------------
                  2.4.3     Refinancing of Swing Line Loans......................................................36
                            -------------------------------
                  2.4.4     Repayment of Participations..........................................................37
                            ---------------------------
                  2.4.5.    Interest for Account of Swing Line Lender............................................38
                            -----------------------------------------
                  2.4.6     Payments Directly to Swing Line Lender...............................................38
                            --------------------------------------
         2.5      Commitments Several............................................................................38
                  -------------------
         2.6      Certain Conditions.............................................................................38
                  ------------------
SECTION 3  EVIDENCING OF LOANS...................................................................................39
           -------------------
         3.1      Notes..........................................................................................39
                  -----
         3.2      Recordkeeping..................................................................................39
                  -------------
SECTION 4  INTEREST..............................................................................................39
           --------
         4.1      Interest Rates.................................................................................39
                  --------------
         4.2      Interest Payment Dates.........................................................................40
                  ----------------------
         4.3      Setting and Notice of LIBOR Rates..............................................................40
                  ---------------------------------
         4.4      Computation of Interest........................................................................40
                  -----------------------
SECTION 5  FEES 40
         5.1      Non-Use Fee....................................................................................40
                  -----------
         5.2      Letter of Credit Fees..........................................................................41
                  ---------------------
         5.3      Paying Agent's Fees............................................................................41
                  -------------------

SECTION 6  INCREASE, REDUCTION OR TERMINATION OF THE REVOLVING COMMITMENT; PREPAYMENTS...........................41
           ---------------------------------------------------------------------------
         6.1      Increase, Reduction or Termination of the Revolving Commitment.................................41
                  --------------------------------------------------------------
                  6.1.1     Increase of the Revolving Commitment.................................................42
                            ------------------------------------
                  6.1.2     Voluntary Reduction or Termination of the Revolving Commitment.......................42
                            --------------------------------------------------------------
                  6.1.3     All Reductions of the Revolving Commitment...........................................43
                            ------------------------------------------
         6.2      Repayments.....................................................................................43
                  ----------
                  6.2.1     Voluntary Repayments.................................................................43
                            --------------------
                  6.2.2     Mandatory Repayments.................................................................43
                            --------------------
         6.3      Manner of Repayments...........................................................................44
                  --------------------
                  6.3.1     Partial Repayments...................................................................44
                            ------------------
         6.4      Final Repayment................................................................................44
                  ---------------
                  6.4.1      Revolving Loans.....................................................................44
                             ---------------
SECTION 7  MAKING AND PRORATION OF PAYMENTS; SETOFF; TAXES.......................................................44
           -----------------------------------------------
         7.1      Making of Payments.............................................................................44
                  ------------------
         7.2      Application of Certain Payments................................................................44
                  -------------------------------
         7.3      Due Date Extension.............................................................................45
                  ------------------
         7.4      Setoff.........................................................................................45
                  ------
         7.5      Proration of Payments..........................................................................45
                  ---------------------
         7.6      Taxes..........................................................................................45
                  -----
SECTION 8  INCREASED COSTS; SPECIAL PROVISIONS FOR LIBOR LOANS...................................................47
           ---------------------------------------------------
         8.1      Increased Costs................................................................................47
                  ---------------
         8.2      Basis for Determining Interest Rate Inadequate or Unfair.......................................48
                  --------------------------------------------------------
         8.3      Changes in Law Rendering LIBOR Loans Unlawful..................................................49
                  ---------------------------------------------
         8.4      Funding Losses.................................................................................49
                  --------------
         8.5      Right of Lenders to Fund through Other Offices.................................................49
                  ----------------------------------------------
         8.6      Discretion of Lenders as to Manner of Funding..................................................50
                  ---------------------------------------------
         8.7      Mitigation of Circumstances; Replacement of Lenders............................................50
                  ---------------------------------------------------
         8.8      Conclusiveness of Statements; Survival of Provisions...........................................50
                  ----------------------------------------------------
SECTION 9  REPRESENTATIONS AND WARRANTIES........................................................................51
           ------------------------------
         9.1      Organization...................................................................................51
                  ------------
         9.2      Authorization; No Conflict.....................................................................51
                  --------------------------
         9.3      Validity and Binding Nature....................................................................51
                  ---------------------------
         9.4      Financial Condition............................................................................52
                  -------------------
         9.5      No Material Adverse Change.....................................................................52
                  --------------------------
         9.6      Litigation and Contingent Liabilities..........................................................52
                  -------------------------------------
         9.7      Ownership of Properties; Liens.................................................................52
                  ------------------------------
         9.8      Equity Ownership; Subsidiaries.................................................................52
                  ------------------------------
         9.9      Pension Plans..................................................................................53
                  -------------
         9.10     Investment Company Act.........................................................................53
                  ----------------------
         9.11     Regulation U...................................................................................54
                  ------------
         9.12     Taxes..........................................................................................54
                  -----
         9.13     Solvency, etc..................................................................................54
                  -------------
         9.14     Environmental Matters..........................................................................54
                  ---------------------
         9.15     Insurance......................................................................................55
                  ---------
         9.16     Real Property; Facility Leases and Facility Management Agreements..............................55
                  -----------------------------------------------------------------
         9.17     Information....................................................................................55
                  -----------
         9.18     Intellectual Property..........................................................................56
                  ---------------------
         9.19     Burdensome Obligations.........................................................................56
                  ----------------------
         9.20     Labor Matters..................................................................................56
                  -------------
         9.21     No Default.....................................................................................56
                  ----------
         9.22     Subordinated Debt..............................................................................56
                  -----------------

SECTION 10  AFFIRMATIVE COVENANTS................................................................................57
            ---------------------
         10.1     Reports, Certificates and Other Information....................................................57
                  -------------------------------------------
                  10.1.1     Annual Report.......................................................................57
                             -------------
                  10.1.2     Interim Reports.....................................................................57
                             ---------------
                  10.1.3     Compliance Certificates.............................................................57
                             -----------------------
                  10.1.4     Reports to the SEC and to Shareholders..............................................58
                             --------------------------------------
                  10.1.5     Notice of Default, Litigation and ERISA Matters.....................................58
                             -----------------------------------------------
                  10.1.6     Management Reports..................................................................59
                             ------------------
                  10.1.7     Projections.........................................................................59
                             -----------
                  10.1.8     Subordinated Debt Notices...........................................................59
                             -------------------------
         10.2     Books, Records and Inspections.................................................................60
                  ------------------------------
         10.3     Maintenance of Property; Insurance.............................................................61
                  ----------------------------------
         10.4     Compliance with Laws; Payment of Taxes and Liabilities.........................................62
                  ------------------------------------------------------
         10.5     Maintenance of Existence, etc..................................................................62
                  -----------------------------
         10.6     Use of Proceeds................................................................................63
                  ---------------
         10.7     Employee Benefit Plans.........................................................................63
                  ----------------------
         10.8     Environmental Matters..........................................................................63
                  ---------------------
         10.9     Further Assurances.............................................................................64
                  ------------------
SECTION 11  NEGATIVE COVENANTS...................................................................................65
            ------------------
         11.1     Debt...........................................................................................65
                  ----
         11.2     Liens..........................................................................................66
                  -----
         11.3     Restricted Payments............................................................................68
                  -------------------
         11.4     Mergers, Consolidations, Sales.................................................................68
                  ------------------------------
         11.5     Modification of Organizational Documents.......................................................70
                  ----------------------------------------
         11.6     Transactions with Affiliates...................................................................71
                  ----------------------------
         11.7     Unconditional Purchase Obligations.............................................................72
                  ----------------------------------
         11.8     Inconsistent Agreements........................................................................72
                  -----------------------
         11.9     Business Activities; Issuance of Equity........................................................72
                  ---------------------------------------
         11.10    Investments, Loans and Advances................................................................73
                  -------------------------------
         11.11    Restriction of Amendments to Certain Documents.................................................74
                  ----------------------------------------------
         11.12    Fiscal Year....................................................................................74
                  -----------
         11.13    Financial Covenants............................................................................74
                  -------------------
                  11.13.1   Fixed Charge Coverage Ratio..........................................................74
                            ---------------------------
                  11.13.2   Total Debt to EBITDA Ratio...........................................................74
                            --------------------------
         11.14    Repayment or Redemption of Debt; Cancellation of Debt..........................................75
                  -----------------------------------------------------
         11.15    Affiliate Amounts..............................................................................75
                  -----------------
SECTION 12  EFFECTIVENESS; CONDITIONS OF LENDING, ETC............................................................75
            ------------------------------------------
         12.1     Initial Credit Extension.......................................................................76
                  ------------------------
                  12.1.1      Notes..............................................................................76
                              -----
                  12.1.2      Authorization Documents............................................................76
                              -----------------------
                  12.1.3      Consents, etc......................................................................76
                              -------------
                  12.1.4     Guaranty and Collateral Agreement...................................................76
                             ---------------------------------
                  12.1.5      Perfection Certificate.............................................................76
                              ----------------------
                  12.1.6     Opinions of Counsel.................................................................77
                             -------------------


                  12.1.7      Insurance..........................................................................77
                              ---------
                  12.1.8      Copies of Documents................................................................77
                              -------------------
                  12.1.9      Payment of Fees....................................................................77
                              ---------------
                  12.1.10   Solvency Certificate.................................................................77
                            --------------------
                  12.1.11   Pro Forma............................................................................77
                            ---------
                  12.1.12   Search Results; Lien Terminations....................................................77
                            ---------------------------------
                  12.1.13   Filings, Registrations and Recordings................................................78
                            -------------------------------------
                  12.1.14   Closing Certificate, Consents and Permits............................................78
                            -----------------------------------------
                  12.1.15   Obligations Senior...................................................................78
                            ------------------
                  12.1.16   Redemption Notice....................................................................78
                            -----------------
                  12.1.17   Other................................................................................79
                            -----
         12.2     Conditions.....................................................................................79
                  ----------
                  12.2.1     Compliance with Warranties, No Default, etc.........................................79
                             --------------------------------------------
                  12.2.2     Confirmatory Certificate............................................................79
                             ------------------------
                  12.2.3     Real Estate Documents...............................................................79
                             ---------------------
SECTION 13  EVENTS OF DEFAULT AND THEIR EFFECT...................................................................81
            ----------------------------------
         13.1     Events of Default..............................................................................81
                  -----------------
                  13.1.1     Non-Payment of the Loans, etc.......................................................81
                             -----------------------------
                  13.1.2     Non-Payment of Other Debt...........................................................81
                             -------------------------
                  13.1.3     Other Material Obligations..........................................................81
                             --------------------------
                  13.1.4     Bankruptcy, Insolvency, etc.........................................................81
                             ---------------------------
                  13.1.5     Non-Compliance with Loan Documents..................................................82
                             ----------------------------------
                  13.1.6     Representations; Warranties.........................................................82
                             ---------------------------
                  13.1.7     Pension Plans.......................................................................82
                             -------------
                  13.1.8     Judgments...........................................................................83
                             ---------
                  13.1.9     Invalidity of Collateral Documents, etc.............................................83
                             ---------------------------------------
                  13.1.10  Invalidity of Subordination Provisions, etc...........................................83
                           -------------------------------------------
                  13.1.11  Change of Control.....................................................................83
                           -----------------
                  13.1.12  Material Adverse Effect...............................................................83
                           -----------------------
         13.2     Effect of Event of Default.....................................................................83
                  --------------------------
SECTION 14  THE AGENT............................................................................................84
            ---------
         14.1     Appointment and Authorization..................................................................84
                  -----------------------------
         14.2     Issuing Lender, LaSalle and Wells..............................................................84
                  ---------------------------------
         14.3     Delegation of Duties...........................................................................85
                  --------------------
         14.4     Exculpation of Agents..........................................................................85
                  ---------------------
         14.5     Reliance by Agents.............................................................................86
                  ------------------
         14.6     Notice of Default..............................................................................86
                  -----------------
         14.7     Credit Decision................................................................................87
                  ---------------
         14.8     Indemnification................................................................................87
                  ---------------
         14.9     Agent in Individual Capacity...................................................................88
                  ----------------------------
         14.10    Successor Agent................................................................................88
                  ---------------
         14.11    Collateral Matters.............................................................................89
                  ------------------
         14.12    Paying Agent May File Proofs of Claim..........................................................89
                  -------------------------------------
         14.13    Other Agents; Arrangers and Managers...........................................................90
                  ------------------------------------

SECTION 15  GENERAL..............................................................................................90
            -------
         15.1     Waiver; Amendments.............................................................................90
                  ------------------
         15.2     Confirmations..................................................................................91
                  -------------
         15.3     Notices........................................................................................91
                  -------
         15.4     Computations...................................................................................92
                  ------------
         15.5     Costs, Expenses and Taxes......................................................................92
                  -------------------------
         15.6     Assignments; Participations....................................................................92
                  ---------------------------
                  15.6.1   Assignments...........................................................................92
                           -----------
                  15.6.2   Participations........................................................................94
                           --------------
         15.7     Register.......................................................................................94
                  --------
         15.8     GOVERNING LAW..................................................................................95
                  -------------
         15.9     Confidentiality................................................................................95
                  ---------------
         15.10    Severability...................................................................................95
                  ------------
         15.11    Nature of Remedies.............................................................................96
                  ------------------
         15.12    Entire Agreement...............................................................................96
                  ----------------
         15.13    Counterparts...................................................................................96
                  ------------
         15.14    Successors and Assigns.........................................................................96
                  ----------------------
         15.15    Captions.......................................................................................97
                  --------
         15.16    Patriot Act Notice.............................................................................97
                  ------------------
         15.17    INDEMNIFICATION BY THE COMPANY.................................................................97
                  ------------------------------
         15.18    Nonliability of Lenders........................................................................98
                  -----------------------
         15.19    FORUM SELECTION AND CONSENT TO JURISDICTION....................................................99
                  -------------------------------------------
         15.20    WAIVER OF JURY TRIAL...........................................................................99
                  --------------------
         15.21    No Advisory or Fiduciary Responsibility........................................................99
                  ---------------------------------------
         15.22    USA PATRIOT Act Notice........................................................................100
                  ----------------------
         15.23    Waiver of Notice of Termination...............................................................100
                  -------------------------------

                                     ANNEXES

ANNEX A                    Lenders and Pro Rata Shares
ANNEX B                    Addresses for Notices

                                    SCHEDULES

SCHEDULE 1.1      Existing Letters of Credit
SCHEDULE 1.2      Non-Guarantor Joint Ventures
SCHEDULE 9.6      Litigation and Contingent Liabilities
SCHEDULE 9.8      Equity Ownership; Subsidiaries
SCHEDULE 9.14     Underground Storage Tanks
SCHEDULE 9.15     Insurance
SCHEDULE 9.16     Real Property; Facility Leases and Facility Management
                  Agreements
SCHEDULE 9.20     Labor Matters
SCHEDULE 11.1     Existing Debt
SCHEDULE 11.2     Existing Liens
SCHEDULE 11.10    Investments
SCHEDULE 11.15    Management Fees

                                    EXHIBITS

EXHIBIT A                  Form of Note
EXHIBIT B                  Form of Compliance Certificate
EXHIBIT C                  Form of Assignment Agreement
EXHIBIT D                  Form of Loan Notice

                              AMENDED AND RESTATED
                                CREDIT AGREEMENT

         THIS AMENDED AND RESTATED CREDIT AGREEMENT dated as of June 29, 2006 (this "Agreement") is entered into among STANDARD PARKING CORPORATION (the "Company"), the financial institutions that are or may from time to time become parties hereto (the "Lenders"), which, unless the context indicates otherwise, shall include LASALLE BANK NATIONAL ASSOCIATION (in its individual capacity, "LaSalle") and WELLS FARGO BANK, N.A. (in its individual capacity, "Wells") as the issuers of any Existing Letters of Credit, BANK OF AMERICA, N.A. (in its individual capacity, "Bank of America"), as a Lender, as Paying Agent and as Co-Administrative Agent for the Lenders, LaSalle, as a Lender and as Co-Administrative Agent and Wells, as a Lender and as Syndication Agent for the Lenders, and amends and restates that certain Credit Agreement, dated as of June 2, 2004 (as amended or otherwise modified prior to the date hereof, the "Existing Credit Agreement") among the Company, each lender from time to time party thereto, LaSalle as the issuer of any Existing Letters of Credit, as a lender and as administrative agent, and Wells as the issuer of any Existing Letters of Credit, as a lender and syndication agent.

         The Lenders have agreed to make available to the Company a revolving credit facility (which includes letters of credit) upon the terms and conditions set forth herein.

         In consideration of the mutual agreements herein contained, the parties hereto agree as follows:


                                    SECTION 1

                                   DEFINITIONS

         1.1      Definitions.

         When used herein the following terms shall have the following meanings:

         Account Debtor is defined in the Guaranty and Collateral Agreement.

         Account or Accounts is defined in the UCC.

         Acquired Debt means mortgage Debt or Debt with respect to Capital Leases of a Person existing at the time such Person became a Subsidiary or assumed by the Company or a Subsidiary of the Company pursuant to an Acquisition permitted hereunder (and not created or incurred in connection with or in anticipation of such Acquisition).

         Acquisition means any transaction or series of related transactions for the purpose of or resulting, directly or indirectly, in (a) the acquisition of all or substantially all of the assets of a Person, or of all or substantially all of any business or division of a Person, (b) the acquisition of in excess of 50% of the Capital Securities of any Person, or otherwise causing any Person to become a Subsidiary, or (c) the acquisition of another Person pursuant to a merger or consolidation or any other combination with such Person (other than a Person that is already a Subsidiary).

         Adjusted Off-Balance Sheet Liabilities of a Person means, Off-Balance Sheet Liabilities of such Person and its Subsidiaries, excluding (i) all Facility Leases, Ordinary Course Equipment Leases and Facility Management Agreements of such Person's and its Subsidiaries' businesses, and (ii) payments required pursuant to that certain Executive Parking Management Agreement dated as of May 1, 1998, together with the First Amendment thereto dated as of August 1, 1999, by and among the Company, D&E Parking, Inc., Edward B. Simmons and Dale
G. Stark.

         Affected Loan - see Section 8.3.

         Affiliate of any Person means (a) any other Person which, directly or indirectly, controls or is controlled by or is under common control with such Person, (b) any "executive" officer (as defined under the Exchange Act and the Regulations thereunder) or director of such Person and (c) with respect to any Lender, any entity administered or managed by such Lender or an Affiliate or investment advisor thereof and which is engaged in making, purchasing, holding or otherwise investing in commercial loans. A Person shall be deemed to be "controlled by" any other Person if such Person possesses, directly or indirectly, power to vote 10% or more of the securities (on a fully diluted basis) having ordinary voting power for the election of directors or managers or power to direct or cause the direction of the management and policies of such Person whether by contract or otherwise. Unless expressly stated otherwise herein, neither the Paying Agent, the Collateral Agent, nor any Lender shall be deemed an Affiliate of any Loan Party.

         Agreement - see the Preamble.

         Applicable Margin means, for any day, the rate per annum set forth below opposite the level (the "Level") then in effect, it being understood that the Applicable Margin for (i) LIBOR Loans shall be the percentage set forth under the column "LIBOR Margin", (ii) Base Rate Loans shall be the percentage set forth under the column "Base Rate Margin", (iii) the Non-Use Fee Rate shall be the percentage set forth under the column "Non-Use Fee Rate" and (iv) the L/C Fee shall be the percentage set forth under the column "L/C Fee Rate":


-------------------------------------------------------------------------------------------------
  Level            Total Debt              LIBOR        Base Rate       Non-Use       L/C Fee
                to EBITDA Ratio           Margin         Margin        Fee Rate        Rate

-------------------------------------------------------------------------------------------------
    I     Greater than or equal to         2.25%          0.75%         0.375%         2.25%
          4.0:1
-------------------------------------------------------------------------------------------------
   II     Greater than or equal to         2.00%          0.50%         0.375%         2.00%
          3.5:1 but less than 4.0:1
-------------------------------------------------------------------------------------------------
   III    Greater than or equal to         1.75%          0.25%          0.30%         1.75%
          3.0:1 but less than 3.5:1
-------------------------------------------------------------------------------------------------
   IV     Greater than or equal to        1.625%         0.125%          0.30%        1.625%
          2.5:1 but less than 3.0:1
-------------------------------------------------------------------------------------------------
    V     Less than 2.5:1                  1.50%          0.00%          0.25%         1.50%
-------------------------------------------------------------------------------------------------

                           The LIBOR Margin, the Base Rate Margin, the Non-Use
                  Fee Rate and the L/C Fee Rate shall be adjusted, to the extent applicable, on the fifth (5th) Business Day after the Company provides the annual and quarterly financial statements and other information pursuant to Section 10.1.1 or 10.1.2, as applicable, and the related Compliance Certificate, pursuant to Section 10.1.3. Notwithstanding anything contained in this paragraph to the contrary, (a) during the period from the Closing Date through the fifth (5th) Business Day after the Company provides the quarterly financial statements and other information pursuant to Section 10.1.2, and the related Compliance Certificate pursuant to Section 10.1.3 for the four fiscal quarter period ending June 30, 2006, the LIBOR Margin, the Base Rate Margin, the Non-Use Fee Rate and the L/C Fee Rate shall be based upon Level II, (b) if the Company fails to deliver such financial statements and Compliance Certificate in accordance with the provisions of Section 10.1.1, 10.1.2 and 10.1.3, the LIBOR Margin, the Base Rate Margin, the Non-Use Fee Rate and the L/C Fee Rate shall be based upon Level I above beginning on the date such financial statements and Compliance Certificate were required to be delivered until the fifth (5th) Business Day after such financial statements and Compliance Certificate are actually delivered, whereupon the Applicable Margin shall be determined by the then current Level; and (c) no reduction to any Applicable Margin shall become effective at any time when an Event of Default has occurred and is continuing.

         Asset Disposition - see Section 11.4(b).

         Assignee - see Section 15.6.1.

         Assignment Agreement - see Section 15.6.1.

         Attorney Costs means, with respect to any Person, all reasonable fees and charges of any external counsel to such Person, all reasonable disbursements of such counsel and all court costs and similar legal expenses.

         Availability Period means, with respect to the Commitments, the period from and including the Closing Date to the earliest of (a) the Termination Date,
(b) the date of termination of the Revolving Commitment pursuant to Section 6.1.2, and (c) the date of termination of the commitment of each Lender to make Loans and of the obligation of the Issuing Lenders to make L/C Credit Extensions pursuant to Section 13.2.

         Bank of America - see the Preamble.

         Bank Product Agreements means those certain cash management service agreements entered into from time to time between any Loan Party and a Lender or its Affiliates in connection with any of the Bank Products.

         Bank Product Obligations means all obligations, liabilities, contingent reimbursement obligations, fees, and expenses owing by the Loan Parties to any Lender or its Affiliates pursuant to or evidenced by the Bank Product Agreements and irrespective of whether for the payment of money, whether direct or indirect, absolute or contingent, due or to become due, now existing or hereafter arising, and including all such amounts that a Loan Party is obligated to reimburse to the Paying Agent or any Lender as a result of the Paying Agent or such Lender purchasing participations or executing indemnities or reimbursement obligations with respect to the Bank Products provided to the Loan Parties pursuant to the Bank Product Agreements.

         Bank Products means any service or facility extended to any Loan Party by any Lender or its Affiliates including: (a) credit cards, (b) credit card processing services, (c) debit cards, (d) purchase cards, (e) ACH Transactions,
(f) cash management, including controlled disbursement, accounts or services, or
(g) Hedging Agreements.

         BAS means Banc of America Securities LLC, in its capacity as joint lead arranger and sole book manager.

         Base Rate means for any day a fluctuating rate per annum equal to the higher of (a) the Federal Funds Rate plus 0.50% and (b) the rate of interest in effect for such day as publicly announced from time to time by Bank of America as its "prime rate." The "prime rate" is a rate set by Bank of America based upon various factors including Bank of America's costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above, or below such announced rate. Any change in the "prime rate" announced by Bank of America shall take effect at the opening of business on the day specified in the public announcement of such change

         Base Rate Loan means any Loan which bears interest at or by reference to the Base Rate.

         Base Rate Margin - see the definition of Applicable Margin.

         Borrowing means a borrowing consisting of simultaneous Loans of the same Type and, in the case of LIBOR Loans, having the same Interest Period made by each of the Lenders pursuant to Section 2.01.

         BSA -  see Section 10.4.

         Business Day means any day on which Bank of America is open for commercial banking business in Chicago, Illinois and, in the case of a Business Day which relates to a LIBOR Loan, on which dealings are carried on in the London interbank eurodollar market.

         Capital Expenditures means all expenditures which, in accordance with GAAP, would be required to be capitalized and shown on the consolidated balance sheet of the Company, including expenditures in respect of Capital Leases, but excluding expenditures made in connection with the replacement, substitution or restoration of assets to the extent financed (a) from insurance proceeds (or other similar recoveries) paid on account of the loss of or damage to the assets being replaced or restored or (b) with awards of compensation arising from the taking by eminent domain or condemnation of the assets being replaced.

         Capital Lease means, with respect to any Person, any lease of (or other agreement conveying the right to use) any real or personal property by such Person that, in accordance with GAAP, is accounted for as a capital lease on the balance sheet of such Person.

         Capital Securities means, with respect to any Person, all shares, interests, participations or other equivalents (however designated, whether voting or non-voting) of such Person's capital, whether now outstanding or issued or acquired after the Closing Date, including common shares, preferred shares, membership interests in a limited liability company, limited or general partnership interests in a partnership, interests in a Trust, interests in other unincorporated organizations or any other equivalent of such ownership interest.

         Cash Collateralize means to deliver cash collateral to the Collateral Agent, to be held as cash collateral for outstanding Letters of Credit, the Existing Letters of Credit and other L/C Obligations pursuant to documentation reasonably satisfactory to the Collateral Agent, the Issuing Lenders (with respect to Letters of Credit) and LaSalle and Wells (with respect to Existing Letters of Credit). Derivatives of such term have corresponding meanings.

         Cash Equivalent Investment means, at any time, (a) any evidence of Debt, maturing not more than one year after such time, issued or guaranteed by the United States Government or any agency thereof, (b) commercial paper, maturing not more than one year from the date of issue, or corporate demand notes, in each case (unless issued by a Lender or its holding company) rated at least A-l by Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc. or P-l by Moody's Investors Service, Inc., (c) any certificate of deposit, time deposit or banker's acceptance, maturing not more than one year after such time, or any overnight Federal Funds transaction that is issued or sold by any Lender or its holding company (or by a commercial banking institution that is a member of the Federal Reserve System and has a combined capital and surplus and undivided profits of not less than $500,000,000), (d) any repurchase agreement entered into with any Lender (or commercial banking institution of the nature referred to in clause (c)) which (i) is secured by a fully perfected security interest in any obligation of the type described in any of clauses (a) through (c) above and (ii) has a market value at the time such repurchase agreement is entered into of not less than 100% of the repurchase obligation of such Lender (or other commercial banking institution) thereunder and (e) money market accounts or mutual funds which invest exclusively in assets satisfying the foregoing requirements, and (f) other short term liquid investments approved in writing by the Paying Agent.

         Change of Control means the occurrence of any of the following: (i) the sale, lease, transfer, conveyance or other disposition (other than in a transaction described in clause (vi) below), in one or a series of related transactions, of all or substantially all of the assets of the Company and its Subsidiaries, taken as a whole, to any "person" (as such term is used in subsection 13(d)(3) of the Exchange Act), (ii) the adoption of a plan relating to the liquidation or dissolution of the Company, (iii) the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any "person" (as defined above), other than John V. Holten and/or his Related Parties, becomes the "beneficial owner" (as such term is defined in Rule 13d-3 and Rule 13d-5 under the Exchange Act, except that a person shall be deemed to have "beneficial ownership" of all securities that such person has the right to acquire, whether such right is currently exercisable or is exercisable only upon the occurrence of a subsequent condition; provided, however, that a bona fide pledgee shall not be deemed to be the beneficial owner of such pledged securities until the pledgee has taken all formal steps necessary which are required to declare a default and determines that the power to vote or to direct the vote or to dispose or to direct the disposition of such pledged securities will be exercised), directly or indirectly, of more than 50% of the Voting Stock of the Company (measured by voting power rather than number of shares), (iv) the first day on which a majority of the members of the Board of Directors of the Company are not Continuing Directors, (v)(a) the occurrence of any "Change of Control" as defined in the 9 1/4% Note Documents during such time as the 9 1/4% Notes remain outstanding, or (b) the occurrence of any change of control or similar provision in any other Subordinated Debt, the Series D Preferred Stock (during such time as any Series D Preferred Stock remains outstanding) or any other preferred Capital Stock of the Company, or (vi) the Company consolidates with, or merges with or into, any Person or sells, assigns, conveys, transfers, leases or otherwise disposes of all or substantially all of its assets to any Person, or any Person consolidates with, or merges with or into, the Company, in any such event pursuant to a transaction in which more than thirty percent (30%) of the outstanding Voting Stock of the Company is converted into or exchanged for cash, securities or other property.

          Closing Date -  see Section 12.1.

          Co-Administrative Agents means Bank of America and LaSalle in their capacities as co-administrative agents for the Lenders hereunder and any successors thereto in such capacity.

         Code means the Internal Revenue Code of 1986.

         Collateral Access Agreement means an agreement in form and substance reasonably satisfactory to the Collateral Agent pursuant to which a mortgagee or lessor of real property on which collateral is stored or otherwise located, or a warehouseman, processor or other bailee of Inventory or other property owned by any Loan Party, acknowledges the Liens of the Collateral Agent and waives any Liens held by such Person on such property, and, in the case of any such agreement with a mortgagee or lessor, permits the Collateral Agent reasonable access to and use of such real property following the occurrence and during the continuance of an Event of Default to assemble, complete and sell any collateral stored or otherwise located thereon.

         Collateral Agent means Bank of America in its capacity as collateral agent for the Lenders under the Loan Documents and any successor thereto in such capacity.

         Collateral Documents means, collectively, the Guaranty and Collateral Agreement, each Mortgage, each Collateral Access Agreement, each Perfection Certificate and any other agreement or instrument pursuant to which the Company, any Subsidiary or any other Person grants or purports to grant collateral to the Collateral Agent for the benefit of the Lenders or otherwise relates to such collateral.

         Commitment means, as to any Lender, such Lender's commitment to make Loans, and participate in Letters of Credit and Existing Letters of Credit, under this Agreement. The initial amount of each Lender's commitment to make Loans and participate in Letters of Credit and Existing Letters of Credit is set forth on Annex A, as it may be amended, restated, modified or supplemented and in effect from time to time.

         Company -  see the Preamble.

         Compliance Certificate means a Compliance Certificate in substantially the form of Exhibit B.

         Computation Period means each period of four consecutive Fiscal Quarters ending on the last day of a Fiscal Quarter.

         Consolidated Net Income means, with respect to the Company and its Subsidiaries for any period, the net income (or loss) of the Company and its Subsidiaries for such period, determined in accordance with GAAP.

         Contingent Liability means, with respect to any Person, each obligation and liability of such Person and all such obligations and liabilities of such Person incurred pursuant to any agreement, undertaking or arrangement by which such Person: (a) guarantees, endorses or otherwise becomes or is contingently liable upon (by direct or indirect agreement, contingent or otherwise, to provide funds for payment, to supply funds to, or otherwise to invest in, a debtor, or otherwise to assure a creditor against loss) the indebtedness, dividend, obligation or other liability of any other Person in any manner (other than by endorsement of instruments in the course of collection), including any indebtedness, dividend or other obligation which may be issued or incurred at some future time; (b) guarantees the payment of dividends or other distributions upon the Capital Securities of any other Person; (c) undertakes or agrees (whether contingently or otherwise): (i) to purchase, repurchase, or otherwise acquire any indebtedness, obligation or liability of any other Person or any property or assets constituting security therefor, (ii) to advance or provide funds for the payment or discharge of any indebtedness, obligation or liability of any other Person (whether in the form of loans, advances, stock purchases, capital contributions or otherwise), or to maintain solvency, assets, level of income, working capital or other financial condition of any other Person, or
(iii) to make payment to any other Person other than for value received; (d) agrees to lease property or to purchase securities, property or services from another Person with the purpose or intent of assuring any owner of indebtedness or obligations of such other Person of the ability of such other Person to make payment of such indebtedness or obligations; (e) to induce the issuance of, or in connection with the issuance of, any letter of credit for the benefit of such other Person; or (f) undertakes or agrees otherwise to assure a creditor against loss; provided, however, for purposes of calculating compliance with Section 11.13, Contingent Liabilities shall exclude indorsements of instruments for deposit or collection in the ordinary course of business and all Off-Balance Sheet Liabilities of such Person, except for the Adjusted Off-Balance Sheet Liabilities. The amount of any Contingent Liability shall (subject to any limitation set forth herein) be deemed to be the outstanding principal amount (or maximum permitted principal amount, if larger) of the indebtedness, obligation or other liability guaranteed or supported thereby.

         Continuing Directors means, as of any date of determination, any member of the Board of Directors of the Company who (i) was a member of such Board of Directors on the Closing Date or (ii) was nominated for election or elected to such Board of Directors with the approval of (a) a majority of the Continuing Directors who were members of such Board at the time of such nomination or election, or (b) John V. Holten and/or his Related Parties as holder of a majority of the Voting Stock of the Company prior to any other Change of Control.

         Controlled Group means all members of a controlled group of corporations, all members of a controlled group of trades or businesses (whether or not incorporated) under common control and all members of an affiliated service group which, together with the Company or any of its Subsidiaries, are treated as a single employer under Section 414 of the Code or Section 4001 of ERISA.

         Debt of any Person means, without duplication, (a) all indebtedness of such Person, for borrowed money, whether or not evidenced by bonds, debentures, notes or similar instruments, (b) all obligations of such Person as lessee under Capital Leases which have been or should be recorded as liabilities on a balance sheet of such Person in accordance with GAAP, (c) all obligations of such Person to pay the deferred purchase price of property or services (excluding trade accounts payable in the ordinary course of business), (d) all indebtedness secured by a Lien on the property of such Person, whether or not such indebtedness shall have been assumed by such Person; provided that if such Person has not assumed or otherwise become liable for such indebtedness, such indebtedness shall be measured at the fair market value of such property securing such indebtedness at the time of determination, (e) all obligations, contingent or otherwise, with respect to the face amount of all letters of credit (whether or not drawn), bankers' acceptances and similar obligations issued for the account of such Person (including the Letters of Credit and the Existing Letters of Credit), (f) all Hedging Obligations of such Person, (g) all Contingent Liabilities of such Person, (h) any liability of such Person for Earnouts, (i) Off-Balance Sheet Liabilities of such Person, (j) all Debt of any partnership of which such Person is a general partner, and (k) all Disqualified Stock of such Person (provided that other Capital Securities that do not constitute Disqualified Stock shall not constitute Debt, regardless of any changes in GAAP). Notwithstanding the foregoing, Debt shall not include advances to the Company from customers in connection with Facility Leases and Facility Management Agreements of the Company in the ordinary course of business.

         Defaulting Lender means any Lender that (a) has failed to fund any portion of the Loans, participations in L/C Obligations or participations in Swing Line Loans required to be funded by it hereunder within one Business Day of the date required to be funded by it hereunder, (b) has otherwise failed to pay over to the Paying Agent or any other Lender any other amount required to be paid by it hereunder within one Business Day of the date when due, unless the subject of a good faith dispute, or (c) has been deemed insolvent or become the subject of a bankruptcy or insolvency proceeding.

         Designated Proceeds - see Section 6.2.2(a).

         Disqualified Stock means any class of Capital Security that, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or redeemable at the option of the holder thereof, in whole or in part, or otherwise has any distributions or other payments which are mandatory or otherwise required at any time on or prior to the date that is one year after the Termination Date, provided that any payment that is required solely due to a customary change of control provision not more restrictive than the Change of Control default in this Agreement shall not cause such class of Capital Security to be deemed Disqualified Stock.

         Dollar and the sign "$" mean lawful money of the United States of America.

         Domestic Subsidiary means each present and future Subsidiary of the Company which is not a Foreign Subsidiary.

         Earnouts means any payment which may be owing by any Person in connection with any Permitted Acquisition, which payment is contingent upon the earnings or other financial performance of the assets or stock being acquired pursuant to such Permitted Acquisition.

         EBITDA means, for any Computation Period, the sum of (A) Consolidated Net Income for such Computation Period, excluding, to the extent reflected in determining such Consolidated Net Income: (i) the income of any Person accrued prior to the date it becomes a Subsidiary of the Company or is merged into or consolidated with the Company or any of its Subsidiaries or that Person's assets are acquired by the Company or any of its Subsidiaries, (ii) the proceeds of any insurance policy, (iii) gains (but not losses) from the sale, exchange, transfer or other disposition of property or assets not in the ordinary course of business of the Company and its Subsidiaries, and related tax effects in accordance with GAAP, (iv) any other extraordinary or non-recurring gains or other gains not from continuing operations of the Company or its Subsidiaries, and related tax effects in accordance with GAAP, (v) the income of any Person (including without limitation any Subsidiary or Joint Venture, but excluding any Wholly Owned Subsidiary) in which any Person other than the Company or any of its Subsidiaries has a joint interest or partnership interest or other ownership interest, to the extent that the declaration or payment of dividends or similar distributions by that Subsidiary or Joint Venture is not at the time permitted by operation of the terms of its charter or of any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Subsidiary or Joint Venture, except to the extent of the amount of dividends or other distributions that are actually paid in cash to the Company during such period, (vi) extraordinary non-cash losses and non-recurring non-cash charges, (vii) income taxes, (viii) minority interests, (ix) interest income net of Interest Expense, as defined in accordance with GAAP, (x) depreciation and amortization expense, (xi) any other extraordinary or non-recurring amounts or other amounts received by the Company or any of its Subsidiaries from, or in respect of, any disposition or termination of any Facility Lease or Facility Management Agreement of the Company or its Subsidiaries, provided that, any such amount arising from a single transaction shall only be excluded from Consolidated Net Income if it equals or exceeds $250,000, (xii) costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby, (xiii) any non-cash gains or losses under any Hedging Obligation, (xiv) with respect to the fourth fiscal quarter of 2005, expenses incurred in such fiscal quarter up to $500,000 relating to the termination of a proposed Acquisition, (xv) expenses incurred in the third and fourth fiscal quarters of 2005 in an aggregate amount not to exceed $300,000 relating to the termination of a management contract for a facility in the Midwest and (xvi) any cash or non-cash losses or charges related to Hurricane Katrina, plus (B) EBITDA, as calculated herein, of any Person related to any Permitted Acquisition consummated during such Computation Period, calculated, upon the Paying Agent's reasonable consent, as if such Permitted Acquisition had occurred on the first day of the relevant Computation Period.

         Environmental Claims means all claims, however asserted, by any governmental, regulatory or judicial authority or other Person alleging potential liability or responsibility for violation of any Environmental Law, or for release or injury to the environment.

         Environmental Laws means all present or future federal, state or local laws, statutes, common law duties, rules, regulations, ordinances and codes, together with all administrative or judicial orders, consent agreements, directed duties, requests, licenses, authorizations and permits of, and agreements with, any governmental authority, in each case relating to any matter arising out of or relating to public health and safety, or pollution or protection of the environment or workplace, including any of the foregoing relating to the presence, use, production, generation, handling, transport, treatment, storage, disposal, distribution, discharge, emission, release, threatened release, control or cleanup of any Hazardous Substance.

         ERISA means the Employee Retirement Income Security Act of 1974.

         Event of Default means any of the events described in Section 13.1.

         Exchange Act means the Securities Exchange Act of 1934, as amended.

         Excluded Taxes means taxes based upon, or measured by, the Lender's or Paying Agent's (or a branch of the Lender's or Paying Agent's) overall net income, overall net receipts, or overall net profits (including franchise taxes imposed in lieu of such taxes).

         Existing Credit Agreement - see the Preamble.

         Existing Letter of Credit means any letter of credit described on
Schedule 1.1, as it may be amended or modified from time to time, issued by LaSalle or Wells prior to the Closing Date which has not expired or been drawn in full and reimbursed as of the Closing Date.

         Facility Leases means agreements for the lease by the Company or any of its Subsidiaries or Joint Ventures of real estate utilized as a vehicle parking facility and/or for ancillary parking and transportation services.

         Facility Management Agreement means any agreement (other than the Facility Leases), for the provision by the Company or any of its Subsidiaries or Joint Ventures of services for the management or operation of a vehicle parking facility and/or ancillary parking and transportation services, including without limitation any such agreement designated as a management agreement, parking enforcement agreement, operating agreement or license agreement.

         Federal Funds Rate means, for any day, the rate per annum equal to the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day; provided that (a) if such day is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and (b) if no such rate is so published on such next succeeding Business Day, the Federal Funds Rate for such day shall be the average rate (rounded upward, if necessary, to a whole multiple of 1/100 of 1%) charged to Bank of America on such day on such transactions as determined by the Paying Agent.

         Fee Letter means the fee letter dated June 5, 2006 between the Company, Bank of America and BAS.

         Fiscal Quarter means a fiscal quarter of a Fiscal Year.

         Fiscal Year means the fiscal year of the Company and its Subsidiaries, which period shall be the 12-month period ending on December 31 of each year. References to a Fiscal Year with a number corresponding to any calendar year (e.g., "Fiscal Year 2005") refer to the Fiscal Year ending on December 31 of such calendar year.

         Fixed Charge Coverage Ratio means, for any Computation Period, the ratio of (a) the total for such period of EBITDA minus the sum of income taxes paid or payable in cash by the Loan Parties and all Unfinanced Capital Expenditures to (b) the sum for such Computation Period of (i) cash Interest Expense net of any cash interest income plus (ii) required payments of principal of Funded Debt (excluding the Revolving Loans).

         Foreign Subsidiary means any present or future Subsidiary of the Company incorporated or formed in any jurisdiction other than any State or other political subdivision of the United States of America.

         FRB means the Board of Governors of the Federal Reserve System or any successor thereto.

         Funded Debt means, as to any Person, all Debt of such Person that matures more than one year from the date of its creation (or is renewable or extendible, at the option of such Person, to a date more than one year from such date).

         GAAP means generally accepted accounting principles set forth from time to time in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board (or agencies with similar functions of comparable stature and authority within the U.S. accounting profession) and the Securities and Exchange Commission, which are applicable to the circumstances as of the date of determination.

         Guarantor means each present and future Domestic Subsidiary of the Company (other than Atrium Parking, Inc., a Delaware corporation, H&T Investment Group, Inc., an Ohio corporation, S&J Parking Company, an Illinois corporation, Hawaii Parking Maintenance, Inc., an Hawaii corporation ("Hawaii Parking") and Tower Parking, Inc., a Delaware corporation ("Tower Parking")), each present and future Joint Venture of the Company (other than any present or future Joint Venture of the Company which is prohibited by its organizational documents from becoming a Guarantor, and which shall be identified on Schedule 1.2 attached hereto), or any other Person executing a Guaranty and Collateral Agreement at any time.

         Guaranty and Collateral Agreement means the Guaranty and Collateral Agreement dated as of the date hereof executed and delivered by the Company and each existing, new or future Guarantor, together with any joinders thereto and any other guaranty and collateral agreement executed by the Company and each existing, new or future Guarantor, in each case in form and substance satisfactory to the Collateral Agent.

         Hawaii Parking - see the definition of Guarantor.

         Hazardous Substances means (a) any petroleum or petroleum products, radioactive materials, asbestos in any form that is or could become friable, urea formaldehyde foam insulation, dielectric fluid containing levels of polychlorinated biphenyls, radon gas and mold; (b) any chemicals, materials, pollutant or substances defined as or included in the definition of "hazardous substances", "hazardous waste", "hazardous materials", "extremely hazardous substances", "restricted hazardous waste", "toxic substances", "toxic pollutants", "contaminants", "pollutants" or words of similar import, under any applicable Environmental Law; and (c) any other chemical, material or substance, the exposure to, or release of which is prohibited, limited or regulated by any governmental authority or for which any duty or standard of care is imposed pursuant to, any Environmental Law.

         Hedging Agreement means any interest rate, currency or commodity swap agreement, cap agreement or collar agreement, and any other agreement or arrangement designed to protect a Person against fluctuations in interest rates, currency exchange rates or commodity prices.

         Hedging Obligation means, with respect to any Person, any liability of such Person under any Hedging Agreement. The amount of any Person's obligation in respect of any Hedging Obligation shall be deemed to be the incremental obligation that would be reflected in the financial statements of such Person in accordance with GAAP.

         Honor Date - see Section 2.3.3(a).

         Indemnified Liabilities - see Section 15.17.

         Interest Expense means for any period the consolidated interest expense of the Company and its Subsidiaries for such period (including all imputed interest on Capital Leases).

         Interest Period means, as to any LIBOR Loan, the period commencing on the date such Loan is borrowed or continued as, or converted into, a LIBOR Loan and ending on the date one, two, three or six months thereafter as selected by the Company in its Loan Notice; provided that:

                  (a) if any Interest Period would otherwise end on a day that is not a Business Day, such Interest Period shall be extended to the following Business Day unless the result of such extension would be to carry such Interest Period into another calendar month, in which event such Interest Period shall end on the preceding Business Day;

                  (b) any Interest Period that begins on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period shall end on the last Business Day of the calendar month at the end of such Interest Period; and

                  (c) the Company may not select any Interest Period for a Revolving Loan which would extend beyond the scheduled Termination Date.

         Inventory is defined in the Guaranty and Collateral Agreement.

         Investment means, with respect to any Person, any investment in another Person, whether by acquisition of any debt or Capital Security, by making any loan or advance, by becoming obligated with respect to a Contingent Liability in respect of obligations of such other Person (other than travel and similar advances to employees in the ordinary course of business) or by making an Acquisition.

         ISP means, with respect to any Letter of Credit, the "International Standby Practices 1998" published by the Institute of International Banking Law & Practice (or such later version thereof as may be in effect at the time of issuance).

         Issuer Documents means with respect to any Letter of Credit or Existing Letter of Credit, the L/C Application, and any other document, agreement and instrument entered into by the applicable Issuing Lender, LaSalle or Wells, as applicable and the Company (or any Subsidiary) or in favor such Issuing Lender, LaSalle or Wells, as applicable and relating to any such Letter of Credit or Existing Letter of Credit.

         Issuing Lender means Bank of America, in its capacity as the issuer of Letters of Credit hereunder, or any Affiliate of Bank of America that may from time to time issue Letters of Credit, and any other Lender in its capacity as issuer of Letters of Credit who has been selected by the Company and who has agreed to act as an Issuing Lender hereunder in accordance with its terms and their successors and assigns in such capacity.

         Joint Venture means any corporation, limited or general partnership, limited liability company, association, trust or other business entity of which the Company or one or more of its Subsidiaries owns beneficially at least 25% but less than 100% of the Capital Securities of such Person.

         LaSalle - see the Preamble.

         L/C Advance means, with respect to each Lender, such Lender's funding of its participation in any L/C Borrowing in accordance with its Pro Rata Share.

         L/C Application means, with respect to any request for the issuance of a Letter of Credit, a letter of credit application in the form being used by the applicable Issuing Lender at the time of such request for the type of letter of credit requested.

         L/C Borrowing means an extension of credit resulting from a drawing under any Letter of Credit which has not been reimbursed on the date when made or refinanced as a Borrowing of Revolving Loans.

         L/C Credit Extension means, with respect to any Letter of Credit, the issuance thereof or extension of the expiry date thereof, or the increase of the amount thereof.

         L/C Fee Rate - see the definition of Applicable Margin.

         L/C Obligations means, as at any date of determination, without duplication, the aggregate amount available to be drawn under all outstanding Letters of Credit and Existing Letters of Credit plus the aggregate of all Unreimbursed Amounts, including all L/C Borrowings. For purposes of computing the amount available to be drawn under any Letter of Credit or any Existing Letter of Credit, the amount of such Letter of Credit or Existing Letter of Credit shall be determined in accordance with Section 2.3.11. For all purposes of this Agreement, if on any date of determination a Letter of Credit or Existing Letter of Credit has expired by its terms but any amount may still be drawn thereunder by reason of the operation of Rule 3.14 of the ISP, such Letter of Credit or Existing Letter of Credit shall be deemed to be "outstanding" in the amount so remaining available to be drawn.

         Lender - see the Preamble. References to the "Lenders" shall include any Issuing Lender; for purposes of clarification only, to the extent that Bank of America (or any other Issuing Lender) may have any rights or obligations in addition to those of the other Lenders due to its status as an Issuing Lender, its status as such will be specifically referenced. In addition to the foregoing, for the purpose of identifying the Persons entitled to share in the Collateral and the proceeds thereof under, and in accordance with the provisions of, this Agreement and the Collateral Documents, the term "Lender" shall include Affiliates of a Lender providing a Bank Product.

         Lender Party - see Section 15.17.

         Letter of Credit means any standby letter of credit issued hereunder.

         Letter of Credit Expiration Date means the day that is seven days prior to the Termination Date (or, if such day is not a Business Day, the next preceding Business Day).

         Letter of Credit Sublimit means an amount equal to the lesser of (a) the Revolving Commitment and (b) $50,000,000. The Letter of Credit Sublimit is part of, and not in addition to, the Revolving Commitment.

         LIBOR Base Rate means, for any Interest Period with respect to a LIBOR Loan, the rate per annum equal to the British Bankers Association LIBOR Rate ("BBA LIBOR"), as published by Reuters (or other commercially available source providing quotations of BBA LIBOR as designated by the Paying Agent from time to time) at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period, for Dollar deposits (for delivery on the first day of such Interest Period) with a term equivalent to such Interest Period. If such rate is not available at such time for any reason, then the "LIBOR Rate" for such Interest Period shall be the rate per annum determined by the Paying Agent to be the rate at which deposits in Dollars for delivery on the first day of such Interest Period in same day funds in the approximate amount of the LIBOR Loan being made, continued or converted by Bank of America and with a term equivalent to such Interest Period would be offered by Bank of America's London Branch to major banks in the London interbank eurodollar market at their request at approximately 11:00 a.m. (London time) two Business Days prior to the commencement of such Interest Period.

         LIBOR Loan means any Loan which bears interest at a rate determined by reference to the LIBOR Rate.

         LIBOR Margin - see the definition of Applicable Margin.

         LIBOR Office means with respect to any Lender the office or offices of such Lender which shall be making or maintaining the LIBOR Loans of such Lender hereunder. A LIBOR Office of any Lender may be, at the option of such Lender, either a domestic or foreign office.

         LIBOR Rate means for any Interest Period with respect to any LIBOR Loan, a rate per annum determined by the Paying Agent to be equal to the quotient obtained by dividing (a) the LIBOR Base Rate for such LIBOR Loan for such Interest Period by (b) one minus the LIBOR Reserve Percentage for such LIBOR Loan for such Interest Period.

         LIBOR Reserve Percentage means, for any day during any Interest Period, the reserve percentage (expressed as a decimal, carried out to five decimal places) in effect on such day, whether or not applicable to any Lender, under regulations issued from time to time by the FRB for determining the maximum reserve requirement (including any emergency, supplemental or other marginal reserve requirement) with respect to Eurocurrency funding (currently referred to as "Eurocurrency liabilities"). The LIBOR Rate for each outstanding LIBOR Loan shall be adjusted automatically as of the effective date of any change in the LIBOR Reserve Percentage.

         Lien means, with respect to any Person, any interest granted by such Person in any real or personal property, asset or other right owned or being purchased or acquired by such Person (including an interest in respect of a Capital Lease) which secures payment or performance of any obligation and shall include any mortgage, lien, encumbrance, title retention lien, charge or other security interest of any kind, whether arising by contract, as a matter of law, by judicial process or otherwise.

         Loan Documents means this Agreement, the Notes, the Letters of Credit, the Existing Letters of Credit, the Issuer Documents, the Fee Letter, the Collateral Documents, any Subordination Agreements and all documents, instruments and agreements delivered in connection with the foregoing.

         Loan Notice means a notice of (a) a Borrowing of Loans, (b) a conversion of Loans from one Type to the other, or (c) a continuation of LIBOR Loans, in each case pursuant to Section 2.2(a), which, if in writing, shall be substantially in the form of Exhibit D.

         Loan Party means the Company and each Subsidiary.

         Loan or Loans means, as the context may require, Revolving Loans, and/or Swing Line Loans.

         Mandatory Repayment Event - see Section 6.2.2(a).

         Margin Stock means any "margin stock" as defined in Regulation U.

         Material Adverse Effect means (i) a material adverse effect on the property, business, operations, financial condition, liabilities, prospects or capitalization of the Company and its Subsidiaries, taken as a whole, (ii) a material adverse effect on the ability of the Loan Parties to perform their collective obligations under the Loan Documents taken as a whole, or (iii) a material adverse effect on the rights and remedies of the Paying Agent, the Collateral Agent, the Issuing Lenders or the Lenders under the Loan Documents.

         Mortgage means a mortgage, deed of trust, leasehold mortgage or similar instrument granting the Collateral Agent a Lien on real property of any Loan Party.

         Multiemployer Pension Plan means a multiemployer plan, as defined in
Section 4001(a)(3) of ERISA, to which the Company or any other member of the Controlled Group may have any liability.

         Net Capital Expenditures shall mean Capital Expenditures, exclusive of
(i) any such Capital Expenditures financed on a non-recourse basis (i.e., on customary non-recourse terms and with recourse solely to the asset being financed with such non-recourse debt) by third parties which are not Affiliates of the Company, and (ii) Capital Expenditures which are incurred to complete a Permitted Acquisition.

         Net Cash Proceeds means:

         (a) with respect to any Asset Disposition, the aggregate cash proceeds (including cash proceeds received pursuant to policies of insurance or by way of deferred payment of principal pursuant to a note, installment receivable or otherwise, but only as and when received) received by any Loan Party pursuant to such Asset Disposition net of (i) the direct costs relating to such sale, transfer or other disposition (including sales commissions and legal, accounting and investment banking fees), (ii) taxes paid or reasonably estimated by the Company to be payable as a result thereof (after taking into account any available tax credits or deductions and any tax sharing arrangements) and (iii) amounts required to be applied to the repayment of any Debt secured by a Lien on the asset subject to such Asset Disposition (other than the Loans);

         (b) with respect to any issuance of Capital Securities, the aggregate cash proceeds received by any Loan Party pursuant to such issuance, net of the direct costs relating to such issuance (including sales and underwriters' commissions and legal, accounting and investment banking fees); and

         (c) with respect to any issuance of Debt, the aggregate cash proceeds received by any Loan Party pursuant to such issuance, net of the direct costs of such issuance (including up-front, underwriters' and placement fees, closing and commitment fees, and legal, accounting and investment banking fees).

         9 1/4% Note Indenture means that certain Indenture dated March 30, 1998, by and among the Company, "Subsidiary Guarantors" (as named therein), and U.S. Bank (as successor to State Street Bank and Trust Company) as trustee thereunder.

         9 1/4% Notes shall mean the 9 1/4% Senior Subordinated Notes issued by the Company in the original aggregate principal amount of $140,000,000 due 2008 issued pursuant to the 9 1/4% Note Indenture.

         9 1/4% Note Documents means the 9 1/4% Note Indenture, the 9 1/4% Notes and all agreements, instruments and documents executed in connection therewith at any time.

         Non-U.S. Participant - see Section 7.6(d).

         Non-Use Fee Rate - see the definition of Applicable Margin.

         Note means a promissory note substantially in the form of Exhibit A.

         Obligations means all obligations (monetary (including any interest, fees and charges that accrue after the commencement by or against the Company, any Loan Party or any Guarantor of any proceeding under any bankruptcy or insolvency law naming such Person as the debtor in such proceeding, regardless of whether such interest, fees and charges are allowed claims in such proceeding) or otherwise) of the Company and each Guarantor under this Agreement and any other Loan Document including Attorney Costs and any reimbursement obligations of the Company and each Guarantor in respect of Letters of Credit, Existing Letters of Credit and surety bonds, all Hedging Obligations permitted hereunder which are owed to any Lender or its Affiliate, and all Bank Products Obligations, all in each case howsoever created, arising or evidenced, whether direct or indirect, absolute or contingent, now or hereafter existing, or due or to become due.

         OFAC - see Section 10.4.

         Off-Balance Sheet Liabilities of a Person means, without duplication,
(a) Receivables Facility Attributed Indebtedness and any repurchase obligation or liability of such Person or any of its Subsidiaries with respect to Accounts or notes receivable sold by such Person or any of its Subsidiaries (calculated to include the unrecovered investment of purchasers or transferees of Accounts or any other obligation of such Person or such transferor to purchasers/transferees of interests in Accounts or notes receivable or the agent for such purchasers/transferees), (b) any liability of such Person or any of its Subsidiaries under any sale and leaseback transactions which do not create a liability on the consolidated balance sheet of such Person, (c) any liability of such Person or any of its Subsidiaries under any financing lease or so-called "synthetic" lease transaction, or (d) any obligations of such Person or any of its Subsidiaries arising with respect to any other transaction which is the functional equivalent of or takes the place of borrowing but which does not constitute a liability on the consolidated balance sheets of such Person and its Subsidiaries.

         Operating Lease means any lease of (or other agreement conveying the right to use) any real or personal property by any Loan Party, as lessee, other than any Capital Lease.

         Ordinary Course Capital Lease means a Capital Lease of computer systems, equipment or motor vehicles entered into by the Company or its Subsidiaries or Joint Ventures in the ordinary course of business in connection with performing its obligations under Facility Management Agreements or Facility Leases.

         Ordinary Course Equipment Lease means an Operating Lease of computer systems, equipment or motor vehicles entered into by the Company or its Subsidiaries or Joint Ventures in the ordinary course of business in connection with performing its obligations under Facility Management Agreements or Facility Leases.

          Ordinary Course Lease Termination means (i) the termination of an Ordinary Course Equipment Lease or an Ordinary Course Capital Lease pursuant to either (a) the termination of the related Facility Management Agreement or Facility Lease, or (b) a material modification of the related Facility Management Agreement or Facility Lease such that the items of equipment or motor vehicles which are leased under such Ordinary Course Equipment Lease or Ordinary Course Capital Lease are no longer needed or useful for the purposes of performance under such Facility Management Agreement or Facility Lease by the Company or the applicable Subsidiary, and (ii) termination of a Facility Lease or Facility Management Agreement that is no longer needed or useful in the business judgment of the Company.

         Ordinary Course Lease Termination Payments means payments of liquidated damages or accelerated rentals or similar amounts which are paid under the terms of an Ordinary Course Equipment Lease, Ordinary Course Capital Lease, Facility Management Agreement or Facility Lease pursuant to an Ordinary Course Lease Termination thereof at or prior to expiration of the then-applicable respective terms thereunder.

         Outstanding Amount means (i) with respect to any Loans on any date, the aggregate outstanding principal amount thereof after giving effect to any borrowings and prepayments or repayments of any Loans occurring on such date; and (ii) with respect to any L/C Obligations on any date, the amount of such L/C Obligations on such date after giving effect to any L/C Credit Extension occurring on such date and any other changes in the aggregate amount of the L/C Obligations as of such date, including as a result of any reimbursements by the Company of Unreimbursed Amounts.

         PBGC means the Pension Benefit Guaranty Corporation and any entity succeeding to any or all of its functions under ERISA.

         Participant - see Section 15.6.2.

         Paying Agent means Bank of America in its capacity as paying agent for the Lenders hereunder and any successor thereto in such capacity.

         Pension Plan means a "pension plan", as such term is defined in Section 3(2) of ERISA, which is subject to Title IV of ERISA or the minimum funding standards of ERISA (other than a Multiemployer Pension Plan), and as to which the Company or any member of the Controlled Group may have any liability, including any liability by reason of having been a substantial employer within the meaning of Section 4063 of ERISA at any time during the preceding five years, or by reason of being deemed to be a contributing sponsor under Section 4069 of ERISA.

         Perfection Certificate means a perfection certificate executed and delivered to the Collateral Agent by a Loan Party.

         Permitted Acquisition means an Acquisition by the Company or a Guarantor which meets the requirements set forth in Section 11.4 of this Agreement.

         Permitted Lien means a Lien expressly permitted hereunder pursuant to
Section 11.2.

         Person means any natural person, corporation, partnership, trust, limited liability company, association, governmental authority or unit, or any other entity, whether acting in an individual, fiduciary or other capacity.

         Principals means (i) John V. Holten, Holberg Industries, Inc., a Delaware corporation, AP Holdings, Inc., a Delaware corporation, Steamboat Industries LLC, a New York limited liability company and Steamboat Industries N.V., a corporation organized pursuant to the laws of The Netherlands Antilles,
(ii) the Related Parties of all the Persons described in the foregoing clause
(i) and (c) the Affiliates of all the Persons described in the foregoing clauses
(i) and (ii).

         Pro Rata Share means:

         (a) with respect to a Lender's obligation to make Revolving Loans, participate in Letters of Credit and Existing Letters of Credit, reimburse the applicable Issuing Lender (with respect to Letters of Credit) and LaSalle or Wells, as applicable (with respect to Existing Letters of Credit), and receive payments of principal, interest, fees, costs, and expenses with respect thereto,
(x) prior to the Revolving Commitment being terminated or reduced to zero, the percentage obtained by dividing (i) such Lender's Commitment, by (ii) the aggregate Revolving Commitment of all Lenders and (y) from and after the time the Revolving Commitment has been terminated or reduced to zero, the percentage obtained by dividing (i) the aggregate unpaid principal amount of such Lender's Revolving Outstandings by (ii) the aggregate unpaid principal amount of all Revolving Outstandings;

         (b) with respect to all other matters as to a particular Lender, the percentage obtained by dividing (i) such Lender's Commitment by (ii) the aggregate amount of Revolving Commitment of all Lenders; provided that in the event the Commitments have been terminated or reduced to zero, Pro Rata Share shall be the percentage obtained by dividing (A) the principal amount of such Lender's Revolving Outstandings by (B) the principal amount of all outstanding Revolving Outstandings.

         Receivables Facility Attributed Indebtedness means the amount of obligations outstanding under a receivables purchase facility on any date of determination that would be characterized as principal if such facility were structured as a secured lending transaction rather than as a purchase.

         Regulation D means Regulation D of the FRB.

         Regulation U means Regulation U of the FRB.

         Related Parties means, with respect to any Person, such Person's Affiliates and the partners, directors, officers, employees, agents and advisors of such Person and of such Person's Affiliates.

         Replacement Lender - see Section 8.7(b).

         Reportable Event means a reportable event as defined in Section 4043 of ERISA and the regulations issued thereunder as to which the PBGC has not waived the notification requirement of Section 4043(a), or the failure of a Pension Plan to meet the minimum funding standards of Section 412 of the Code (without regard to whether the Pension Plan is a plan described in Section 4021(a)(2) of ERISA) or under Section 302 of ERISA.

         Required Lenders means, at any time, Lenders whose Pro Rata Shares exceed 50% as determined pursuant to clause (b) of the definition of "Pro Rata Share".

          Revolving Commitment means $135,000,000, as increased or reduced from time to time pursuant to Section 6.1.

          Revolving Loan - see Section 2.1.

          Revolving Loan Availability means, at any time, the Revolving Commitment less the sum of Revolving Outstandings.

          Revolving Outstandings means, at any time, the aggregate Outstanding Amount of all Revolving Loans, all Swing Line Loans and all L/C Obligations.

          SEC means the Securities and Exchange Commission or any other governmental authority succeeding to any of the principal functions thereof.

          Senior Officer means, with respect to any Loan Party, any of the chief executive officer, the chief financial officer, the chief operating officer or the treasurer of such Loan Party.

          Series D Preferred Stock means the Series D preferred stock of the Company.

         Special Payment means any dividend, payment or other distribution in respect of any class of the Company's Capital Securities or any dividend, payment or distribution in connection with the redemption, purchase, retirement or other acquisition, directly or indirectly, of any shares of the Company's Capital Securities which is in compliance with all of the following requirements:

                  (i) immediately before and after giving effect to any such dividend, payment, distribution, redemption, purchase, retirement or acquisition, no Event of Default or Unmatured Event of Default shall exist; and

                   (ii) on a pro forma basis after giving effect to any such dividend, payment, distribution, redemption, purchase, retirement or acquisition, the Company is in compliance with the financial covenants set forth in Section 11.13.

          Subordinated Debt means, for any Person, any Indebtedness of such Person which is fully subordinated to all Indebtedness of such Person owing to the Paying Agent and the Lenders, by written agreements and documents in form and substance satisfactory to the Required Lenders and which is governed by terms and provisions, including without limitation maturities, covenants, defaults, rates and fees, acceptable to the Paying Agent and the Required Lenders, and shall include, without limitation, all Indebtedness owing pursuant to the 9 1/4% Notes.

          Subordinated Debt Documents means the 9 1/4% Note Documents and any other agreement or document evidencing or relating to any Subordinated Debt, in each case, as the same may be amended, restated, modified or supplemented and in effect from time to time as permitted by the terms hereof.

         Subsidiary means, with respect to any Person, a corporation, partnership, limited liability company or other entity of which such Person owns, directly or indirectly, such number of outstanding Capital Securities as have more than 50% of the ordinary voting power for the election of directors or other managers of such corporation, partnership, limited liability company or other entity. Unless the context otherwise requires, each reference to Subsidiaries herein shall be a reference to Subsidiaries of the Company.

         Swing Line Commitment Amount means $10,000,000, as reduced from time to time pursuant to Section 6.1, which commitment constitutes a sub facility of the Revolving Commitment of the Swing Line Lender.

         Swing Line Lender means Bank of America.

         Swing Line Loan - see Section 2.4.

         Syndication Agent means Wells in its capacity as syndication agent for the Lenders hereunder and any successor thereto in such capacity.

         Taxes means any and all present and future taxes, duties, levies, imposts, deductions, assessments, charges or withholdings, and any and all liabilities (including interest and penalties and other additions to taxes) with respect to the foregoing, but excluding Excluded Taxes.

         Termination Date means the earlier to occur of (a) June 29, 2011 or (b) such other date on which the Commitments terminate pursuant to Section 6 or 13.

         Termination Event means, with respect to a Pension Plan that is subject to Title IV of ERISA, (a) a Reportable Event, (b) the withdrawal of Company or any other member of the Controlled Group from such Pension Plan during a plan year in which Company or any other member of the Controlled Group was a "substantial employer" as defined in Section 4001(a)(2) of ERISA, (c) the termination of such Pension Plan, the filing of a notice of intent to terminate the Pension Plan or the treatment of an amendment of such Pension Plan as a termination under Section 4041 of ERISA, (d) the institution by the PBGC of proceedings to terminate such Pension Plan or (e) any event or condition that might constitute grounds under Section 4042 of ERISA for the termination of, or appointment of a trustee to administer, such Pension Plan.

         Total Assets shall mean, at any time, the consolidated assets of the Company and its Subsidiaries, determined in accordance with GAAP.

         Total Debt means all Debt of the Company and its Subsidiaries, determined on a consolidated basis, excluding (a) contingent obligations in respect of Contingent Liabilities (except to the extent constituting Contingent Liabilities in respect of Debt of a Person other than any Loan Party and except for any Contingent Liabilities in respect of Disqualified Stock of the Company or any of its Subsidiaries), (b) Hedging Obligations, (c) obligations to pay Earnouts, (d) Off-Balance Sheet Liabilities (including without limitation, the D&E and Central Park-Chicago payment obligations identified on Schedule 11.1),
(e) Debt of the Company to Subsidiaries and Debt of Subsidiaries to the Company or to other Subsidiaries, (f) the deferred compensation obligations identified on Schedule 11.1, and (g) amounts recorded as "carrying value in excess of principal due to recapitalization" with respect to the 9 1/4% Notes consistent with historical financial statements.

         Total Debt to EBITDA Ratio means, as of the last day of any Fiscal Quarter, the ratio of (a) Total Debt outstanding as of such day to (b) EBITDA for the Computation Period ending on such day.

         Total Plan Liability means, at any time, the present value of all vested and unvested accrued benefits under all Pension Plans, determined as of the then most recent valuation date for each Pension Plan, using PBGC actuarial assumptions for single employer plan terminations.

         Tower Parking - see the definition of Guarantor.

         Type means, with respect to any Loan, its character as a Base Rate Loan or a LIBOR Loan.

         UCC is defined in the Guaranty and Collateral Agreement.

         Unfinanced Capital Expenditures means Capital Expenditures which are incurred and not financed with Funded Debt (other than Obligations), and Capital Expenditures which are incurred to complete a Permitted Acquisition.

         Unfunded Liability means the amount (if any) by which the present value of all vested and unvested accrued benefits under all Pension Plans exceeds the fair market value of all assets allocable to those benefits, all determined as of the then most recent valuation date for each Pension Plan, using PBGC actuarial assumptions for single employer plan terminations.

         Unmatured Event of Default means any event that, if it continues uncured, will, with lapse of time or notice or both, constitute an Event of Default.

         Unreimbursed Amount - see Section 2.3.3(a).

         Voting Stock means any class of Capital Securities, the holders of which are at the time entitled, as such holders, to vote for the election of a majority of the directors (or persons performing similar functions) of the corporation, association, trust or other business entity involved, whether or not the right so to vote exists by reasoning of the happening of a contingency.

         Withholding Certificate - see Section 7.6(d).

         Wholly-Owned Subsidiary means, as to any Person, a Subsidiary all of the Capital Securities of which (except directors' qualifying Capital Securities) are at the time directly or indirectly owned by such Person and/or another Wholly-Owned Subsidiary of such Person.

         1.2      Other Interpretive Provisions.

         (a) The meanings of defined terms are equally applicable to the singular and plural forms of the defined terms.

         (b) Section, Annex, Schedule and Exhibit references are to this Agreement unless otherwise specified.

         (c) The term "including" is not limiting and means "including without limitation."

         (d) In the computation of periods of time from a specified date to a later specified date, the word "from" means "from and including"; the words "to" and "until" each mean "to but excluding", and the word "through" means "to and including."

         (e) Unless otherwise expressly provided herein, (i) references to agreements (including this Agreement and the other Loan Documents) and other contractual instruments shall be deemed to include all subsequent amendments, restatements, supplements and other modifications thereto, but only to the extent such amendments, restatements, supplements and other modifications are not prohibited by the terms of any Loan Document, and (ii) references to any statute or regulation shall be construed as including all statutory and regulatory provisions amending, replacing, supplementing or interpreting such statute or regulation.

         (f) This Agreement and the other Loan Documents may use several different limitations, tests or measurements to regulate the same or similar matters. All such limitations, tests and measurements are cumulative and each shall be performed in accordance with its terms.

         (g) This Agreement and the other Loan Documents are the result of negotiations among and have been reviewed by counsel to the Paying Agent, the Collateral Agent, the Company, the Lenders and the other parties thereto and are the products of all parties. Accordingly, they shall not be construed against the Paying Agent, the Collateral Agent, the Issuing Lenders or the Lenders merely because of the Paying Agent's, the Collateral Agent's or Lenders' involvement in their preparation.

         (h) Unless otherwise specified, all references herein to times of day shall be references to Central time (daylight or standard, as applicable).


                                    SECTION 2

                     COMMITMENTS OF THE LENDERS; BORROWING,
                   CONVERSION AND LETTER OF CREDIT PROCEDURES

         2.1      Revolving Loans.

                  Subject to the terms and conditions set forth herein, each Lender severally agrees to make loans (each such loan, a "Revolving Loan") to the Company in Dollars from time to time on any Business Day during the Availability Period in an aggregate amount not to exceed at any time outstanding the amount of such Lender's Commitment; provided, however, that after giving effect to any Borrowing of Revolving Loans,
          (i) the Revolving Outstandings shall not exceed the Revolving Commitments, and (ii) the aggregate Outstanding Amount of the Revolving Loans of any Lender, plus such Lender's Pro Rata Share of the Outstanding Amount of all L/C Obligations plus such Lender's Pro Rata Share of the Outstanding Amount of all Swing Line Loans shall not exceed such Lender's Commitment. Within the limits of each Lender's Commitment, and subject to the other terms and conditions hereof, the Company may borrow under this Section 2.1, prepay under Section 6.2, and reborrow under this Section 2.1. Revolving Loans may be Base Rate Loans or LIBOR Loans, as further provided herein, provided, however, all Borrowings made on the Closing Date shall be made as Base Rate Loans.

         2.2      Borrowing Procedures.

                  (a) Each Borrowing, each conversion of Loans from one Type to the other, and each continuation of LIBOR Loans shall be made upon the Company's irrevocable notice to the Paying Agent, which may be given by telephone. Each such notice must be received by the Paying Agent not later than 12:00 p.m. (i) three Business Days prior to the requested date of any Borrowing of, conversion to or continuation of, LIBOR Loans or of any conversion of LIBOR Loans to Base Rate Loans, and (ii) on the requested date of any Borrowing of Base Rate Loans. Each telephonic notice by the Company pursuant to this Section 2.2(a) must be confirmed promptly by delivery to the Paying Agent of a written Loan Notice, appropriately completed and signed by a Responsible Officer of the Company. Each Borrowing of, conversion to or continuation of LIBOR Rate Loans shall be in a principal amount of $2,000,000 or a whole multiple of $500,000 in excess thereof. Except as provided in Sections 2.3.3 and 2.4.3, each Borrowing of or conversion to Base Rate Loans shall be in a principal amount of $250,000 or a whole multiple of $50,000 in excess thereof. Each Loan Notice (whether telephonic or written) shall specify
         (i) whether the Company is requesting a Borrowing, a conversion of Loans from one Type to the other, or a continuation of LIBOR Loans,
         (ii) the requested date of the Borrowing, conversion or continuation, as the case may be (which shall be a Business Day), (iii) the principal amount of Loans to be borrowed, converted or continued, (iv) the Type of Loans to be borrowed or to which existing Loans are to be converted, and (v) if applicable, the duration of the Interest Period with respect thereto. If the Company fails to specify a Type of a Loan in a Loan Notice or if the Company fails to give a timely notice requesting a conversion or continuation, then the applicable Loans shall be made as, or converted to, Base Rate Loans. Any such automatic conversion to Base Rate Loans shall be effective as of the last day of the Interest Period then in effect with respect to the applicable LIBOR Loans. If the Company requests a Borrowing of, conversion to, or continuation of LIBOR Loans in any Loan Notice, but fails to specify an Interest Period, it will be deemed to have specified an Interest Period of one month.

                  (b) Following receipt of a Loan Notice, the Paying Agent shall promptly notify each Lender of the amount of its Pro Rata Share of the applicable Loans, and if no timely notice of a conversion or continuation is provided by the Company, the Paying Agent shall notify each Lender of the details of any automatic conversion to Base Rate Loans as described in the preceding subsection. In the case of a Borrowing, each Lender shall make the amount of its Loan available to the Paying Agent in immediately available funds at the Paying Agent's Office not later than 2:00 p.m. on the Business Day specified in the applicable Loan Notice. Upon satisfaction of the applicable conditions set forth in Section 12.2 (and, if such Borrowing is the initial Credit Extension, Section 12.1), the Paying Agent shall make all funds so received available to the Company in like funds as received by the Paying Agent either by (i) crediting the account of the Company on the books of Bank of America with the amount of such funds or (ii) wire transfer of such funds, in each case in accordance with instructions provided to (and reasonably acceptable to) the Paying Agent by the Company; provided, however, that if, on the date of a Borrowing of Revolving Loans, there are L/C Borrowings outstanding, then the proceeds of such Borrowing, first, shall be applied to the payment in full of any such L/C Borrowings and second, shall be made available to the Company as provided above.

                  (c) Except as otherwise provided herein, a LIBOR Loan may be continued or converted only on the last day of the Interest Period for such LIBOR Loan. During the existence of an Unmatured Event of Default or Event of Default, no Loans may be requested as, converted to or continued as LIBOR Loans without the consent of the Required Lenders.

                  (d) The Paying Agent shall promptly notify the Company and the Lenders of the interest rate applicable to any Interest Period for LIBOR Loans upon determination of such interest rate. At any time that Base Rate Loans are outstanding, the Paying Agent shall notify the Company and the Lenders of any change in Bank of America's prime rate used in determining the Base Rate promptly following the public announcement of such change.

                   (e) After giving effect to all Borrowings, all conversions of Loans from one Type to the other, and all continuations of Loans as the same Type, there shall not be more than 5 Interest Periods in effect with respect to Revolving Loans.

         2.3      Letters of Credit.

                  2.3.1    Letter of Credit Commitment.

                  (a) Subject to the terms and conditions set forth herein, (i) the Issuing Lenders agree, in reliance upon the agreements of the Lenders set forth in this Section 2.3, (A) from time to time on any Business Day during the period from the Closing Date until the Letter of Credit Expiration Date, to issue Letters of Credit in Dollars for the account of the Company or any of its Subsidiaries, and to amend or extend Letters of Credit previously issued by it, in accordance with subsection (b) below, and (B) to honor drawings under the Letters of Credit and Existing Letters of Credit; and (ii) the Lenders severally agree to participate in Letters of Credit issued for the account of the Company or its Subsidiaries and any Existing Letters of Credit and any drawings thereunder, as applicable; provided that after giving effect to any L/C Credit Extension with respect to any Letter of Credit, (x) the Revolving Outstandings shall not exceed the Revolving Commitment,
         (y) the aggregate Outstanding Amount of the Revolving Loans of any Lender, plus such Lender's Pro Rata Share of the Outstanding Amount of all L/C Obligations plus such Lender's Pro Rata Share of the Outstanding Amount of all Swing Line Loans shall not exceed such Lender's Commitment and (z) the Outstanding Amount of the L/C Obligations shall not exceed the Letter of Credit Sublimit. Each request by the Company for the issuance or amendment of a Letter of Credit shall be deemed to be a representation by the Company that the L/C Credit Extension so requested complies with the conditions set forth in the proviso to the preceding sentence. Within the foregoing limits, and subject to the terms and conditions hereof, the Company's ability to obtain Letters of Credit shall be fully revolving, and accordingly the Company may, during the foregoing period, obtain Letters of Credit to replace Letters of Credit that have expired or that have been drawn upon and reimbursed. Furthermore, each Lender with a Commitment acknowledges and confirms that it has a participation interest in the liability of LaSalle or Wells, as applicable, under the Existing Letters of Credit in a percentage equal to its Pro Rata Share of the Revolving Loans. The Company's reimbursement obligations in respect of the Existing Letters of Credit, and each Lender's obligations in connection therewith, shall be governed by the terms of this Agreement.

                  (b) The Issuing Lenders shall not issue any Letter of Credit if:

                           (i) subject to Section 2.3.2(c), the expiry date of
                  such requested Letter of Credit would occur after the Letter of Credit Expiration Date, unless the Required Lenders have approved such expiry date; or

                           (ii) the expiry date of such requested Letter of
                  Credit would occur after the Letter of Credit Expiration Date, unless all the Lenders have approved such expiry date.

                  (c) The Issuing Lenders shall not be under any obligation to issue any Letter of Credit if:

                           (i) any order, judgment or decree of any Governmental
                  Authority or arbitrator shall by its terms purport to enjoin or restrain the applicable Issuing Lender from issuing such Letter of Credit, or any Law applicable to such Issuing Lender or any request or directive (whether or not having the force of law) from any Governmental Authority with jurisdiction over the applicable Issuing Lender shall prohibit, or request that the applicable Issuing Lender refrain from, the issuance of letters of credit generally or such Letter of Credit in particular or shall impose upon the applicable Issuing Lender with respect to such Letter of Credit any restriction, reserve or capital requirement (for which the applicable Issuing Lender is not otherwise compensated hereunder) not in effect on the Closing Date, or shall impose upon the applicable Issuing Lender any unreimbursed loss, cost or expense which was not applicable on the Closing Date and which the applicable Issuing Lender in good faith deems material to it;

                           (ii) the issuance of such Letter of Credit would
                  violate one or more policies of the applicable Issuing Lender applicable to borrowers generally;

                           (iii) except as otherwise agreed by the Paying Agent
                  and the applicable Issuing Lender, such Letter of Credit is in an initial stated amount less than $100,000;

                           (iv) such Letter of Credit is to be denominated in a
                  currency other than Dollars; or

                           (v) a default of any Lender's obligations to fund
                  under Section 2.3.3 exists or any Lender is at such time a Defaulting Lender hereunder, unless the applicable Issuing Lender has entered into satisfactory arrangements with the Company or such Lender to eliminate such Issuing Lender's risk with respect to such Lender.

                  (d) The applicable Issuing Lender shall be under no obligation to amend any Letter of Credit if (A) the Issuing Lender would have no obligation at such time to issue such Letter of Credit in its amended form under the terms hereof, or (B) the beneficiary of such Letter of Credit does not accept the proposed amendment to such Letter of Credit.

                  2.3.2    Procedures.

                  (a) Each Letter of Credit shall be issued or amended, as the case may be, upon the request of the Company delivered to the applicable Issuing Lender (with a copy to the Paying Agent) in the form of an L/C Application, appropriately completed and signed by a Responsible Officer of the Company. Such L/C Application must be received by the applicable Issuing Lender and the Paying Agent not later than 12:00 p.m. at least three (3) Business Days (or such later date and time as the Paying Agent and the applicable Issuing Lender may agree in a particular instance in their sole discretion) prior to the proposed issuance date or date of amendment, as the case may be. In the case of a request for an initial issuance of a Letter of Credit, such L/C Application shall specify in form and detail satisfactory to the applicable Issuing Lender: (A) the proposed issuance date of the requested Letter of Credit (which shall be a Business Day); (B) the amount thereof; (C) the expiry date thereof; (D) the name and address of the beneficiary thereof; (E) the documents to be presented by such beneficiary in case of any drawing thereunder; (F) the full text of any certificate to be presented by such beneficiary in case of any drawing thereunder; and (G) such other matters as the applicable Issuing Lender may require. In the case of a request for an amendment of any outstanding Letter of Credit, such L/C Application shall specify in form and detail reasonably satisfactory to the applicable Issuing Lender (A) the Letter of Credit to be amended; (B) the proposed date of amendment thereof (which shall be a Business Day); (C) the nature of the proposed amendment; and (D) such other matters as the applicable Issuing Lender may require. Additionally, the Company shall furnish to the applicable Issuing Lender and the Paying Agent such other documents and information pertaining to such requested Letter of Credit issuance or amendment, including any Issuer Documents, as the applicable Issuing Lender or the Paying Agent may require.

                  (b) Promptly after receipt of any L/C Application, the applicable Issuing Lender will confirm with the Paying Agent (by telephone or in writing) that the Paying Agent has received a copy of such L/C Application from the Company and, if not, the applicable Issuing Lender will provide the Paying Agent with a copy thereof. Unless the applicable Issuing Lender has received written notice from any Lender, the Paying Agent or any Loan Party, at least one Business Day prior to the requested date of issuance or amendment of the applicable Letter of Credit, that one or more applicable conditions contained in Section 12 shall not be satisfied, then, subject to the terms and conditions hereof, the applicable Issuing Lender shall, on the requested date, issue a Letter of Credit for the account of the Company or the applicable Subsidiary or enter into the applicable amendment, as the case may be, in each case in accordance with the applicable Issuing Lender's usual and customary business practices. Immediately upon the issuance of each Letter of Credit, each Lender shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from the applicable Issuing Lender a risk participation in such Letter of Credit in an amount equal to the product of such Lender's Pro Rata Share times the amount of such Letter of Credit. Each Lender hereby irrevocably and unconditionally agrees to purchase from LaSalle and Wells, as applicable, a risk participation in each Existing Letter of Credit in an amount equal to the product of such Lender's Pro Rata Share times the amount of such Existing Letter of Credit.

                  (c) If the Company so requests in any applicable L/C Application, the applicable Issuing Lender may, in its sole and absolute discretion, agree to issue a Letter of Credit that has automatic extension provisions (each, an "Auto-Extension Letter of Credit"); provided that any such Auto-Extension Letter of Credit must permit the applicable Issuing Lender to prevent any such extension at least once in each twelve-month period (commencing with the date of issuance of such Letter of Credit) by giving prior notice to the beneficiary thereof not later than a day (the "Non-Extension Notice Date") in each such twelve-month period to be agreed upon at the time such Letter of Credit is issued. Unless otherwise directed by the applicable Issuing Lender, the Company shall not be required to make a specific request to the applicable Issuing Lender for any such extension. Once an Auto-Extension Letter of Credit has been issued, the Lenders shall be deemed to have authorized (but may not require) the applicable Issuing Lender to permit the extension of such Letter of Credit at any time to an expiry date not later than the Letter of Credit Expiration Date; provided, however, that the applicable Issuing Lender shall not permit any such extension if (i) such Issuing Lender has determined that it would not be permitted, or would have no obligation, at such time to issue such Letter of Credit in its revised form (as extended) under the terms hereof (by reason of the provisions of clause (b) or (c) of Section 2.3.1 or otherwise), or (ii) it has received notice (which may be by telephone or in writing) on or before the day that is three Business Days before the Non-Extension Notice Date (A) from the Paying Agent that the Required Lenders have elected not to permit such extension or (B) from the Paying Agent, any Lender or the Company that one or more of the applicable conditions specified in Section 12.2 is not then satisfied, and in each case directing the applicable Issuing Lender not to permit such extension.

                  (d) Promptly after its delivery of any Letter of Credit or any amendment to a Letter of Credit to an advising bank with respect thereto or to the beneficiary thereof, the applicable Issuing Lender will also deliver to the Company and the Paying Agent a true and complete copy of such Letter of Credit or amendment.

                  2.3.3    Drawings and Reimbursements; Funding of
         Participations.

                  (a) Upon receipt from the beneficiary of any Letter of Credit or Existing Letter of Credit of any notice of drawing under such Letter of Credit or Existing Letter of Credit, the applicable Issuing Lender (or LaSalle or Wells with respect to any Existing Letter of Credit) shall notify the Company and the Paying Agent thereof. Not later than 12:00 p.m. on the date of any payment by the applicable Issuing Lender under a Letter of Credit (or LaSalle or Wells with respect to any Existing Letter of Credit) (or, if such payment by the applicable Issuing Lender, LaSalle or Wells is made after 12:00 p.m. not later than 10:00 a.m. the next succeeding Business Day) (each such date, an "Honor Date"), the Company shall reimburse the applicable Issuing Lender (or LaSalle or Wells as applicable) through the Paying Agent in an amount equal to the amount of such drawing. If the Company fails to so reimburse the applicable Issuing Lender (or LaSalle or Wells as applicable) by such time, the Paying Agent shall promptly notify each Lender of the Honor Date, the amount of the unreimbursed drawing (the "Unreimbursed Amount"), and the amount of such Lender's Pro Rata Share thereof. In such event, the Company shall be deemed to have requested a Borrowing of Base Rate Loans to be disbursed on the Honor Date in an amount equal to the Unreimbursed Amount, without regard to the minimum and multiples specified in Section 2.2(a) for the principal amount of Base Rate Loans, but subject to the conditions set forth in Section
         12.2 (other than the delivery of a Loan Notice) and provided that, after giving effect to such Borrowing, the Revolving Outstandings shall not exceed the Revolving Commitment. Any notice given by the applicable Issuing Lender (or LaSalle or Wells as applicable) or the Paying Agent pursuant to this Section 2.3.3(a) may be given by telephone if immediately confirmed in writing; provided that the lack of such an immediate confirmation shall not affect the conclusiveness or binding effect of such notice.

                  (b) Each Lender shall upon any notice pursuant to Section 2.3.3(a) make funds available to the Paying Agent for the account of the applicable Issuing Lender (or LaSalle or Wells with respect to any Existing Letter of Credit, as applicable) at the Paying Agent's Office in an amount equal to its Pro Rata Share of the Unreimbursed Amount not later than 1:00 p.m. on the Business Day specified in such notice by the Paying Agent, whereupon, subject to the provisions of Section 2.3.3(c), each Lender that so makes funds available shall be deemed to have made a Base Rate Loan to the Company in such amount. The Paying Agent shall remit the funds so received to the applicable Issuing Lender (or LaSalle or Wells with respect to any Existing Letter of Credit, as applicable).

                  (c) With respect to any Unreimbursed Amount that is not fully refinanced by a Borrowing of Base Rate Loans because the conditions set forth in Section 12.2 cannot be satisfied or for any other reason, the Company shall be deemed to have incurred from the applicable Issuing Lender (or LaSalle or Wells with respect to any Existing Letter of Credit, as applicable) an L/C Borrowing in the amount of the Unreimbursed Amount that is not so refinanced, which L/C Borrowing shall be due and payable on demand (together with interest) and shall bear interest at the Default Rate. In such event, each Lender's payment to the Paying Agent for the account of the applicable Issuing Lender (or LaSalle or Wells with respect to any Existing Letter of Credit, as applicable) pursuant to Section 2.3.3(b) shall be deemed payment in respect of its participation in such L/C Borrowing and shall constitute an L/C Advance from such Lender in satisfaction of its participation obligation under this Section 2.3.3.

                  (d) Until each Lender funds its Revolving Loan or L/C Advance pursuant to this Section 2.3.3 to reimburse the applicable Issuing Lender (or LaSalle or Wells with respect to any Existing Letter of Credit, as applicable) for any amount drawn under any Letter of Credit, interest in respect of such Lender's Pro Rata Share of such amount shall be solely for the account of the applicable Issuing Lender (or LaSalle or Wells with respect to any Existing Letter of Credit, as applicable).

                  (e) Each Lender's obligation to make Revolving Loans or L/C Advances to reimburse the applicable Issuing Lender (or LaSalle or Wells with respect to any Existing Letter of Credit, as applicable) for amounts drawn under Letters of Credit (or Existing Letters of Credit), as contemplated by this Section 2.3.3, shall be absolute and unconditional and shall not be affected by any circumstance, including
         (i) any setoff, counterclaim, recoupment, defense or other right which such Lender may have against the applicable Issuing Lender (or LaSalle or Wells with respect to any Existing Letter of Credit, as applicable), the Company or any other Person for any reason whatsoever; (ii) the occurrence or continuance of an Unmatured Event of Default or Event of Default, or (iii) any other occurrence, event or condition, whether or not similar to any of the foregoing; provided, however, that each Lender's obligation to make Revolving Loans pursuant to this Section
         2.3.3 is subject to the conditions set forth in Section 12.2 (other than delivery by the Company of a Loan Notice). No such making of an L/C Advance shall relieve or otherwise impair the obligation of the Company to reimburse the applicable Issuing Lender (or LaSalle or Wells with respect to any Existing Letter of Credit, as applicable) for the amount of any payment made by the applicable Issuing Lender under any Letter of Credit (or LaSalle or Wells under any Existing Letter of Credit), together with interest as provided herein.

                  (f) If any Lender fails to make available to the Paying Agent for the account of the applicable Issuing Lender (or LaSalle or Wells with respect to any Existing Letter of Credit, as applicable) any amount required to be paid by such Lender pursuant to the foregoing provisions of this Section 2.3.3 by the time specified in Section 2.3.3(b), the applicable Issuing Lender (or LaSalle or Wells with respect to any Existing Letter of Credit, as applicable) shall be entitled to recover from such Lender (acting through the Paying Agent), on demand, such amount with interest thereon for the period from the date such payment is required to the date on which such payment is immediately available to the applicable Issuing Lender (or LaSalle or Wells with respect to any Existing Letter of Credit, as applicable) at a rate per annum equal to the greater of the Federal Funds Rate and a rate determined by the Paying Agent in accordance with banking industry rules on interbank compensation. A certificate of the applicable Issuing Lender (or LaSalle or Wells with respect to any Existing Letter of Credit, as applicable) submitted to any Lender (through the Paying Agent) with respect to any amounts owing under this clause (f) shall be conclusive absent manifest error.

                  2.3.4    Repayment of Participations.

                  (a) At any time after the applicable Issuing Lender (or LaSalle or Wells with respect to any Existing Letter of Credit) has made a payment under any Letter of Credit or Existing Letter of Credit and has received from any Lender such Lender's L/C Advance in respect of such payment in accordance with Section 2.3.3, if the Paying Agent receives for the account of the applicable Issuing Lender (or LaSalle or Wells with respect to any Existing Letter of Credit, as applicable) any payment in respect of the related Unreimbursed Amount or interest thereon (whether directly from the Company or otherwise, including proceeds of cash collateral applied thereto by the Paying Agent), the Paying Agent will distribute to such Lender its Pro Rata Share thereof (appropriately adjusted, in the case of interest payments, to reflect the period of time during which such Lender's L/C Advance was outstanding) in the same funds as those received by the Paying Agent.

                  (b) If any payment received by the Paying Agent for the account of an Issuing Lender (or LaSalle or Wells with respect to any Existing Letter of Credit) pursuant to Section 2.3.3(a) is required to be returned under any of the circumstances described in Section 7.5 (including pursuant to any settlement entered into by such Issuing Lender (or LaSalle or Wells with respect to any Existing Letter of Credit) in its discretion), each Lender shall pay to the Paying Agent for the account of such Issuing Lender (or LaSalle or Wells with respect to any Existing Letter of Credit, as applicable) its Pro Rata Share thereof on demand of the Paying Agent, plus interest thereon from the date of such demand to the date such amount is returned by such Lender, at a rate per annum equal to the Federal Funds Rate from time to time in effect. The obligations of the Lenders under this clause shall survive the payment in full of the Obligations and the termination of this Agreement.

         2.3.5    Obligations Absolute.

         The obligation of the Company to reimburse the applicable Issuing Lender (or LaSalle or Wells with respect to any Existing Letter of Credit) for each drawing under each Letter of Credit or Existing Letter of Credit and to repay each L/C Borrowing shall be absolute, unconditional and irrevocable, and shall be paid strictly in accordance with the terms of this Agreement under all circumstances, including the following:

                  (a) any lack of validity or enforceability of such Letter of Credit or Existing Letter of Credit, this Agreement or any other Loan Document;

                  (b) the existence of any claim, counterclaim, setoff, defense or other right that the Company or any Subsidiary may have at any time against any beneficiary or any transferee of such Letter of Credit or Existing Letter of Credit (or any Person for whom any such beneficiary or any such transferee may be acting), the applicable Issuing Lender (or LaSalle or Wells with respect to any Existing Letter of Credit, as applicable) or any other Person, whether in connection with this Agreement, the transactions contemplated hereby or by such Letter of Credit or Existing Letter of Credit or any agreement or instrument relating thereto, or any unrelated transaction;

                  (c) any draft, demand, certificate or other document presented under such Letter of Credit or Existing Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect; or any loss or delay in the transmission or otherwise of any document required in order to make a drawing under such Letter of Credit or Existing Letter of Credit;

                  (d) any payment by the applicable Issuing Lender under such Letter of Credit (or LaSalle or Wells under such Existing Letter of Credit, as applicable) against presentation of a draft or certificate that does not strictly comply with the terms of such Letter of Credit or Existing Letter of Credit, as applicable; or any payment made by such Issuing Lender under such Letter of Credit (or LaSalle or Wells under such Existing Letter of Credit, as applicable) to any Person purporting to be a trustee in bankruptcy, debtor-in-possession, assignee for the benefit of creditors, liquidator, receiver or other representative of or successor to any beneficiary or any transferee of such Letter of Credit or Existing Letter of Credit, including any arising in connection with any proceeding under any Debtor Relief Law; or

                  (e) any other circumstance or happening whatsoever, whether or not similar to any of the foregoing, including any other circumstance that might otherwise constitute a defense available to, or a discharge of, the Company or any Subsidiary.

     The Company shall promptly examine a copy of each Letter of Credit or Existing Letter of Credit and each amendment thereto that is delivered to it and, in the event of any claim of noncompliance with the Company's instructions or other irregularity, the Company will immediately notify the applicable Issuing Lender (or LaSalle or Wells with respect to any Existing Letter of Credit, as applicable). The Company shall be conclusively deemed to have waived any such claim against the applicable Issuing Lender (or LaSalle or Wells with respect to any Existing Letter of Credit, as applicable) and its correspondents unless such notice is given as aforesaid.

                  2.3.6    Role of Issuing Lender.

         Each Lender and the Company agree that, in paying any drawing under a Letter of Credit or Existing Letter of Credit, the applicable Issuing Lender (or LaSalle or Wells with respect to any Existing Letter of Credit) shall not have any responsibility to obtain any document (other than any sight draft, certificates and documents expressly required by such Letter of Credit or Existing Letter of Credit) or to ascertain or inquire as to the validity or accuracy of any such document or the authority of the Person executing or delivering any such document. None of the applicable Issuing Lender (or LaSalle or Wells with respect to any Existing Letter of Credit), the Paying Agent, any of their respective Related Parties nor any correspondent, participant or assignee of such Issuing Lender (or LaSalle or Wells with respect to any

Existing Letter of Credit) shall be liable to any Lender for (i) any action taken or omitted in connection herewith at the request or with the approval of the Lenders or the Required Lenders, as applicable; (ii) any action taken or omitted in the absence of gross negligence or willful misconduct; or (iii) the due execution, effectiveness, validity or enforceability of any document or instrument related to any Letter of Credit, Existing Letter of Credit or Issuer Document, as applicable. The Company hereby assumes all risks of the acts or omissions of any beneficiary or transferee with respect to its use of any Letter of Credit or Existing Letter of Credit; provided, however, that this assumption is not intended to, and shall not, preclude the Company's pursuing such rights and remedies as it may have against the beneficiary or transferee at law or under any other agreement. None of the applicable Issuing Lender (or LaSalle or Wells with respect to any Existing Letter of Credit), the Paying Agent, any of their respective Related Parties nor any correspondent, participant or assignee of the applicable Issuing Lender (or LaSalle or Wells with respect to any Existing Letter of Credit) shall be liable or responsible for any of the matters described in clauses (a) through (e) of Section 2.3.5; provided, however, that anything in such clauses to the contrary notwithstanding, the Company may have a claim against the applicable Issuing Lender (or LaSalle or Wells with respect to any Existing Letter of Credit), and such Issuing Lender (or LaSalle or Wells with respect to any Existing Letter of Credit) may be liable to the Company, to the extent, but only to the extent, of any direct, as opposed to consequential or exemplary, damages suffered by the Company which the Company proves were caused by such Issuing Lender's (or LaSalle's or Wells' with respect to any Existing Letter of Credit) willful misconduct or gross negligence or such Issuing Lender's (or LaSalle's or Wells' with respect to any Existing Letter of Credit) willful failure to pay under any Letter of Credit or Existing Letter of Credit after the presentation to it by the beneficiary of a sight draft and certificate(s) strictly complying with the terms and conditions of a Letter of Credit or Existing Letter of Credit unless such Issuing Lender (or LaSalle or Wells with respect to any Existing Letter of Credit) is prevented or prohibited from so paying as a result of any order or directive of any court or other Governmental Authority. In furtherance and not in limitation of the foregoing, the applicable Issuing Lender (or LaSalle or Wells with respect to any Existing Letter of Credit) may accept documents that appear on their face to be in order, without responsibility for further investigation, regardless of any notice or information to the contrary, and such Issuing Lender (or LaSalle or Wells with respect to any Existing Letter of Credit) shall not be responsible for the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign a Letter of Credit or Existing Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason.

                  2.3.7    Cash Collateral.

         Upon the request of the Paying Agent, (i) if any Issuing Lender (or LaSalle or Wells with respect to any Existing Letter of Credit) has honored any full or partial drawing request under any Letter of Credit or Existing Letter of Credit and such drawing has resulted in an L/C Borrowing, or (ii) if, as of the Letter of Credit Expiration Date, any L/C Obligation for any reason remains outstanding, the Company shall, in each case, immediately Cash Collateralize the then Outstanding Amount of all L/C Obligations. The Company hereby grants to the Collateral Agent, for the benefit of the Issuing Lenders (and LaSalle and Wells with respect to any Existing Letters of Credit) and the Lenders, a security interest in all such cash, deposit accounts and all balances therein and all proceeds of the foregoing. Cash Collateral shall be maintained in blocked, non-interest bearing deposit accounts with the Collateral Agent.

         2.3.8    Applicability of ISP.

         Unless otherwise expressly agreed by the applicable Issuing Lender and the Company when a Letter of Credit is issued, the rules of the ISP shall apply to each Letter of Credit.

          2.3.9   Conflict with Issuer Documents.

         In the event of any conflict between the terms hereof and the terms of any Issuer Document, the terms hereof shall control.

          2.3.10  Letters of Credit Issued for Subsidiaries.

         Notwithstanding that a Letter of Credit issued or outstanding hereunder is in support of any obligations of, or is for the account of, a Subsidiary, the Company shall be obligated to reimburse the applicable Issuing Lender hereunder for any and all drawings under such Letter of Credit. The Company hereby acknowledges that the issuance of Letters of Credit for the account of Subsidiaries inures to the benefit of the Company, and that the Company's business derives substantial benefits from the businesses of such Subsidiaries.

          2.3.11  Letter of Credit Amounts.

         Unless otherwise specified herein, the amount of a Letter of Credit or Existing Letter of Credit at any time shall be deemed to be the stated amount of such Letter of Credit or Existing Letter of Credit in effect at such time; provided, however, that with respect to any Letter of Credit or Existing Letter of Credit that, by its terms or the terms of any Issuer Document related thereto, provides for one or more automatic increases in the stated amount thereof, the amount of such Letter of Credit or Existing Letter of Credit shall be deemed to be the maximum stated amount of such Letter of Credit or Existing Letter of Credit after giving effect to all such increases, whether or not such maximum stated amount is in effect at such time.

          2.4     Swing Line Facility.

          2.4.1   Swing Line Facility.

         Subject to the terms and conditions set forth herein, the Swing Line Lender agrees, in reliance upon the agreements of the other Lenders set forth in this Section 2.4, to make loans (each such loan, a "Swing Line Loan") to the Company in Dollars from time to time on any Business Day during the Availability Period in an aggregate amount not to exceed at any time outstanding the amount of the Swing Line Commitment Amount, notwithstanding the fact that such Swing Line Loans, when aggregated with the Pro Rata Share of the Outstanding Amount of Revolving Loans and L/C Obligations of the Swing Line Lender in its capacity as a Lender of Revolving Loans, may exceed the amount of such Lender's Commitment; provided, however, that after giving effect to any Swing Line Loan, (i) the Revolving Outstandings shall not exceed the Revolving Commitment, and (ii) the aggregate Outstanding Amount of the Revolving Loans of any Lender, plus such Lender's Pro Rata Share of the Outstanding Amount of all L/C Obligations, plus such Lender's Pro Rata Share of the Outstanding Amount of all Swing Line Loans shall not exceed such Lender's Commitment, and provided, further, that the Company shall not use the proceeds of any Swing Line Loan to refinance any outstanding Swing Line Loan. Within the foregoing limits, and subject to the other terms and conditions hereof, the Company may borrow under this Section 2.4, prepay under Section 6.2, and reborrow under this Section 2.4. Each Swing Line Loan shall be a Base Rate Loan. Immediately upon the making of a Swing Line Loan, each Lender shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from the Swing Line Lender a risk participation in such Swing Line Loan in an amount equal to the product of such Lender's Pro Rata Share times the amount of such Swing Line Loan.

          2.4.2   Borrowing Procedures.

         Each Borrowing of Swing Line Loans shall be made upon the Company's irrevocable notice to the Swing Line Lender and the Paying Agent, which may be given by telephone. Each such notice must be received by the Swing Line Lender and the Paying Agent not later than 1:00 p.m. on the requested borrowing date, and shall specify (i) the amount to be borrowed, which shall be a minimum principal amount of $250,000 and integral multiples of $100,000 in excess thereof, and (ii) the requested borrowing date, which shall be a Business Day. Each such telephonic notice must be confirmed promptly by delivery to the Swing Line Lender and the Paying Agent of a written Swing Line Loan Notice, appropriately completed and signed by a Responsible Officer of the Company. Promptly after receipt by the Swing Line Lender of any telephonic Swing Line Loan Notice, the Swing Line Lender will confirm with the Paying Agent (by telephone or in writing) that the Paying Agent has also received such Swing Line Loan Notice and, if not, the Swing Line Lender will notify the Paying Agent (by telephone or in writing) of the contents thereof. Unless the Swing Line Lender has received notice (by telephone or in writing) from the Paying Agent (including at the request of any Lender) prior to 2:00 p.m. on the date of the proposed Borrowing of Swing Line Loans (A) directing the Swing Line Lender not to make such Swing Line Loan as a result of the limitations set forth in the proviso to the first sentence of Section 2.4.1, or (B) that one or more of the applicable conditions specified in Section 12 is not then satisfied, then, subject to the terms and conditions hereof, the Swing Line Lender will, not later than 3:00 p.m. on the borrowing date specified in such Swing Line Loan Notice, make the amount of its Swing Line Loan available to the Company.

          2.4.3   Refinancing of Swing Line Loans.

                  (a) The Swing Line Lender at any time in its sole and absolute discretion may request, on behalf of the Company (which hereby irrevocably requests and authorizes the Swing Line Lender to so request on its behalf), that each Lender make a Base Rate Loan in an amount equal to such Lender's Pro Rata Share of the amount of Swing Line Loans then outstanding. Such request shall be made in writing (which written request shall be deemed to be a Loan Notice for purposes hereof) and in accordance with the requirements of Section 2.2.1, without regard to the minimum and multiples specified therein for the principal amount of Base Rate Loans, but subject to the conditions set forth in Section
         12.2 (other than the delivery of a Loan Notice) and provided that, after giving effect to such Borrowing, the Revolving Outstandings shall not exceed the Revolving Commitment. The Swing Line Lender shall furnish the Company with a copy of the applicable Loan Notice promptly after delivering such notice to the Paying Agent. Each Lender shall make an amount equal to its Pro Rata Share of the amount specified in such Loan Notice available to the Paying Agent in immediately available funds for the account of the Swing Line Lender at the Paying Agent's Office not later than 1:00 p.m. on the day specified in such Loan Notice, whereupon, subject to Section 2.4.3(b), each Lender that so makes funds available shall be deemed to have made a Base Rate Loan to the Company in such amount. The Paying Agent shall remit the funds so received to the Swing Line Lender.

                  (b) If for any reason any Swing Line Loan cannot be refinanced by such a Borrowing of Revolving Loans in accordance with Section 2.4.3(a), the request for Base Rate Loans submitted by the Swing Line Lender as set forth herein shall be deemed to be a request by the Swing Line Lender that each of the Lenders fund its risk participation in the relevant Swing Line Loan and each Lender's payment to the Paying Agent for the account of the Swing Line Lender pursuant to Section 2.4.3(a) shall be deemed payment in respect of such participation.

                  (c) If any Lender fails to make available to the Paying Agent for the account of the Swing Line Lender any amount required to be paid by such Lender pursuant to the foregoing provisions of this Section
         2.4.3 by the time specified in Section 2.4.3(a), the Swing Line Lender shall be entitled to recover from such Lender (acting through the Paying Agent), on demand, such amount with interest thereon for the period from the date such payment is required to the date on which such payment is immediately available to the Swing Line Lender at a rate per annum equal to the greater of the Federal Funds Rate and a rate determined by the Swing Line Lender in accordance with banking industry rules on interbank compensation. A certificate of the Swing Line Lender submitted to any Lender (through the Paying Agent) with respect to any amounts owing under this clause (c) shall be conclusive absent manifest error.

                  (d) Each Lender's obligation to make Revolving Loans or to purchase and fund risk participations in Swing Line Loans pursuant to this Section 2.4.3 shall be absolute and unconditional and shall not be affected by any circumstance, including (i) any setoff, counterclaim, recoupment, defense or other right that such Lender may have against the Swing Line Lender, the Company or any other Person for any reason whatsoever, (ii) the occurrence or continuance of an Unmatured Event of Default or Event of Default or (ii) any other occurrence, event or condition, whether or not similar to any of the foregoing; provided, however, that each Lender's obligation to make Revolving Loans pursuant to this Section 2.4.3 is subject to the conditions set forth in Section
         12.2. No such purchase or funding of risk participations shall relieve or otherwise impair the obligation of the Company to repay Swing Line Loans, together with interest as provided herein.

          2.4.4   Repayment of Participations.

                  (a) At any time after any Lender has purchased and funded a risk participation in a Swing Line Loan, if the Swing Line Lender receives any payment on account of such Swing Line Loan, the Swing Line Lender will distribute to such Lender its Pro Rata Share of such payment (appropriately adjusted, in the case of interest payments, to reflect the period of time during which such Lender's risk participation was funded) in the same funds as those received by the Swing Line Lender.

                  (b) If any payment received by the Swing Line Lender in respect of principal or interest on any Swing Line Loan is required to be returned by the Swing Line Lender under any of the circumstances described in Section 7.05 (including pursuant to any settlement entered into by the Swing Line Lender in its discretion), each Lender shall pay to the Swing Line Lender its Pro Rata Share thereof on demand of the Paying Agent, plus interest thereon from the date of such demand to the date such amount is returned, at a rate per annum equal to the Federal Funds Rate. The Paying Agent will make such demand upon the request of the Swing Line Lender. The obligations of the Lenders under this clause shall survive the payment in full of the Obligations and the termination of this Agreement.

          2.4.5. Interest for Account of Swing Line Lender.

         The Swing Line Lender shall be responsible for invoicing the Company for interest on the Swing Line Loans. Until each Lender funds its Revolving Loans that are Base Rate Loans or risk participation pursuant to this Section
2.4 to refinance such Lender's Pro Rata Share of any Swing Line Loan, interest in respect of such Pro Rata Share shall be solely for the account of the Swing Line Lender.

          2.4.6   Payments Directly to Swing Line Lender.

         The Company shall make all payments of principal and interest in respect of the Swing Line Loans directly to the Swing Line Lender.

         2.5      Commitments Several.

         The failure of any Lender to make a requested Loan on any date shall not relieve any other Lender of its obligation (if any) to make a Loan on such date, but no Lender shall be responsible for the failure of any other Lender to make any Loan to be made by such other Lender.

         2.6      Certain Conditions.

           Except as otherwise provided in Sections 2.3.3(e) and 2.4.3 of this Agreement, no Lender shall have an obligation to make any Loan, or to permit the continuation of or any conversion into any LIBOR Loan, and the applicable Issuing Lender shall not have any obligation to issue any Letter of Credit, if an Event of Default or Unmatured Event of Default exists.

                                    SECTION 3

                               EVIDENCING OF LOANS

         3.1      Notes.

           The Loans of each Lender shall be evidenced by a Note, with appropriate insertions, payable to the order of such Lender in a face principal amount equal to the sum of such Lender's Revolving Commitment.

         3.2      Recordkeeping.

           The Paying Agent, on behalf of each Lender, shall record in its records, the date and amount of each Loan made by each Lender, each repayment or conversion thereof and, in the case of each LIBOR Loan, the dates on which each Interest Period for such Loan shall begin and end. The aggregate unpaid principal amount so recorded shall be rebuttably presumptive evidence of the principal amount of the Loans owing and unpaid. The failure to so record any such amount or any error in so recording any such amount shall not, however, limit or otherwise affect the Obligations of the Company hereunder or under any Note to repay the principal amount of the Loans hereunder, together with all interest accruing thereon.

                                    SECTION 4

                                    INTEREST

         4.1      Interest Rates.

           The Company promises to pay interest on the unpaid principal amount of each Loan for the period commencing on the date of such Loan until such Loan is paid in full as follows:

           (a) at all times while such Loan is a Base Rate Loan, at a rate per annum equal to the sum of the Base Rate from time to time in effect plus the Base Rate Margin from time to time in effect; and

           (b) at all times while such Loan is a LIBOR Loan, at a rate per annum equal to the sum of the LIBOR Rate applicable to each Interest Period for such Loan plus the LIBOR Margin from time to time in effect;

provided that at any time an Event of Default exists, unless the Required Lenders otherwise consent, the interest rate applicable to each Loan shall be increased by 2% per annum (and, in the case of Obligations not bearing interest, such Obligations shall bear interest at the Base Rate applicable to Revolving Loans plus 2% per annum), provided further that such increase may thereafter be rescinded by the Required Lenders, notwithstanding Section 15.1. Notwithstanding the foregoing, upon the occurrence of an Event of Default under Section 13.1.1 or 13.1.4, such increase shall occur automatically.

         4.2      Interest Payment Dates.

           Accrued interest on each Base Rate Loan shall be payable in arrears on the last day of each calendar quarter and at maturity. Accrued interest on each LIBOR Loan shall be payable on the last day of each Interest Period relating to such Loan (and, in the case of a LIBOR Loan with an Interest Period in excess of three months, on the three-month anniversary of the first day of such Interest Period), upon a prepayment of such Loan, and at maturity. After maturity, and at any time an Event of Default exists, accrued interest on all Loans shall be payable on demand.

         4.3      Setting and Notice of LIBOR Rates.

           The applicable LIBOR Rate for each Interest Period shall be determined by the Paying Agent, and notice thereof shall be given by the Paying Agent promptly to the Company and each Lender. Each determination of the applicable LIBOR Rate by the Paying Agent shall be conclusive and binding upon the parties hereto, in the absence of demonstrable error. The Paying Agent shall, upon written request of the Company or any Lender, deliver to the Company or such Lender a statement showing the computations used by the Paying Agent in determining any applicable LIBOR Rate hereunder.

         4.4      Computation of Interest.

         All computations of interest for Base Rate Loans when the Base Rate is determined by Bank of America's "prime rate" shall be made on the basis of a year of 365 or 366 days, as the case may be, and actual days elapsed. All other computations of fees and interest shall be made on the basis of a 360-day year and actual days elapsed (which results in more fees or interest, as applicable, being paid than if computed on the basis of a 365-day year). Interest shall accrue on each Loan for the day on which the Loan is made, and shall not accrue on a Loan, or any portion thereof, for the day on which the Loan or such portion is paid, provided that any Loan that is repaid on the same day on which it is made shall bear interest for one day. Each determination by the Paying Agent of an interest rate or fee hereunder shall be conclusive and binding for all purposes, absent manifest error.

                                    SECTION 5

                                      FEES

         5.1      Non-Use Fee.

         The Company agrees to pay to the Paying Agent for the account of each Lender a non-use fee, for the period from the Closing Date to the Termination Date, at the Non-Use Fee Rate in effect from time to time of such Lender's Pro Rata Share (as adjusted from time to time) of the unused amount of the Revolving Commitment. For purposes of calculating usage under this Section, the Revolving Commitment shall be deemed used to the extent of aggregate Outstanding Amount of all Revolving Loans and L/C Obligations. Such non-use fee shall be payable in arrears on the last day of each calendar quarter and on the Termination Date for any period then ending for which such non-use fee shall not have previously been paid. The non-use fee shall be computed for the actual number of days elapsed on the basis of a year of 360 days. For purposes of clarification, Swing Line Loans shall not be considered outstanding for purposes of determining the non-use fee.

         5.2      Letter of Credit Fees.

         (a) The Company agrees to pay to the Paying Agent for the account of each Lender a letter of credit fee for each Letter of Credit and Existing Letter of Credit equal to the L/C Fee Rate in effect from time to time of such Lender's Pro Rata Share (as adjusted from time to time) of the undrawn amount of such Letter of Credit or Existing Letter of Credit, as applicable (computed for the actual number of days elapsed on the basis of a year of 360 days); provided that, unless the Required Lenders otherwise consent, the rate applicable to each Letter of Credit and each Existing Letter of Credit shall be increased by 2% per annum at any time that an Event of Default exists. Such letter of credit fee shall be payable in arrears on the last day of each calendar quarter and on the Termination Date (or such later date on which such Letter of Credit or Existing Letter of Credit expires or is terminated) for the period from the date of the issuance of each Letter of Credit (other than any Existing Letter of Credit) (or the last day on which the letter of credit fee was paid with respect thereto), and from the Closing Date with respect to the Existing Letters of Credit, to the date such payment is due or, if earlier, the date on which such Letter of Credit or Existing Letter of Credit expired or was terminated.

         (b) In addition, with respect to each Letter of Credit and Existing Letter of Credit, the Company agrees to pay to the applicable Issuing Lender, LaSalle or Wells, as applicable, for its own account, (i) such fees and expenses as such Issuing Lender, LaSalle or Wells, as applicable, customarily requires in connection with the issuance, negotiation, processing and/or administration of letters of credit in similar situations and (ii) a letter of credit fronting fee in the amount of 0.125% per annum of the maximum amount available to be drawn under such Letter of Credit or Existing Letter of Credit, due and payable quarterly in arrears on the Business Day immediately following the last day of each March, June, September and December, commencing with the first such date to occur after the issuance of such Letter of Credit (or with respect to any Existing Letter of Credit, the first such date to occur after the Closing Date), and on the Letter of Credit Expiration Date.

         5.3      Paying Agent's Fees.

         The Company agrees to pay to the Paying Agent such agent's fees as are mutually agreed to from time to time by the Company and the Paying Agent including the fees set forth in the Fee Letter.

                                    SECTION 6

   INCREASE, REDUCTION OR TERMINATION OF THE REVOLVING COMMITMENT; PREPAYMENTS

         6.1      Increase, Reduction or Termination of the Revolving
Commitment.

                  6.1.1    Increase of the Revolving Commitment.

                           From time to time after the Closing Date and prior to
                  the Termination Date, the Company may, at its option, with the approval of the Paying Agent, and subject to the following conditions, request to increase the aggregate Revolving Commitment by up to an additional $40,000,000. In addition to the approval of the Paying Agent, any such increase shall be conditioned upon each of the following:

                           (a) no Event of Default or Unmatured Event of Default
                  shall have occurred and be continuing,

                           (b) The Company shall have obtained a commitment from
                  an existing Lender or a commitment to participate as an additional Lender hereunder from a financial institution which is reasonably acceptable to the Paying Agent, which commitment shall be in writing and be in a minimum amount of $5,000,000 or an integral multiple thereof,

                           (c) Such Lender increasing its Commitment or such
                  proposed additional Lender shall have executed an amendment to this Agreement in form and substance satisfactory to the Paying Agent pursuant to which such Lender increases its Commitment or such additional Lender shall become a Lender hereunder with a Revolving Commitment; and

                           (d) The Loan Parties shall have executed and/or
                  delivered to the Paying Agent such additional instruments, documents, certificates and agreements as the Paying Agent shall reasonably request in connection with the foregoing and to confirm that such increase in the Revolving Commitment hereunder has been duly authorized and approved by each of the Loan Parties.

Upon satisfaction of all such conditions precedent, the Commitments shall have been increased as appropriate and such proposed additional Lender, if any, shall become a Lender hereunder on and subject to the terms and conditions of this Agreement.

                  6.1.2 Voluntary Reduction or Termination of the Revolving Commitment.

                           The Company may from time to time on at least five
                  Business Days' prior written notice received by the Paying Agent (which shall promptly advise each Lender thereof) permanently reduce the Revolving Commitment to an amount not less than the Revolving Outstandings. Any such reduction shall be in an amount not less than $5,000,000 or a higher integral multiple of $1,000,000. Concurrently with any reduction of the Revolving Commitment to zero, the Company shall pay all interest on the Revolving Loans, all non-use fees and all letter of credit fees and shall Cash Collateralize in full all obligations arising with respect to the Letters of Credit and Existing Letters of Credit.

                  6.1.3    All Reductions of the Revolving Commitment.

                           All reductions of the Revolving Commitment shall
                  reduce the Commitments ratably among the Lenders according to their respective Pro Rata Shares.

         6.2      Repayments.

                  6.2.1    Voluntary Repayments.

                           The Company may from time to time repay the Loans
                  (without any corresponding reduction in the Revolving Commitment) in whole or in part; provided that the Company shall give the Paying Agent (which shall promptly advise each Lender) notice thereof not later than Noon, on the day of such repayment (which shall be a Business Day), specifying the Loans to be repaid and the date and amount of repayment. Any such partial repayment shall be in an amount equal to $250,000 or a higher integral multiple of $50,000.

                  6.2.2    Mandatory Repayments.

                           (a) The Company shall make a repayment of the Loans
                  (without any corresponding reduction in the Revolving Commitment) upon the occurrence of any of the following (each a "Mandatory Repayment Event") at the following times and in the following amounts (such applicable amounts being referred to as "Designated Proceeds"):

                                    (i) Concurrently with the receipt by any
                           Loan Party of any Net Cash Proceeds from any Asset Disposition, in an amount equal to 100% of such Net Cash Proceeds.

                                    (ii) Concurrently with the receipt by any
                           Loan Party of any Net Cash Proceeds from any issuance of Capital Securities of any Loan Party (excluding
                           (x) any issuance of Capital Securities pursuant to any employee or director option program, benefit plan or compensation program, and (y) any issuance by a Subsidiary to the Company or another Subsidiary), in an amount equal to 100% of such Net Cash Proceeds.

                                    (iii) Concurrently with the receipt by any
                           Loan Party of any Net Cash Proceeds from any issuance of any Debt of any Loan Party (excluding Debt permitted by of Section 11.1), in an amount equal to 100% of such Net Cash Proceeds.

                           (b) If on any day on which the Revolving Outstandings
                  exceed the Revolving Commitment, the Company shall immediately repay Revolving Loans or Cash Collateralize the outstanding Letters of Credit, or do a combination of the foregoing, in an amount sufficient to eliminate such excess.

         6.3      Manner of Repayments.

                  6.3.1    Partial Repayments.

                           Any repayment of a LIBOR Loan on a day other than the
                  last day of an Interest Period therefore shall include interest on the principal amount being repaid and shall be subject to Section 8.4. Except as otherwise provided by this Agreement and the other Loan Documents, and unless otherwise directed in writing by the Company, all principal payments in respect of the Loans (other than the Swing Line Loans) shall be applied first, to repay outstanding Base Rate Loans and then to repay outstanding LIBOR Rate Loans in direct order of Interest Period maturities.

         6.4      Final Repayment.

                  6.4.1    Revolving Loans.

                           The Revolving Loans of each Lender shall be paid in
                  full and the Revolving Commitment shall terminate on the Termination Date.


                                    SECTION 7

                MAKING AND PRORATION OF PAYMENTS; SETOFF; TAXES.

         7.1      Making of Payments.

         All payments of principal or interest on the Notes, and of all fees, shall be made by the Company to the Paying Agent in immediately available funds at the office specified by the Paying Agent not later than 1:00 P.M., on the date due; and funds received after that hour shall be deemed to have been received by the Paying Agent on the following Business Day. The Paying Agent shall promptly remit to each Lender its share of all such payments received in collected funds by the Paying Agent for the account of such Lender. All payments under Section 8.1 shall be made by the Company directly to the Lender entitled thereto without setoff, counterclaim or other defense.

         7.2      Application of Certain Payments.

         So long as no Event of Default has occurred and is continuing, (a) payments matching specific scheduled payments then due shall be applied to those scheduled payments and (b) voluntary and mandatory prepayments shall be applied as set forth in Sections 6.2 and 6 3. After the occurrence and during the continuance of an Event of Default, all amounts collected or received by the Paying Agent or any Lender as proceeds from the sale of, or other realization upon, all or any part of the collateral shall be applied as the Paying Agent shall determine in its discretion or, in the absence of a specific determination by the Paying Agent, as set forth in the Guaranty and Collateral Agreement. Concurrently with each remittance to any Lender of its share of any such payment, the Paying Agent shall advise such Lender as to the application of such payment.

         7.3      Due Date Extension.

         If any payment of principal or interest with respect to any of the Loans, or of any fees, falls due on a day which is not a Business Day, then such due date shall be extended to the immediately following Business Day (unless, in the case of a LIBOR Loan, such immediately following Business Day is the first Business Day of a calendar month, in which case such due date shall be the immediately preceding Business Day) and, in the case of principal, additional interest shall accrue and be payable for the period of any such extension.

         7.4      Setoff.

         The Company agrees that the Collateral Agent and each Lender have all rights of set-off and bankers' lien provided by applicable law, and in addition thereto, the Company agrees that at any time any Event of Default exists, the Paying Agent and each Lender may apply to the payment of any Obligations of the Company hereunder, whether or not then due, any and all balances, credits, deposits, accounts or moneys of the Company then or thereafter with the Collateral Agent or such Lender.

         7.5      Proration of Payments.

         If any Lender shall obtain any payment or other recovery (whether voluntary, involuntary, by application of offset or otherwise, on account of (a) principal of or interest on any Loan, but excluding (i) any payment pursuant to
Section 8.7 or 15.6 and (ii) payments of interest on any Affected Loan) or (b) its participation in any Letter of Credit or Existing Letter of Credit) in excess of its applicable Pro Rata Share of payments and other recoveries obtained by all Lenders on account of principal of and interest on the Loans (or such participation) then held by them, then such Lender shall purchase from the other Lenders such participations in the Loans (or sub-participations in Letters of Credit or Existing Letters of Credit) held by them as shall be necessary to cause such purchasing Lender to share the excess payment or other recovery ratably with each of them; provided that if all or any portion of the excess payment or other recovery is thereafter recovered from such purchasing Lender, the purchase shall be rescinded and the purchase price restored to the extent of such recovery.

         7.6      Taxes.

         (a) All payments made by the Company hereunder or under any Loan Documents shall be made without setoff, counterclaim, or other defense. To the extent permitted by applicable law, all payments hereunder or under the Loan Documents (including any payment of principal, interest, or fees) to, or for the benefit, of any person shall be made by the Company free and clear of and without deduction or withholding for, or account of, any Taxes now or hereinafter imposed by any taxing authority.

         (b) If the Company makes any payment hereunder or under any Loan Document in respect of which it is required by applicable law to deduct or withhold any Taxes, the Company shall increase the payment hereunder or under any such Loan Document such that after the reduction for the amount of Taxes withheld (and any taxes withheld or imposed with respect to the additional payments required under this Section 7.6(b)), the amount paid to the Lenders or the Paying Agent equals the amount that was payable hereunder or under any such Loan Document without regard to this Section 7.6(b). To the extent the Company withholds any Taxes on payments hereunder or under any Loan Document, the Company shall pay the full amount deducted to the relevant taxing authority within the time allowed for payment under applicable law and shall deliver to the Paying Agent within 30 days after it has made payment to such authority a receipt issued by such authority (or other evidence satisfactory to the Paying Agent) evidencing the payment of all amounts so required to be deducted or withheld from such payment.

         (c) If any Lender or the Paying Agent is required by law to make any payments of any Taxes on or in relation to any amounts received or receivable hereunder or under any other Loan Document, or any Tax is assessed against a Lender or the Paying Agent with respect to amounts received or receivable hereunder or under any other Loan Document, the Company will indemnify such person against (i) such Tax (and any reasonable counsel fees and expenses associated with such Tax) and (ii) any taxes imposed as a result of the receipt of the payment under this Section 7.6(c). A certificate prepared in good faith as to the amount of such payment by such Lender or the Paying Agent shall, absent manifest error, be final, conclusive, and binding on all parties.

         (d) (i) To the extent permitted by applicable law, each Lender that is not a United States person within the meaning of Code section 7701(a)(30) (a "Non-U.S. Participant") shall deliver to the Company and the Paying Agent on or prior to the Closing Date (or in the case of a Lender that is an Assignee, on the date of such assignment to such Lender) two accurate and complete original signed copies of IRS Form W-8BEN, W-8ECI, or W-8IMY (or any successor or other applicable form prescribed by the IRS) certifying to such Lender's entitlement to a complete exemption from, or a reduced rate in, United States withholding tax on interest payments to be made hereunder or any Loan. If a Lender that is a Non-U.S. Participant is claiming a complete exemption from withholding on interest pursuant to Sections 87 1(h) or 881(c) of the Code, the Lender shall deliver (along with two accurate and complete original signed copies of IRS Form W-8BEN) a certificate in form and substance reasonably acceptable to Paying Agent (any such certificate, a "Withholding Certificate"). In addition, each Lender that is a Non-U.S. Participant agrees that from time to time after the Closing Date, (or in the case of a Lender that is an Assignee, after the date of the assignment to such Lender), when a lapse in time (or change in circumstances occurs) renders the prior certificates hereunder obsolete or inaccurate in any material respect, such Lender shall, to the extent permitted under applicable law, deliver to the Company and the Paying Agent two new and accurate and complete original signed copies of an IRS Form W-8BEN, W-8ECI, or W-8IMY (or any successor or other applicable forms prescribed by the IRS), and if applicable, a new Withholding Certificate, to confirm or establish the entitlement of such Lender or the Paying Agent to an exemption from, or reduction in, United States withholding tax on interest payments to be made hereunder or any Loan.

                   (ii) Each Lender that is not a Non-U.S. Participant (other than any such Lender which is taxed as a corporation for U.S. federal income tax purposes) shall provide two properly completed and duly executed copies of IRS Form W-9 (or any successor or other applicable form) to the Company and the Paying Agent certifying that such Lender is exempt from United States backup withholding tax. To the extent that a form provided pursuant to this Section 7.6(d)(ii) is rendered obsolete or inaccurate in any material respect as result of change in circumstances with respect to the status of a Lender, such Lender shall, to the extent permitted by applicable law, deliver to the Company and the Paying Agent revised forms necessary to confirm or establish the entitlement to such Lender's or Agent's exemption from United States backup withholding tax.

                   (iii) The Company shall not be required to pay additional amounts to a Lender, or indemnify any Lender, under this Section 7.6 to the extent that such obligations would not have arisen but for the failure of such Lender to comply with Section 7.6(d).

                   (iv) Each Lender agrees to indemnify the Paying Agent and hold the Paying Agent harmless for the full amount of any and all present or future Taxes and related liabilities (including penalties, interest, additions to tax and expenses, and any Taxes imposed by any jurisdiction on amounts payable to the Paying Agent under this
           Section 7.6) which are imposed on or with respect to principal, interest or fees payable to such Lender hereunder and which are not paid by the Company pursuant to this Section 7.6, whether or not such Taxes or related liabilities were correctly or legally asserted. This indemnification shall be made within 30 days from the date the Paying Agent makes written demand therefore.

                                    SECTION 8

              INCREASED COSTS; SPECIAL PROVISIONS FOR LIBOR LOANS.

         8.1      Increased Costs.

         (a) If, after the date hereof, the adoption of, or any change in, any applicable law, rule or regulation, or any change in the interpretation or administration of any applicable law, rule or regulation by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Lender with any request or directive (whether or not having the force of law) of any such authority, central bank or comparable agency: (i) shall impose, modify or deem applicable any reserve (including any reserve imposed by the FRB, but excluding any reserve included in the determination of the LIBOR Rate pursuant to Section 4), special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by any Lender; or (ii) shall impose on any Lender any other condition affecting its LIBOR Loans, its Note or its obligation to make LIBOR Loans; and the result of anything described in clauses (i) and (ii) above is to increase the cost to (or to impose a cost on) such Lender (or any LIBOR Office of such Lender) of making or maintaining any LIBOR Loan, or to reduce the amount of any sum received or receivable by such Lender (or its LIBOR Office) under this Agreement or under its Note with respect thereto, then upon demand by such Lender (which demand shall be accompanied by a statement setting forth the basis for such demand and a calculation of the amount thereof in reasonable detail, a copy of which shall be furnished to the Paying Agent), the Company shall pay directly to such Lender such additional amount as will compensate such Lender for such increased cost or such reduction, so long as such amounts have accrued on or after the day which is 180 days prior to the date on which such Lender first made demand therefor.

         (b) If any Lender shall reasonably determine that any change in, or the adoption or phase-in of, any applicable law, rule or regulation regarding capital adequacy, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or the compliance by any Lender or any Person controlling such Lender with any request or directive regarding capital adequacy (whether or not having the force of law) of any such authority, central bank or comparable agency, has or would have the effect of reducing the rate of return on such Lender's or such controlling Person's capital as a consequence of such Lender's obligations hereunder or under any Letter of Credit or Existing Letter of Credit to a level below that which such Lender or such controlling Person could have achieved but for such change, adoption, phase-in or compliance (taking into consideration such Lender's or such controlling Person's policies with respect to capital adequacy) by an amount deemed by such Lender or such controlling Person to be material, then from time to time, upon demand by such Lender (which demand shall be accompanied by a statement setting forth the basis for such demand and a calculation of the amount thereof in reasonable detail, a copy of which shall be furnished to the Paying Agent), the Company shall pay to such Lender such additional amount as will compensate such Lender or such controlling Person for such reduction so long as such amounts have accrued on or after the day which is 180 days prior to the date on which such Lender first made demand therefor.

         8.2      Basis for Determining Interest Rate Inadequate or Unfair.

         If

         (a) the Paying Agent reasonably determines (which determination shall be binding and conclusive on the Company) that by reason of circumstances affecting the interbank LIBOR market adequate and reasonable means do not exist for ascertaining the applicable LIBOR Rate; or

         (b) the Required Lenders advise the Paying Agent that the LIBOR Rate as determined by the Paying Agent for any Interest Period will not adequately and fairly reflect the cost to such Lenders of maintaining or funding LIBOR Loans for such Interest Period (taking into account any amount to which such Lenders may be entitled under Section 8.1) or that the making or funding of LIBOR Loans has become impracticable as a result of an event occurring after the date of this Agreement which in the opinion of such Lenders materially affects such Loans;

then the Paying Agent shall promptly notify the other parties thereof and, so long as such circumstances shall continue, (i) no Lender shall be under any obligation to make or convert any Base Rate Loans into LIBOR Loans and (ii) on the last day of the current Interest Period for each LIBOR Loan, such Loan shall, unless then repaid in full, automatically convert to a Base Rate Loan.

         8.3      Changes in Law Rendering LIBOR Loans Unlawful.

         If any change in, or the adoption of any new, law or regulation, or any change in the interpretation of any applicable law or regulation by any governmental or other regulatory body charged with the administration thereof, should make it (in the good faith judgment of any Lender) unlawful for any Lender to make, maintain or fund LIBOR Loans, then such Lender shall promptly notify each of the other parties hereto and, so long as such circumstances shall continue, (a) such Lender shall have no obligation to make or convert any Base Rate Loan into a LIBOR Loan (but shall make Base Rate Loans concurrently with the making of or conversion of Base Rate Loans into LIBOR Loans by the Lenders which are not so affected, in each case in an amount equal to the amount of LIBOR Loans which would be made or converted into by such Lender at such time in the absence of such circumstances) and (b) on the last day of the current Interest Period for each LIBOR Loan of such Lender (or, in any event, on such earlier date as may be required by the relevant law, regulation or interpretation), such LIBOR Loan shall, unless then repaid in full, automatically convert to a Base Rate Loan. Each Base Rate Loan made by a Lender which, but for the circumstances described in the foregoing sentence, would be a LIBOR Loan (an "Affected Loan") shall remain outstanding for the period corresponding to the group of LIBOR Loans of which such Affected Loan would be a part absent such circumstances.

         8.4      Funding Losses.

         The Company hereby agrees that upon written demand by any Lender (which demand shall be accompanied by a statement setting forth in reasonable detail the basis for the amount being claimed, a copy of which shall be furnished to the Paying Agent), the Company will indemnify such Lender against any net loss or expense which such Lender may sustain or incur (including any net loss or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by such Lender to fund or maintain any LIBOR Loan), as reasonably determined by such Lender, as a result of (a) any payment, prepayment or conversion of any LIBOR Loan of such Lender on a date other than the last day of an Interest Period for such Loan (including any conversion pursuant to Section 8.3) or (b) any failure of the Company to borrow, convert or continue any Loan on a date specified therefor in a Loan Notice pursuant to this Agreement; provided that written notice of such loss is given to the Company within 180 days of its incurrence. For this purpose, all notices to the Paying Agent pursuant to this Agreement shall be deemed to be irrevocable.

         8.5      Right of Lenders to Fund through Other Offices.

         Each Lender may, if it so elects, fulfill its commitment as to any LIBOR Loan by causing a foreign branch or Affiliate of such Lender to make such Loan; provided that in such event for the purposes of this Agreement such Loan shall be deemed to have been made by such Lender and the obligation of the Company to repay such Loan shall nevertheless be to such Lender and shall be deemed held by it, to the extent of such Loan, for the account of such branch or Affiliate.

         8.6      Discretion of Lenders as to Manner of Funding.

         Notwithstanding any provision of this Agreement to the contrary, except with regard to the obligation to mitigate increased costs, each Lender shall be entitled to fund and maintain its funding of all or any part of its Loans in any manner it sees fit, it being understood, however, that for the purposes of this Agreement all determinations hereunder shall be made as if such Lender had actually funded and maintained each LIBOR Loan during each Interest Period for such Loan through the purchase of deposits having a maturity corresponding to such Interest Period and bearing an interest rate equal to the LIBOR Rate for such Interest Period.

         8.7      Mitigation of Circumstances; Replacement of Lenders.

         (a) Each Lender shall promptly notify the Company and the Paying Agent of any event of which it has knowledge which will result in, and will use reasonable commercial efforts available to it (and not, in such Lender's reasonable good faith judgment, otherwise disadvantageous to such Lender) to mitigate or avoid, (i) any obligation by the Company to pay any amount pursuant to Section 7.6 or 8.1 or (ii) the occurrence of any circumstances described in
Section 8.2 or (and, if any Lender has given notice of any such event described in clause (i) or (ii) above and thereafter such event ceases to exist, such Lender shall promptly so notify the Company and the Paying Agent). Without limiting the foregoing, each Lender will designate a different funding office if such designation will avoid (or reduce the cost to the Company of) any event described in clause (i) or (ii) above and such designation will not, in such Lender's reasonable good faith judgment, be otherwise disadvantageous to such Lender.

         (b) If (i) the Company becomes obligated to pay additional amounts to any Lender pursuant to Section 7.6 or 8.1, or (ii) any Lender gives notice of the occurrence of any circumstances described in Section 8.2 or 8.3, or (iii) any Lender becomes a Defaulting Lender, the Company may designate another bank which is acceptable to the Paying Agent and the Issuing Lenders in their reasonable discretion (such other bank being called a "Replacement Lender") to purchase the Loans of such Lender and such Lender's rights hereunder, without recourse to or warranty by, or expense to, such Lender, for a purchase price equal to the outstanding principal amount of the Loans payable to such Lender plus any accrued but unpaid interest on such Loans and all accrued but unpaid fees owed to such Lender and any other amounts payable to such Lender under this Agreement, and to assume all the obligations of such Lender hereunder, and, upon such purchase and assumption (pursuant to an Assignment Agreement), such Lender shall no longer be a party hereto or have any rights hereunder (other than rights with respect to indemnities and similar rights applicable to such Lender prior to the date of such purchase and assumption) and shall be relieved from all obligations to the Company hereunder, and the Replacement Lender shall succeed to the rights and obligations of such Lender hereunder.

         8.8      Conclusiveness of Statements; Survival of Provisions.

         Determinations and statements of any Lender pursuant to Section 8.1, 8.2, 8.3 or 8.4 shall be conclusive absent demonstrable error. Lenders may use reasonable averaging and attribution methods in determining compensation under Sections 8.1 and, and the provisions of such Sections shall survive repayment of the Obligations, cancellation of any Notes, expiration or termination of the Letters of Credit and/or Existing Letters of Credit and termination of this Agreement.

                                    SECTION 9

                         REPRESENTATIONS AND WARRANTIES.

         To induce the Paying Agent, the Collateral Agent and the Lenders to enter into this Agreement and to induce the Lenders to make Loans and issue and participate in Letters of Credit and Existing Letters of Credit hereunder, the Company represents and warrants to the Paying Agent, the Collateral Agent and the Lenders that:

         9.1      Organization.

         Each Loan Party and each Guarantor is validly existing and in good standing under the laws of its jurisdiction of organization; and each Loan Party is duly qualified to do business in each jurisdiction where, because of the nature of its activities or properties, such qualification is required, except for such jurisdictions where the failure to so qualify could not reasonably be expected to have a Material Adverse Effect.

         9.2      Authorization; No Conflict.

         Each Loan Party and each Guarantor is duly authorized to execute and deliver each Loan Document to which it is a party, the Company is duly authorized to borrow monies hereunder and each Loan Party and each Guarantor is duly authorized to perform its Obligations under each Loan Document to which it is a party. The execution, delivery and performance by each Loan Party and each Guarantor of each Loan Document to which it is a party, and the borrowings by the Company hereunder, do not and will not (a) require any consent or approval of any governmental agency or authority (other than any consent or approval which has been obtained and is in full force and effect), (b) conflict with (i) any provision of law, (ii) the charter, by-laws or other organizational documents of any Loan Party or Guarantor or (iii) any agreement, indenture, instrument or other document, or any judgment, order or decree, which is binding upon any Loan Party or Guarantor or any of their respective properties or (c) require, or result in, the creation or imposition of any Lien on any asset of any Loan Party or Guarantor (other than Liens in favor of the Collateral Agent created pursuant to the Collateral Documents).

         9.3      Validity and Binding Nature.

         Each of this Agreement and each other Loan Document to which any Loan Party is a party is the legal, valid and binding obligation of such Person, enforceable against such Person in accordance with its terms, subject to bankruptcy, insolvency and similar laws affecting the enforceability of creditors' rights generally and to general principles of equity.

         9.4      Financial Condition.

         The audited consolidated financial statements of the Company and its Subsidiaries as at December 31, 2005 and the unaudited consolidated financial statements of the Company and the Subsidiaries as at March 31, 2006, copies of each of which have been delivered to each Lender, were prepared in accordance with GAAP (subject, in the case of such unaudited statements, to the absence of footnotes and to normal year-end adjustments) and present fairly in all material respects the consolidated financial condition of the Company and its Subsidiaries as at such dates and the results of their operations for the periods then ended.

         9.5      No Material Adverse Change.

         Since December 31, 2005, there has been no event or circumstance, either individually or in the aggregate, that has had or could reasonably be expected to have a Material Adverse Effect.

         9.6      Litigation and Contingent Liabilities.

         No litigation (including derivative actions), arbitration proceeding or governmental investigation or proceeding is pending or, to the Company's knowledge, threatened, against any Loan Party or Guarantor which could reasonably be expected to have a Material Adverse Effect, except as set forth in
Schedule 9.6. Other than any liability incident to such litigation or proceedings, no Loan Party or Guarantor has any material contingent liabilities not listed on Schedule 9.6 or permitted by Section 11.1 that could reasonably be expected to result in a Material Adverse Effect.

         9.7      Ownership of Properties; Liens.

         Each Loan Party and each Guarantor owns good and, in the case of real property, marketable title to all of its properties and assets, real and personal, tangible and intangible, of any nature whatsoever (including patents, trademarks, trade names, service marks and copyrights), free and clear of all Liens, charges and claims (including infringement claims with respect to patents, trademarks, service marks, copyrights and the like) except Permitted Liens.

         9.8      Equity Ownership; Subsidiaries.

         Except as otherwise set forth on Schedule 9.8, all issued and outstanding Capital Securities of each Subsidiary and Joint Venture are duly authorized and validly issued, fully paid, non-assessable, and (in the case of Subsidiaries and Joint Ventures) free and clear of all Liens other than those in favor of the Collateral Agent, and such securities were issued in compliance with all applicable state and federal laws concerning the issuance of securities. Schedule 9.8 sets forth the authorized Capital Securities and jurisdiction of organization of each Subsidiary and Joint Venture as of the Closing Date. All of the issued and outstanding Capital Securities of each Wholly-Owned Subsidiary are, directly or indirectly, owned by the Company. As of the Closing Date, except as set forth on Schedule 9.8, there are no pre-emptive or other outstanding rights, options, warrants, conversion rights or other similar agreements or understandings for the purchase or acquisition of any Capital Securities of any Subsidiary.

         9.9      Pension Plans.

         (a) The Unfunded Liability of all Pension Plans does not in the aggregate exceed twenty percent of the Total Plan Liability for all such Pension Plans. Each Pension Plan complies in all material respects with all applicable requirements of law and regulations. No contribution failure under Section 412 of the Code, Section 302 of ERISA or the terms of any Pension Plan has occurred with respect to any Pension Plan, sufficient to give rise to a Lien under
Section 3 02(f) of ERISA, or otherwise to have a Material Adverse Effect. There are no pending or, to the knowledge of Company, threatened, claims, actions, investigations or lawsuits against any Pension Plan, any fiduciary of any Pension Plan, or Company or other any member of the Controlled Group with respect to a Pension Plan or a Multiemployer Pension Plan which could reasonably be expected to have a Material Adverse Effect. Neither the Company nor any other member of the Controlled Group has engaged in any prohibited transaction (as defined in Section 4975 of the Code or Section 406 of ERISA) in connection with any Pension Plan or Multiemployer Pension Plan which could reasonably be expected to have a Material Adverse Effect. Within the past five years, neither the Company nor any other member of the Controlled Group has engaged in a transaction which resulted in a Pension Plan with an Unfunded Liability being transferred out of the Controlled Group, which could reasonably be expected to have a Material Adverse Effect. No Termination Event has occurred or is reasonably expected to occur with respect to any Pension Plan, which could reasonably be expected to have a Material Adverse Effect.

         (b) All contributions (if any) have been made to any Multiemployer Pension Plan that are required to be made by the Company or any other member of the Controlled Group under the terms of the plan or of any collective bargaining agreement or by applicable law; neither the Company nor any other member of the Controlled Group has withdrawn or partially withdrawn from any Multiemployer Pension Plan, incurred any withdrawal liability with respect to any such plan or received notice of any claim or demand for withdrawal liability or partial withdrawal liability from any such plan, and no condition has occurred which, if continued, could result in a withdrawal or partial withdrawal from any such plan, if any such withdrawal could reasonably be expected to have a Material Adverse Effect; and neither the Company nor any other member of the Controlled Group has received any notice that any Multiemployer Pension Plan is in reorganization, that increased contributions may be required to avoid a reduction in plan benefits or the imposition of any excise tax if such increased contributions could reasonably be expected to have a Material Adverse Effect, that any such plan is or has been funded at a rate less than that required under
Section 412 of the Code, that any such plan is or may be terminated, or that any such plan is or may become insolvent.

         9.10     Investment Company Act.

         No Loan Party is an "investment company" or a company "controlled" by an "investment company" or a "subsidiary" of an "investment company," within the meaning of the Investment Company Act of 1940.

         9.11     Regulation U.

         The Company is not engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying Margin Stock.

         9.12     Taxes.

         Each Loan Party has timely filed all tax returns and reports required by law to have been filed by it and has paid all taxes and governmental charges due and payable with respect to such return, except any such taxes or charges which are being diligently contested in good faith by appropriate proceedings and for which adequate reserves in accordance with GAAP shall have been set aside on its books. The Loan Parties have made adequate reserves on their books and records in accordance with GAAP for all taxes that have accrued but which are not yet due and payable. No Loan Party has participated in any transaction that relates to a year of the taxpayer (which is still open under the applicable statute of limitations) which is a "reportable transaction" within the meaning of Treasury Regulation Section 1.601 l-4(b)(2) (irrespective of the date when the transaction was entered into).

         9.13     Solvency, etc.

         On the Closing Date, and immediately prior to and after giving effect to the issuance of each Letter of Credit, participation in each Existing Letter of Credit and each borrowing hereunder and the use of the proceeds thereof, with respect to each Loan Party, individually, (a) the fair value of its assets is greater than the amount of its liabilities (including disputed, contingent and unliquidated liabilities) as such value is established and liabilities evaluated on a going concern basis in accordance with GAAP, (b) the present fair saleable value of its assets is not less than the amount that will be required to pay the probable liability on its debts as they become absolute and matured, (c) it is able to realize upon its assets and pay its debts and other liabilities (including disputed, contingent and unliquidated liabilities) as they mature in the normal course of business, (d) it does not intend to, and does not believe that it will, incur debts or liabilities beyond its ability to pay as such debts and liabilities mature and (e) it is not engaged in business or a transaction, and is not about to engage in business or a transaction, for which its property would constitute unreasonably small capital.

         9.14     Environmental Matters.

         The on-going operations of the Company, its Subsidiaries and the Joint Ventures comply in all respects with all Environmental Laws, except such non-compliance which could not (if enforced in accordance with applicable law) reasonably be expected to result, either individually or in the aggregate, in a Material Adverse Effect. Each of the Company, its Subsidiaries and the Joint Ventures has obtained, and maintained in good standing, all licenses, permits, authorizations, registrations and other approvals required under any Environmental Law and required for their respective ordinary course operations, and for their reasonably anticipated future operations, and each of the Company, its Subsidiaries and the Joint Ventures is in compliance with all terms and conditions thereof, except where the failure to do so could not reasonably be expected to result in material liability to any of the Company, its Subsidiaries and the Joint Ventures and could not reasonably be expected to result, either individually or in the aggregate, in a Material Adverse Effect. None of the Company, its Subsidiaries or the Joint Ventures or any of its properties or operations is subject to, or reasonably anticipates the issuance of, any written order from or agreement with any Federal, state or local governmental authority, nor subject to any judicial or docketed administrative or other proceeding, respecting any Environmental Law, Environmental Claim or Hazardous Substance. There are no Hazardous Substances or other conditions or circumstances existing with respect to any property, arising from operations prior to the Closing Date, or relating to any waste disposal, of any of the Company, its Subsidiaries and the Joint Ventures that would reasonably be expected to result, either individually or in the aggregate, in a Material Adverse Effect. Except as listed on Schedule 9.14, none of the Company, its Subsidiaries and the Joint Ventures owns or operates any underground storage tanks that are not properly registered or permitted under applicable Environmental Laws or that (i) at any time while any of the Company, its Subsidiaries or the Joint Ventures has owned or operated them, and (ii) at any time while any Person other than any of the Company, its Subsidiaries and the Joint Ventures owned or operated them, to the Company's best knowledge without independent investigation or inquiry, have released, leaked, disposed of or otherwise discharged Hazardous Substances.

         9.15     Insurance.

         Set forth on Schedule 9.15 is a complete and accurate summary of the property and casualty insurance program of the Loan Parties as of the Closing Date (including the names of all insurers, policy numbers, expiration dates, amounts and types of coverage, annual premiums, deductibles, self-insured retention, and a description in reasonable detail of any self-insurance program, retrospective rating plan, fronting arrangement or other risk assumption arrangement involving any Loan Party). Each Loan Party and its properties are insured with financially sound and reputable insurance companies which are not Affiliates of the Loan Parties, in such amounts, with such deductibles and covering such risks as are customarily carried by companies engaged in similar businesses and owning similar properties in localities where such Loan Parties operate.

         9.16     Real Property; Facility Leases and Facility
Management Agreements.

         Except as set forth on Schedule 9.16, the Company does not, and its Subsidiaries do not, own any real property. Schedule 9.16 also sets forth a listing of each Facility Lease and each Facility Management Agreement to which the Company or any of its Subsidiaries or Joint Ventures is a party as lessee or manager and specifies the city and state where the parking facility subject to such lease or management agreement is located.

         9.17     Information.

         All information heretofore or contemporaneously herewith furnished in writing by any Loan Party or Guarantor to the Paying Agent or any Lender for purposes of or in connection with this Agreement and the transactions contemplated hereby is, and all written information hereafter furnished by or on behalf of any Loan Party or Guarantor to the Paying Agent or any Lender pursuant hereto or in connection herewith will be, true and accurate in every material respect on the date as of which such information is dated or certified, and none of such information is or will be incomplete by omitting to state any material fact necessary to make such information not misleading in light of the circumstances under which made (it being recognized by the Paying Agent and the Lenders that any projections and forecasts provided by the Company are based on good faith estimates and assumptions believed by the Company to be reasonable as of the date of the applicable projections or assumptions and that actual results during the period or periods covered by any such projections and forecasts may differ from projected or forecasted results).

         9.18     Intellectual Property.

          Each Loan Party and each Guarantor owns and possesses or has a license or other right to use all patents, patent rights, trademarks, trademark rights, trade names, trade name rights, service marks, service mark rights and copyrights as are necessary for the conduct of the businesses of the Loan Parties or Guarantors, as applicable, without any infringement upon rights of others which could reasonably be expected to have a Material Adverse Effect.

         9.19     Burdensome Obligations.

          No Loan Party or Guarantor is a party to any agreement or contract or subject to any restriction contained in its organizational documents which could reasonably be expected to have a Material Adverse Effect.

         9.20     Labor Matters.

          Except as set forth on Schedule 9.20, no Loan Party is subject to any labor or collective bargaining agreement. There are no existing or threatened strikes, lockouts or other labor disputes involving any Loan Party that singly or in the aggregate could reasonably be expected to have a Material Adverse Effect. Hours worked by and payment made to employees of the Loan Parties are not in violation in any material respect of the Fair Labor Standards Act or any other applicable law, rule or regulation dealing with such matters.

         9.21     No Default.

          No Event of Default or Unmatured Event of Default exists or would result from the incurrence by any Loan Party or Guarantor of any Debt hereunder or under any other Loan Document.

         9.22     Subordinated Debt.

         The subordination provisions of the Subordinated Debt are enforceable against the holders of the Subordinated Debt by the Paying Agent and the Lenders. All Obligations constitute senior Debt entitled to the benefits of the subordination provisions contained in the Subordinated Debt. The Company acknowledges that the Paying Agent and each Lender are entering into this Agreement and are extending the Commitments and making the Loans in reliance upon the subordination provisions of the Subordinated Debt and this Section 9.22.



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                                   SECTION 10

                             AFFIRMATIVE COVENANTS.

         Until the expiration or termination of the Commitments and thereafter until all Obligations hereunder and under the other Loan Documents are paid in full and all Letters of Credit and Existing Letters of Credit have been terminated, the Company agrees that, unless at any time the Required Lenders shall otherwise expressly consent in writing, it will:

         10.1     Reports, Certificates and Other Information.

         Furnish to the Paying Agent and each Lender:

                  10.1.1   Annual Report.

                           Promptly when available and in any event within 90
                  days after the close of each Fiscal Year: a copy of the annual audited financial statements of the Company and its Subsidiaries for such Fiscal Year, including therein consolidated balance sheets and statements of earnings and cash flows of the Company and its Subsidiaries as at the end of such Fiscal Year, accompanied by a report and opinion of Ernst & Young, or any of the four largest independent certified public accounting firms in the United States, which report and opinion shall not be subject to any "going concern" or like qualification or exception.

                  10.1.2   Interim Reports.

                           Upon filing with the SEC, and in any event within 45
                  days after the end of each Fiscal Quarter, consolidated balance sheets of the Company and its Subsidiaries as of the end of such Fiscal Quarter, together with consolidated statements of earnings and cash flows for such Fiscal Quarter and for the period beginning with the first day of such Fiscal Year and ending on the last day of such Fiscal Quarter, together with a comparison of such financial statements with the corresponding period of the previous Fiscal Year, certified by a Senior Officer of the Company as having been prepared in accordance with GAAP (subject to the absence of footnotes and year-end audit adjustments).

                  10.1.3   Compliance Certificates.

                           Contemporaneously with the furnishing of a copy of
                  each annual audit report pursuant to Section 10.1.1 and each set of quarterly statements pursuant to Section 10.1.2, a duly completed compliance certificate in the form of Exhibit B, with appropriate insertions, dated the date of such annual report or such quarterly statements and signed by a Senior Officer of the Company, containing a computation of each of the financial ratios and restrictions set forth in Section
                  11.13 and to the effect that such officer has not become aware of any Event of Default or Unmatured Event of Default that has occurred and is continuing or, if there is any such event, describing it and the steps, if any, being taken to cure it.


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                  10.1.4   Reports to the SEC and to Shareholders.

                           Promptly upon the filing or sending thereof (unless
                  such documents, reports or communications are publicly available on the SEC's internet website), copies of all regular, periodic or special reports of any Loan Party filed with the SEC; copies of all registration statements of any Loan Party filed with the SEC (other than on Form S-8); and copies of all proxy statements, financial statements or other communications made to security holders generally, or filed with any securities exchange.

                  10.1.5   Notice of Default, Litigation and ERISA Matters.

                           Within 5 Business Days, after becoming aware of any
                  of the following, written notice describing the same and the steps being taken by the Company or the Subsidiary affected thereby with respect thereto:

                           (a) the occurrence of an Event of Default or an
                  Unmatured Event of Default;

                           (b) any litigation, arbitration or governmental
                  investigation or proceeding not previously disclosed by the Company to the Lenders which has been instituted or, to the knowledge of the Company, is threatened against any Loan Party or to which any of the properties of any thereof is subject which could reasonably be expected to have a Material Adverse Effect;

                           (c) the institution of any steps by any member of the
                  Controlled Group or any other Person to terminate any Pension Plan in other than a standard termination, as defined under Title IV of ERISA, or the failure of any member of the Controlled Group to make a required contribution to any Pension Plan (if such failure is sufficient to give rise to a Lien under Section 302(f) of ERISA) or to any Multiemployer Pension Plan, or the taking of any action with respect to a Pension Plan which could result in the requirement that the Company furnish a bond or other security to the PBGC or such Pension Plan, or the occurrence of any event with respect to any Pension Plan or Multiemployer Pension Plan which could result in the incurrence by any member of the Controlled Group of any liability, fine or penalty (including any claim or demand for withdrawal liability or partial withdrawal from any Multiemployer Pension Plan), or any material increase in the contingent liability of the Company with respect to any post-retirement welfare benefit plan or other employee benefit plan of the Company or another member of the Controlled Group, or any notice that any Multiemployer Pension Plan is in reorganization, that increased contributions may be required to avoid a reduction in plan benefits or the imposition of an excise tax if such increased contributions could reasonably be expected to have a Material Adverse Effect, that any such plan is or has been funded at a rate less than that required under
                  Section 412 of the Code, that any such plan is or may be terminated in other than a standard termination, as defined under Title IV of ERISA, or that any such plan is or may become insolvent, or the occurrence of a Reportable Event as described in Section 4043(b) of ERISA including without limitation those events as to which the thirty (30) day notice period is waived under Part 2615 of the regulations promulgated by the PBGC under ERISA;



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

                           (d) any cancellation or material change in any
                  insurance maintained by any Loan Party, or the entering into any material contract or undertaking that is not entered into in the ordinary course of business; or

                           (e) any other event (including (i) any violation of
                  any Environmental Law or the assertion of any Environmental Claim or (ii) the enactment or effectiveness of any law, rule or regulation) which might reasonably be expected to have a Material Adverse Effect.

                  10.1.6   Management Reports.

                           Promptly and in any event within 10 Business Days of
                  receipt thereof, copies of all detailed financial and management reports submitted to the Company by independent auditors (other than any routine communications between the independent auditors and the audit committee) in connection with each annual or interim audit made by such auditors of the books of the Company or any of its Subsidiaries.

                  10.1.7   Projections.

                           Not later than January 31 of each Fiscal Year,
                  financial projections for the Company and its Subsidiaries for such Fiscal Year (including quarterly operating and cash flow budgets) prepared in a manner consistent with the projections delivered by the Company to the Lenders prior to the Closing Date or otherwise in a manner reasonably satisfactory to the Paying Agent, accompanied by a certificate of a Senior Officer of the Company on behalf of the Company to the effect that (a) such projections were prepared by the Company in good faith,
                  (b) the Company has a reasonable basis for the assumptions contained in such projections and (c) such projections have been prepared in accordance with such assumptions. All parties hereto acknowledge that the Company cannot and does not make any warranty or assurance that any such projections will be attained.

                  10.1.8   Subordinated Debt Notices.

                           Promptly following receipt, copies of (a) any notice
                  of default or acceleration received from any holder or trustee of, under or with respect to any Subordinated Debt and (b) any amendment, waiver, consent of other modification of any documentation governing any Subordinated Debt.



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

                           10.1.9   Other Information.

                           Promptly from time to time, such other information
                  concerning the Loan Parties and the Guarantors as any Lender or the Paying Agent may reasonably request.

          The Company hereby acknowledges that (a) the Paying Agent and/or BAS will make available to the Lenders and the Issuing Lenders materials and/or information provided by or on behalf of the Company hereunder (collectively, "Company Materials") by posting the Company Materials on IntraLinks or another similar electronic system (the "Platform") and (b) certain of the Lenders may be "public-side" Lenders (i.e., Lenders that do not wish to receive material non-public information with respect to the Company or its securities) (each, a "Public Lender"). The Company hereby agrees that it will use commercially reasonable efforts to identify that portion of the Company Materials that may be distributed to the Public Lenders and that (w) all such Company Materials shall be clearly and conspicuously marked "PUBLIC" which, at a minimum, shall mean that the word "PUBLIC" shall appear prominently on the first page thereof; (x) by marking Company Materials "PUBLIC," the Company shall be deemed to have authorized the Paying Agent, BAS, the Issuing Lenders and the Lenders to treat such Company Materials as not containing any material non-public information (although it may be sensitive and proprietary) with respect to the Company or its securities for purposes of United States Federal and state securities laws (provided, however, that to the extent such Company Materials constitute Information, they shall be treated as set forth in Section 15.9); (y) all Company Materials marked "PUBLIC" are permitted to be made available through a portion of the Platform designated "Public Investor;" and (z) the Paying Agent and BAS shall be entitled to treat any Company Materials that are not marked "PUBLIC" as being suitable only for posting on a portion of the Platform not designated "Public Investor." Notwithstanding the foregoing, the Company shall be under no obligation to mark any Company Materials "PUBLIC".

         10.2     Books, Records and Inspections.

         Keep, and cause each other Loan Party and Guarantor to keep, its books and records in accordance with sound business practices sufficient to allow the preparation of financial statements in accordance with GAAP; permit, and cause each other Loan Party and Guarantor to permit, at any reasonable time and with reasonable notice (or at any time without notice if an Event of Default exists), any Lender (at such Lender's own expense) or the Paying Agent or any representative thereof (at the Paying Agent's own expense) to inspect the properties and operations of the Loan Parties and the Guarantors; and permit, and cause each other Loan Party to permit, at any reasonable time and with reasonable notice (or at any time without notice if an Event of Default exists), any Lender (at such Lender's own expense) or the Paying Agent or any representative thereof (at the Paying Agent's own expense) to visit any or all of its offices, to discuss its financial matters with its officers and its independent auditors (and the Company hereby authorizes such independent auditors to discuss such financial matters with any Lender or the Paying Agent or any representative thereof), and to examine (and, at the expense of the Loan Parties and Guarantors, photocopy extracts from) any of its books or other records; and permit, and cause each other Loan Party and Guarantor to permit, the Paying Agent and its representatives to inspect the Inventory and other tangible assets of the Loan Parties and Guarantors, to perform appraisals of the equipment of the Loan Parties and Guarantors, and to inspect, audit, check and make copies of and extracts from the books, records, computer data, computer programs, journals, orders, receipts, correspondence and other data relating to Inventory, Accounts and any other collateral. All such inspections or audits by the Paying Agent shall be at the Paying Agent's expense, provided that so long as an Event of Default exists, such inspections or audits shall be at the Company's expense and the Paying Agent shall be able to perform as many inspections or audits as it desires during any such Event of Default.


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

         10.3     Maintenance of Property; Insurance.

         (a) Keep, and cause each other Loan Party and Guarantor to keep, all property useful and necessary in the business of the Loan Parties and the Guarantors in good working order and condition, ordinary wear and tear excepted, and from time to time make, or cause to be made, all needful repairs, renewals, additions, improvements and replacements thereto necessary in order that the business carried on in connection therewith may be properly conducted at all times in accordance with customary and prudent business practices for similar businesses.

         (b) Maintain, and cause each other Loan Party and Guarantor to maintain, with responsible insurance companies, such insurance coverage as may be required by any law or governmental regulation or court decree or order applicable to it (including, without limitation, liability insurance for the directors and officers of such Loan Party or Guarantor) and such other insurance, to such extent and against such hazards and liabilities as is customarily maintained by companies similarly situated, but which shall insure against all risks and liabilities of the type identified on Schedule 9.15 and shall have insured amounts no less than, and deductibles no higher than, those set forth on such schedule (as such schedule may change upon the reasonable consent of the Paying Agent); and, upon request of the Paying Agent or any Lender, furnish to the Paying Agent or such Lender a certificate setting forth in reasonable detail the nature and extent of all insurance maintained by the Loan Parties and the Guarantors. The Company shall cause each issuer of an insurance policy to provide the Collateral Agent with an endorsement (i) showing the Collateral Agent as lender loss payee or mortgagee, as applicable, with respect to each policy of property or casualty insurance or business interruption insurance and naming the Collateral Agent, for the benefit of the Lenders, as an additional insured with respect to each policy of liability insurance, (ii) providing that 30 days' notice will be given to the Collateral Agent prior to any cancellation of, material reduction or change in coverage provided by or other material modification to such policy and (iii) reasonably acceptable in all other respects to the Collateral Agent.

         (c) UNLESS THE COMPANY PROVIDES THE PAYING AGENT WITH EVIDENCE OF THE INSURANCE COVERAGE REQUIRED BY THIS AGREEMENT, THE PAYING AGENT MAY, FOLLOWING PRIOR NOTICE TO THE COMPANY, PURCHASE INSURANCE AT THE COMPANY'S EXPENSE TO PROTECT THE COLLATERAL AGENT'S AND THE LENDERS' INTERESTS IN THE COLLATERAL. THIS INSURANCE MAY, BUT NEED NOT, PROTECT ANY LOAN PARTY'S OR GUARANTOR'S INTERESTS. THE COVERAGE THAT THE PAYING AGENT PURCHASES MAY NOT PAY ANY CLAIM THAT IS MADE AGAINST ANY LOAN PARTY OR GUARANTOR IN CONNECTION WITH THE COLLATERAL. THE COMPANY MAY LATER CANCEL ANY INSURANCE PURCHASED BY THE PAYING AGENT, BUT ONLY AFTER PROVIDING THE PAYING AGENT WITH EVIDENCE THAT THE COMPANY HAS OBTAINED INSURANCE AS REQUIRED BY THIS AGREEMENT. IF THE PAYING AGENT PURCHASES INSURANCE FOR THE COLLATERAL, THE COMPANY WILL BE RESPONSIBLE FOR THE COSTS OF THAT INSURANCE, INCLUDING INTEREST AND ANY OTHER CHARGES THAT MAY BE IMPOSED WITH THE PLACEMENT OF THE INSURANCE, UNTIL THE EFFECTIVE DATE OF THE CANCELLATION OR EXPIRATION OF THE INSURANCE. THE COSTS OF THE INSURANCE MAY BE ADDED TO THE PRINCIPAL AMOUNT OF THE LOANS OWING HEREUNDER. THE COSTS OF THE INSURANCE MAY BE MORE THAN THE COST OF THE INSURANCE THE LOAN PARTIES AND GUARANTORS MAY BE ABLE TO OBTAIN ON THEIR OWN.


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

         10.4     Compliance with Laws; Payment of Taxes and Liabilities.

         (a) Comply, and cause each other Loan Party and Guarantor to comply, in all material respects with all applicable laws, rules, regulations, decrees, orders, judgments, licenses and permits, except where failure to comply could not reasonably be expected to have a Material Adverse Effect; (b) without limiting clause (a) above, ensure, and cause each other Loan Party and Guarantor to ensure, that no person who owns a controlling interest in or otherwise controls a Loan Party or Guarantor is or shall be (i) listed on the Specially Designated Nationals and Blocked Person List maintained by the Office of Foreign Assets Control ("OFAC"), Department of the Treasury, and/or any other similar lists maintained by OFAC pursuant to any authorizing statute, Executive Order or regulation or (ii) a person designated under Section 1(b), (c) or (d) of Executive Order No. 13224 (September 23, 2001), any related enabling legislation or any other similar Executive Orders, (c) without limiting clause (a) above, comply, and cause each other Loan Party and Guarantor to comply, with all applicable Bank Secrecy Act ("BSA") and anti-money laundering laws and regulations and (d) pay, and cause each other Loan Party and Guarantor to pay, prior to delinquency, all taxes and other governmental charges against it or any collateral, as well as claims of any kind which, if unpaid, could become a Lien (other than Permitted Liens) on any of its property; provided that the foregoing shall not require any Loan Party to pay any such tax or charge so long as it shall contest the validity thereof in good faith by appropriate proceedings and shall set aside on its books adequate reserves with respect thereto in accordance with GAAP and, in the case of a claim which could become a Lien (other than a Permitted Lien) on any collateral, such contest proceedings shall stay the foreclosure of such Lien (other than a Permitted Lien) or the sale of any portion of the collateral to satisfy such claim.

         10.5     Maintenance of Existence, etc.

         (a) Maintain and preserve, and (subject to Section 11.5) cause each other Loan Party and Guarantor to maintain and preserve, (i) its existence and good standing in the jurisdiction of its organization, (ii) its qualification to do business and good standing in each jurisdiction where the nature of its business makes such qualification necessary (other than such jurisdictions in which the failure to be qualified or in good standing could not reasonably be expected to have a Material Adverse Effect, and other than in connection with any merger permitted pursuant to Sections 11.4 or 11.6 other than any dissolution or liquidations of any Subsidiary if the assets of such Subsidiary are transferred to the Company or any Guarantor in connection with such dissolution or liquidation) and (iii) the rights, licenses, permits (including those required under applicable Environmental Laws), franchises, patents, copyrights, trademarks and trade names material to the conduct of its businesses; provided, however, that the Loan Parties and the Guarantors shall not be required to preserve any such right, license or franchise, or its corporate, partnership or other existence, if the Board of Directors of the Company shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Company and its Subsidiaries and Guarantors, taken as a whole, and that the loss thereof is not adverse in any material respect to the Paying Agent or the Lenders; and (b) defend all of the foregoing against all claims, actions, demands, suits or proceedings at law or in equity or by or before any governmental instrumentality or other agency or regulatory authority.


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

         10.6     Use of Proceeds.

         Use the proceeds of the Loans, and the Letters of Credit and Existing Letters of Credit, solely to refinance existing indebtedness, for working capital purposes, for Permitted Acquisitions, for Capital Expenditures, for Special Payments, and for other general business purposes; and not use or permit any proceeds of any Loan to be used, either directly or indirectly, for the purpose, whether immediate, incidental or ultimate, of "purchasing or carrying" any Margin Stock in any manner that would constitute a violation of Regulation U.

         10.7     Employee Benefit Plans.

         (a) Maintain, and use good faith efforts to cause each other member of the Controlled Group to maintain, each Pension Plan in substantial compliance with all applicable requirements of law and regulations.

         (b) Make, and use good faith efforts to cause each other member of the Controlled Group to make, on a timely basis, all required contributions to any Multiemployer Pension Plan.

         (c) Not, and use good faith efforts to not permit any other member of the Controlled Group to (i) seek a waiver of the minimum funding standards of ERISA, (ii) terminate or withdraw from any Pension Plan or Multiemployer Pension Plan, (iii) take any other action with respect to any Pension Plan that would reasonably be expected to entitle the PBGC to terminate, impose liability in respect of, or cause a trustee to be appointed to administer, any Pension Plan, or (iv) permit to occur a Reportable Event as described in Section 4043(b) of ERISA including without limitation those events as to which the thirty (30) day notice period is waived under Part 2615 of the regulations promulgated by the PBGC under ERISA, unless the actions or events described in clauses (i), (ii),
(iii) and (iv) individually or in the aggregate would not have a Material Adverse Effect.

         10.8     Environmental Matters.

         If any release or threatened release or other disposal of Hazardous Substances shall occur or shall have occurred on any real property or any other assets of any Loan Party or Guarantor, the Company shall, or shall cause the applicable Loan Party or Guarantor to, cause the prompt containment and removal of such Hazardous Substances and the remediation of such real property or other assets as necessary to comply with all Environmental Laws and to preserve the value of such real property or other assets. Without limiting the generality of the foregoing, the Company shall, and shall cause each other Loan Party and Guarantor to, comply with any Federal or state judicial or administrative order requiring the performance at any real property of any Loan Party or Guarantor of activities in response to the release or threatened release of a Hazardous Substance. To the extent that the transportation of Hazardous Substances is permitted by this Agreement, the Company shall, and shall cause its Subsidiaries to, dispose of such Hazardous Substances, or of any other wastes, only at licensed disposal facilities operating in compliance with Environmental Laws.


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

         10.9     Further Assurances.

         (a) Within 30 days from the request therefor by the Paying Agent, take, and cause each other Loan Party and Guarantor to take, such actions as are necessary or as the Paying Agent or the Required Lenders may reasonably request from time to time to give effect to the intent of, and to aid in the exercise and enforcement of the rights and remedies of the Paying Agent, the Collateral Agent and the Lenders under the Loan Documents, and to ensure that the Obligations of each Loan Party and Guarantor under the Loan Documents are secured by substantially all of the assets of the Company, each Domestic Subsidiary and each Joint Venture which meets the definition of a Guarantor (as well as all Capital Securities of each Domestic Subsidiary and each such Joint Venture and 65% of all Capital Securities of each direct Foreign Subsidiary) and guaranteed by each Domestic Subsidiary and each Joint Venture which meets the definition of a Guarantor (including, within 30 days after the acquisition or creation thereof, any Domestic Subsidiary or Joint Venture acquired or created after the Closing Date), in each case as the Paying Agent may determine, including without limitation (i) the execution and delivery of guaranties, security agreements, pledge agreements, Mortgages, financing statements and other documents, and the filing or recording of any of the foregoing and (ii) the delivery of certificated securities and other collateral with respect to which perfection is obtained by possession. Notwithstanding the foregoing, the Company shall not be required to pledge the Capital Stock of any future Domestic Subsidiary so long as those entities do not have any assets or operations valued in excess of $100,000.

         (b) The Company shall notify the Lenders and the Paying Agent, within ten (10) days after the occurrence thereof, of the acquisition of any material property by the Company or any Guarantor that is not subject to the existing Collateral Documents, any Person becoming a Subsidiary or the creation of any Joint Venture and any other event or condition, other than the passage of time, that may require additional action of any nature in order to create or preserve the effectiveness and perfected status of the liens and security interests of the Lenders and the Collateral Agent with respect to such property pursuant to the Collateral Documents, including without limitation delivering the originals of all promissory notes and other instruments payable to the Company or any Guarantor to the Collateral Agent, delivering the originals of all stock certificates or other certificates evidencing the Capital Securities owned by the Company or any Guarantor at any time, which are required by the foregoing
Section 10.9(a) to be pledged to the Collateral Agent for the benefit of the Lenders and cause any new Subsidiary to become a Guarantor pursuant to the Guaranty and Collateral Agreement.

         (c) Within 120 days of the Closing Date, the Company shall (i) either dissolve Hawaii Parking and/or Tower Parking or merge Hawaii Parking and/or Tower Parking into a Guarantor and (ii) provide the Paying Agent with satisfactory evidence of any such dissolution or merger, as appropriate.

                                   SECTION 11

                               NEGATIVE COVENANTS.

         Until the expiration or termination of the Commitments and thereafter until all Obligations (other than contingent and unmatured indemnification obligations) hereunder and under the other Loan Documents are paid in full and all Letters of Credit and Existing Letters of Credit have been terminated, the Company agrees that, unless at any time the Required Lenders shall otherwise expressly consent in writing, it will:

         11.1     Debt.

         Not, and not permit any other Loan Party to, create, incur, assume or suffer to exist any Debt, except:

         (a) Obligations under this Agreement and the other Loan Documents;

         (b) Debt of any Guarantor owing to the Company or to any other Guarantor; provided that to the extent such Debt shall be evidenced by any note or instrument, such instrument shall be a demand note in form and substance reasonably satisfactory to the Collateral Agent and pledged and delivered to the Collateral Agent pursuant to the Collateral Documents as additional collateral security for the Obligations, and the obligations under such demand note shall be subordinated to the Obligations of the Company hereunder in a manner reasonably satisfactory to the Paying Agent;

         (c) Subordinated Debt, provided that (A) immediately before and after (on a pro forma basis acceptable to the Paying Agent and supported by such certificates required by the Paying Agent) the incurrence of any such Subordinated Debt, no Unmatured Event of Default or Event of Default shall exist and the Company shall be in pro forma compliance with all financial and other covenants contained herein as of the date of incurrence of such Subordinated Debt and (B) all agreements, documents and instruments relating to such Subordinated Debt shall have been delivered to and approved by the Paying Agent and the Required Lenders prior to the incurrence of such Subordinated Debt (it being understood and agreed however that the Indebtedness under the 9 1/4% Notes shall only be permitted under this Section 11.1 until the date thirty five (35) days after the Closing Date);


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

          (d)     Hedging Obligations;

          (e) Debt described on Schedule 11.1 and any extension, renewal or refinancing thereof so long as the principal amount thereof is not increased (and as such amount is reduced from time to time) and no modifications of the terms thereof which are less favorable to the Company or more restrictive on the Company in any material manner shall be permitted;

          (f) Contingent Liabilities arising with respect to customary indemnification obligations in favor of sellers in connection with Permitted Acquisitions and purchasers in connection with dispositions permitted under
Section 11.4;

          (g) Earnouts with respect to Permitted Acquisitions made by the Company;

          (h) Trade accounts payable and accrued expenses arising in the ordinary course which are current or past due only in an amount which is not material in the aggregate for the Company and its Subsidiaries on a consolidated basis, or which are being contested in good faith by appropriate proceedings and for which adequate reserves are maintained on the books of the Company;

          (i) Debt which is non-recourse to the Company or its Subsidiaries, provided that the aggregate amount of such non-recourse Indebtedness does not exceed $10,000,000 and such non-recourse terms and the other terms of such financing are acceptable to the Paying Agent;

          (j) Debt incurred to finance insurance premiums in the ordinary course of business consistent with past practices of the Company;

          (k) Debt of Subsidiaries and Joint Ventures which are not Guarantors owing to the Company or a Guarantor not exceeding an aggregate amount equal to the book value of five percent (5%) of Total Assets; provided, that any such Debt shall reduce, dollar for dollar, the available transactions permitted by
Section 11.6(g);

          (l) Debt represented by the subtraction of Adjusted Off-Balance Sheet Liabilities from Off-Balance Sheet Liabilities;

          (m) Debt (other than Debt to the Principals) other than as described in clauses (a) through (l) above and (o) below not exceeding an aggregate amount equal to the book value of five percent (5%) of Total Assets, provided that not more than 50% of the Debt incurred or otherwise outstanding pursuant to this clause (m) may be secured by Permitted Liens;

         (n) Debt which may otherwise be permitted pursuant to Section 11.6; and

         (o) Debt arising from Ordinary Course Capital Leases.


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

         11.2     Liens.

         Not, and not permit any other Loan Party to, create or permit to exist any Lien on any of its real or personal properties, assets or rights of whatsoever nature (whether now owned or hereafter acquired), except:

         (a) Liens arising under the Loan Documents;

         (b) Liens imposed by law (other than liens imposed by ERISA or Section 412 of the Code), carriers', warehousemen's or mechanic's Liens, operators' or drillers' Liens and Liens to secure claims for labor, material or supplies arising in the ordinary course of business, but only to the extent that payment thereof shall not at the time be due or shall be contested in good faith by appropriate proceedings diligently conducted, with respect to which appropriate reserves have been set aside and as to which there has been no seizure of or foreclosure upon assets subject to such Liens;

         (c) deposits or pledges to secure payment of worker's compensation, unemployment insurance, old age pensions or other social security, or to secure the performance of bids, tenders, contracts (other than those relating to borrowed money) or leases or to secure statutory obligations or surety or appeal bonds, or to secure indemnity, performance or other similar bonds in the ordinary course of business, or in connection with contests, to the extent that payment thereof shall not at the time be due or shall be contested in good faith by appropriate proceedings diligently conducted and there have been set aside on its books appropriate reserves with respect thereto;

         (d) Liens securing taxes, assessments, levies or other governmental charges which are not overdue or which, in an amount not exceeding $2,000,000 in the aggregate, are being contested in good faith by appropriate proceedings diligently conducted, with respect to which reasonable reserves have been set aside and as to which there has been no seizure of or foreclosure upon assets subject to the Liens;

         (e) Liens consisting of encumbrances, easements or reservations of, or rights of others for, rights-of-way, sewers, electric lines, telecommunications lines and other similar purposes, zoning restrictions, restrictions on the use of real property and minor defects and irregularities in the title thereto, and other similar encumbrances, none of which in the reasonable opinion of the Paying Agent interferes with the use of the property subject thereto by the Company or such Subsidiary in the ordinary conduct of its business;

         (f) Liens described on Schedule 11.2 as of the Closing Date, and any extensions or renewals of the foregoing, provided that neither the Debt secured by any such existing Liens nor the property subject thereto shall increase;

         (g) Liens on the daily revenues in favor of Persons other than the Company or its Affiliates who are parties to the Facility Leases and Facility Management Agreements for the amounts due to them pursuant thereto;


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

         (h) purported Liens in the ordinary course of business on fixtures to the extent applicable law permits a mortgagee to claim an interest therein, provided that such purported Liens do not secure any Debt of the Company or any of its Affiliates;

         (i) any Lien created to secure payment of a portion of the purchase price of, or existing at the time of acquisition of, any tangible fixed asset (including Liens granted in connection with Ordinary Course Capital Leases) acquired by the Company or any of its Subsidiaries, may be created or suffer to exist upon such tangible fixed asset if the outstanding principal amount of the Debt secured by such Lien does not exceed the purchase price paid by the Company or such Subsidiary for such tangible fixed asset provided that (i) such Lien does not encumber any other asset at any time owned by the Company or such Subsidiary, (ii) not more than one such Lien shall encumber such tangible fixed asset at any one time, and (iii) the aggregate amount of Debt secured by all such Liens shall not exceed the amounts permitted by Sections 11.1(e) and (m)

         (j) Liens on unearned insurance premiums to secure Debt referred to in
Section 11.1(k)

         (k) Liens arising by applicable law in respect of employees' wages, salaries or commissions not overdue; and

         (1) Liens arising out of judgments or awards not exceeding $2,000,000 in the aggregate against the Company or its Subsidiaries with respect to which the Company or such Subsidiary shall be in good faith prosecuting an appeal or a proceeding or review and the enforcement of such Lien is stayed pending such appeal or review.

         11.3     Restricted Payments.

         Not, and not permit any other Loan Party to, make, pay, declare, or authorize any dividend, payment or other distribution in respect of any class of its Capital Securities or any dividend, payment or distribution in connection with the redemption, purchase, retirement or other acquisition, directly or indirectly, of any shares of its Capital Securities, other than such dividends, payments or other distributions made (i) to the extent payable solely in shares of Capital Securities (other than Disqualified Stock) of the Company, (ii) as permitted pursuant to Section 11.6, or (iii) to the extent that the same constitute Special Payments made in compliance with the definition of such term. The Company will not issue Disqualified Stock.

         11.4     Mergers, Consolidations, Sales.

         (a) Not, and not permit any other Loan Party to, make any Acquisition; nor merge or consolidate or amalgamate with any other Person or take any other action having a similar effect, nor enter into any joint venture or similar arrangement with any other Person, except (i) any Acquisition by the Company or any Guarantor where (collectively, "Permitted Acquisitions"):

                   (A) the business or division acquired are for use, or the Person acquired is engaged, in businesses similar to those engaged in by the Loan Parties on the Closing Date;


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

                   (B) immediately before and after giving effect to such Acquisition, no Event of Default or Unmatured Event of Default shall exist;

                   (C) the aggregate consideration to be paid by the Loan Parties (including any Debt assumed or issued in connection therewith, the amount thereof to be calculated in accordance with GAAP) in connection with such Acquisition (or any series of related Acquisitions) shall not exceed $5,000,000, and all such Acquisitions in any Fiscal Year shall not exceed $15,000,000;

                   (D) immediately after giving effect to such Acquisition, the Company is in pro forma compliance with all the financial ratios and restrictions set forth in Section 11.13;

                   (E) in the case of the Acquisition of any Person, the Board of Directors of such Person has approved such Acquisition;

                   (F) after giving effect to any Acquisition and after giving effect to the working capital needs of the acquired business, the Revolving Loan Availability shall equal or exceed $7,000,000;

                   (G)    reasonably prior to such Acquisition, the Paying
Agent shall have received complete executed or conformed copies of each material document, instrument and agreement to be executed in connection with such Acquisition together with all lien search reports and lien release letters and other documents as the Paying Agent may require to evidence the termination of Liens on the assets or business to be acquired, provided that the Lien termination may occur simultaneously with the closing of such Acquisition;

                   (H) not less than ten Business Days prior to such Acquisition, the Paying Agent shall have received an acquisition summary with respect to the Person and/or business or division to be acquired, such summary to include a reasonably detailed description thereof (including financial information) and operating results (including financial statements for the most recent 12 month period for which they are available and as otherwise available), the material terms and conditions, including economic terms, of the proposed Acquisition, and the Company's calculation of pro forma EBITDA relating thereto;

                   (I) the Paying Agent and Required Lenders shall have approved the Company's computation of pro forma EBITDA; and

                   (J) consents have been obtained in favor of the Collateral Agent and the Lenders to the collateral assignment of rights and indemnities under the related acquisition documents and opinions of counsel for the Loan Parties and (if delivered to the Loan Party) the selling party in favor of the Collateral Agent and the Lenders have been delivered;

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

and (ii) as maybe otherwise permitted pursuant to Sections 11.6, 11.10(b) and 11.10(1).


         (b) Sell, lease, license, transfer, assign or otherwise dispose of all or any portion of its business, assets, rights, revenues or property, real, personal or mixed, tangible or intangible, whether in one or a series of transactions, other than inventory sold in the ordinary course of business upon customary credit terms and sales of material or equipment no longer useful in the business, and shall not permit or suffer any Subsidiary to do any of the foregoing (an "Asset Disposition") provided, however, that this Section 11.4(b) shall not prohibit any sale, lease, license, transfer, assignment or other disposition otherwise permitted pursuant to Section 11.6 or if (i) the aggregate book value (disregarding any write-downs of such book value other than ordinary depreciation and amortization) of all of the business, assets, rights, revenues and property disposed of after the Closing Date of this Agreement (other than in reliance on clauses (ii) and (iii) below) shall be less than 2% of the Total Assets at such time and if, immediately before and after such transaction, no Unmatured Event of Default or Event of Default shall exist, (ii) sales of equipment as to which proceeds are used within 180 days to purchase equipment of at least equivalent value to those sold and if, immediately before and after such transaction, no Unmatured Event of Default or Event of Default shall exist,
(iii) sales as to which proceeds are used to make optional repayments on the Revolving Loans, provided that such prepayments on the Revolving Loans shall also permanently reduce the Revolving Commitment by the amount of such payments,
(iv) investments which consist of transfers of assets instead of cash and which are permitted by Section 11.10 or (v) transfers of assets pursuant to a loan or advance permitted pursuant to Section 11.10; provided, however, in the case of any of the foregoing permitted sales, leases, licenses, transfers, assignments or other dispositions described in clauses (i), (ii) and (iii) the Company shall not, and shall not permit any of its Subsidiaries to, consummate an Asset Disposition unless (A) the Company (or the Subsidiary, as the case may be) receives consideration at the time of such Asset Disposition at least equal to the fair market value (as determined by the Board of Directors of such Person and evidenced by a resolution of the Board of Directors of such Person set forth in an officer's certificate delivered to the Paying Agent) of the assets and (B) at least 75% of the consideration therefore received by the Company or such Subsidiary is in the form of cash; provided that the amount of (x) any liabilities (as shown on the Company's or such Subsidiary's most recent balance sheet), of the Company or any Subsidiary that are assumed by the transferee of any such assets such that the Company or such Subsidiary have no further liability and (y) any securities, notes or other obligations received by the Company or any such Subsidiary from such transferee that are converted by the Company or such Subsidiary into cash (to the extent of the cash received), shall be deemed to be cash for purposes of this provision and the definition of Net Cash Proceeds, and (C) the Collateral Agent promptly shall obtain a first priority security interest in any non-cash consideration for any Asset Disposition.

         11.5     Modification of Organizational Documents.

         Not permit the charter, by-laws or other organizational documents of any Loan Party to be amended or modified in any way which could reasonably be expected to materially adversely affect the interests of the Lenders.


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         11.6     Transactions with Affiliates.

         Not, and not permit any other Loan Party to, take any actions, nor enter into any transactions, of the types described in Sections 11.1, 11.2, 11.3, 11.4, 11.10, 11.14 or 11.15, directly or indirectly, with, or for the benefit of, the Principals and any other Affiliates of the Company (each of the foregoing, an "Affiliate Transaction") except as may otherwise be specifically permitted by those sections, and except as follows:

         (a) transactions between or among the Company and/or the Guarantors shall be permitted;

         (b) any Subsidiary may merge with or into another Subsidiary or into the Company, provided that (i) there is no Unmatured Event of Default or Event of Default either existing before, or which would arise from, such merger, (ii) if any such merger involves a Guarantor, the Guarantor shall be the surviving Person, (iii) if any such merger involves the Company, the Company shall be the surviving Person and (iv) if any such merger involves the Company or any Guarantor, the net worth of the Company or such Guarantor involved in such merger immediately after the merger would be equal to or greater than its net worth immediately preceding such merger;

         (d) upon notice to and consent of the Paying Agent, any Subsidiary may merge with or into a newly-created Subsidiary which is incorporated, formed or otherwise organized pursuant to the laws of the State of Delaware, solely for the purpose of re-organizing the previously existing Subsidiary under the laws of the State of Delaware, provided that (i) there is no Unmatured Event of Default or Event of Default either existing before, or which would arise from, such merger, (ii) if any such merger involves a Guarantor, the surviving Subsidiary shall become a Guarantor, and the net worth of such surviving Subsidiary immediately after the merger shall be equal to or greater than the Guarantor's net worth immediately preceding such merger, and (iii) all other terms and conditions of such merger shall be acceptable to the Paying Agent in its reasonable discretion;

         (e) transfers of assets, including without limitation Capital Securities, between Guarantors or between the Company and Guarantors shall be permitted, provided that the Collateral Agent maintains its first priority perfected Lien on any and all collateral security;

         (f) Affiliate Transactions, Facility Management Agreements and Facility Leases entered into in the ordinary course of business shall be permitted that are on terms that are no less favorable to the Company or the relevant Subsidiary than those that would have been obtained in a comparable transaction by the Company or such Subsidiary with an unrelated Person; and

         (g) the Company or any Guarantor may purchase or otherwise acquire any Capital Securities of or other ownership interest in, or debt securities of or other evidences of Debt of, any Subsidiary or Joint Venture that is not a Guarantor; or make any loan or advance of any of its funds or property or make any other extension of credit to, or make any other investment or contribution or acquire any interest whatsoever in, any Subsidiary or Joint Venture that is not a Guarantor, not exceeding an aggregate amount equal to the book value of 3% of Total Assets; provided, that any of the foregoing transactions shall reduce, dollar for dollar, the available Debt permitted by Section 11.1(1).


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         11.7     Unconditional Purchase Obligations.

         Not, and not permit any other Loan Party to, enter into or be a party to any contract for the purchase of materials, supplies or other property or services if such contract requires that payment be made by it regardless of whether delivery is ever made of such materials, supplies or other property or services.

         11.8     Inconsistent Agreements.

         Not, and not permit any other Loan Party to, enter into any agreement, including without limitation any amendments to existing agreements, containing any provision which would (a) be violated or breached by any borrowing by the Company hereunder or by the performance by any Loan Party of any of its Obligations hereunder or under any other Loan Document, (b) prohibit any Loan Party from granting to the Collateral Agent and the Lenders, a Lien on any of its assets, now or hereafter acquired, or (c) (except with respect to the 9 1/4% Note Documents) create or permit to exist or become effective any encumbrance or restriction on the ability of any Subsidiary to (i) pay dividends or make other distributions to the Company or any other Subsidiary, or pay any Debt owed to the Company or any other Subsidiary, (ii) make loans or advances to any Loan Party or (iii) transfer any of its assets or properties to any Loan Party; other than (A) customary restrictions and conditions contained in agreements relating to the sale of all or a substantial part of the assets of any Subsidiary pending such sale, provided that such restrictions and conditions apply only to the Subsidiary to be sold and such sale is permitted hereunder (B) restrictions or conditions imposed by any agreement relating to purchase money Debt, Capital Leases and other secured Debt permitted by this Agreement if such restrictions or conditions apply only to the property or assets securing such Debt and (C) customary provisions in leases, Joint Venture agreements (created in the ordinary course consistent with past practices) and other contracts restricting the assignment thereof. The Company shall use its best efforts to avoid entering into Joint Venture agreements which would violate the foregoing terms of this
Section 11.8.

         11.9     Business Activities; Issuance of Equity.

         Not, and not permit any other Loan Party to, engage in any line of business other than the businesses engaged in on the date hereof and businesses reasonably related thereto. Not, and not permit any other Loan Party to, issue any Capital Securities other than (a) any issuance of shares of the Company's Capital Securities (provided any such issued shares shall not be Disqualified Stock), or (b) any issuance by a Subsidiary to the Company or another Subsidiary in accordance with Section 11.3.


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         11.10    Investments, Loans and Advances.

         Not, and not permit any other Loan Party to, purchase or otherwise acquire any Capital Securities of or other ownership interest in, or debt securities of or other evidences of Debt of, any other Person; nor make any loan or advance of any of its funds or property or make any other extension of credit to, or make any other investment or contribution or acquire any interest whatsoever in, any other Person; nor incur any Contingent Liability except to the extent permitted under Section 11.1 nor permit any Subsidiary to do any of the foregoing; other than:

         (a) contributions by the Company to the capital of any Wholly-Owned Subsidiary, or by any Subsidiary to the capital of any other domestic Wholly-Owned Subsidiary, so long as the recipient of any such capital contribution has guaranteed the Obligations and such guaranty is secured by a pledge of all of its Capital Securities and substantially all of its real and personal property, in each case in accordance with Section 10.8;

         (b) contributions to non-Wholly-Owned Subsidiaries and Joint Ventures in the ordinary course of business consistent with past practices not in excess of $2,000,000 in the aggregate;

         (c) investments constituting Debt permitted by Section 11.1

         (d) Contingent Liabilities constituting Debt permitted by
Section 11.1 or Liens permitted by Section 11.2

         (e) investments in Cash Equivalents;

         (f) bank deposits in the ordinary course of business;

         (g) investments in securities of Account Debtors received pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of such account debtors;

         (h) investments to consummate Permitted Acquisitions;

         (i) those investments, loans, advances and other transactions described in Schedule 11.10 as of the Closing Date, but no extension or renewal thereof shall be permitted;

         (j) extensions of trade credit made in the ordinary course of business on customary credit terms and commissions, relocation, travel and similar advances made to officers and employees and to consultants for consulting services and reimbursable expenses, all in the ordinary course of business, provided that advances to officers, employees and to consultants for purposes other than commission, relocation and travel shall not exceed $250,000 in aggregate at any time outstanding;


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

         (k) acquire and own stock, obligations or securities received in settlement of debts owing to the Company or its Subsidiaries or as consideration for Asset Dispositions otherwise permitted under Section 11.4;

         (l) advances made by the Company or its Subsidiaries or Joint Ventures to clients in connection with Facility Leases and Facility Management Agreements of the Company in the ordinary course of business consistent with past practices;

         (m) other loans, advances or investments (except to (i) the Principals, or (ii) other Affiliates of the Company) in an aggregate amount not to exceed three percent (3%) of Total Assets; and

         (n) as otherwise permitted pursuant to Sections 11.6.

provided that (x) any Investment which when made complies with the requirements of the definition of the term "Cash Equivalent Investment" may continue to be held notwithstanding that such Investment if made thereafter would not comply with such requirements; (y) no new Investment which would otherwise be permitted by clause (c), (d), or (h) shall be permitted to be made if, immediately before or after giving effect thereto, any Event of Default or Unmatured Event of Default exists.

         11.11    Restriction of Amendments to Certain Documents.

         Not amend or otherwise modify, or waive any rights under, the Subordinated Debt Documents if, in any case, such amendment, modification or waiver could reasonably be expected to be material and adverse to the interests of the Lenders.

         11.12    Fiscal Year.

         Not change its Fiscal Year.

         11.13    Financial Covenants.

                  11.13.1  Fixed Charge Coverage Ratio.

                           Not permit the Fixed Charge Coverage Ratio to be less
                  than 1.75 to 1.0 as of the end of any Fiscal Quarter ending prior to June 30, 2007, and not permit the Fixed Charge Coverage Ratio as of the end of any Fiscal Quarter ending thereafter to be less than 2.0 to 1.0.

                  11.13.2..Total Debt to EBITDA Ratio.

                           Not permit the Total Debt to EBITDA Ratio to exceed
                  (i) 4.5 to 1.0 as of the end of any Fiscal Quarter ending prior to June 30, 2007, (ii) 4.25 to 1.0 as of the end of any Fiscal Quarter ending between June 30, 2007 and June 29, 2008,
                  (iii) 4.0 to 1.0 as of the end of any Fiscal Quarter ending between June 30, 2008 and June 29, 2009 and (iv) 3.75 to 1.0 as of the end of any Fiscal Quarter ending after June 29, 2009.


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

         11.14    Repayment or Redemption of Debt; Cancellation of Debt.

         Not make, or permit any Subsidiary to make, any optional payment, defeasance (whether a covenant defeasance, legal defeasance or other defeasance), prepayment or redemption of any of its or any of its Subsidiaries' Debt (except for (x) payments made in Capital Securities which could not create an Event of Default, (y) except for Ordinary Course Lease Termination Payments and (z) prepayments or any redemption of the Company's or any of its Subsidiaries' Subordinated Debt); or amend or modify, or consent or agree to any amendment or modification of, any instrument or agreement under which any of its Subordinated Debt is issued or created or otherwise related thereto; or enter into any agreement or arrangement providing for any defeasance of any kind of any of its Subordinated Debt; except as may otherwise be permitted pursuant to Sections 11.3 and 11.6. Not, and not permit any other Loan Party to, cancel any claim or debt owing to it, except for reasonable consideration or in the ordinary course of business.

         11.15    Affiliate Amounts.

         Except as set forth on Schedule 11.15, the Company will not pay, or permit any Subsidiary to pay, directly or indirectly, any management, consulting, investment banking, advisory or other fees or payments, fees or payments under any leases, any expense reimbursement or similar payments, or any other payments of any kind (including, without limitation, any amounts paid or payable by the Company or any of its Subsidiaries to the Principals and/or to any other Affiliates of the Company, in respect of overhead expense allocations among members of the Affiliate corporate group) to the Principals and/or to any other Affiliates of the Company, other than the Company or any Guarantor. The foregoing sentence shall not restrict the Company from (i) paying salaries, bonuses or other compensation to, or reimbursing travel or other business expenses of, officers or employees (other than any such Person who is also a Principal) in the ordinary course of business, or (ii) reimbursing travel or other business expenses of any officer or director of the Company who is also a Principal, to the extent such reimbursements or such expenses are customarily paid or reimbursed for all officers and/or directors (as applicable) of the Company in the ordinary course of the Company's business, consistent with past practices, or (iii) making Special Payments in compliance with the definition of such term.

                                   SECTION 12

                   EFFECTIVENESS; CONDITIONS OF LENDING, ETC.

         The obligation of each Lender to make its Loans and participate in the Existing Letters of Credit, and of any Issuing Lender to issue Letters of Credit, is subject to the following conditions precedent:


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

         12.1     Initial Credit Extension.

         The obligation of the Lenders to make the initial Loans and to participate in the Existing Letters of Credit, and the obligation of the applicable Issuing Lender to issue its initial Letter of Credit (whichever first occurs) is, in addition to the conditions precedent specified in Section 12.2, subject to the conditions precedent that the Paying Agent shall received all of the following, each duly executed and dated the Closing Date (or such earlier date as shall be satisfactory to the Paying Agent), in form and substance reasonably satisfactory to the Paying Agent (and the date on which all such conditions precedent have been satisfied or waived in writing by the Paying Agent and the Lenders is called the "Closing Date"):

                  12.1.1   Notes.

                           A Note for each Lender.

                  12.1.2   Authorization Documents.

                           For the Company and each Guarantor, such Person's (a)
                  charter (or similar formation document), certified by the appropriate governmental authority; (b) good standing certificates in its state of incorporation (or formation) and in each other state requested by the Paying Agent; (c) bylaws (or similar governing document); (d) resolutions of its board of directors (or similar governing body) approving and authorizing such Person's execution, delivery and performance of the Loan Documents to which it is party and the transactions contemplated thereby; and (e) signature and incumbency certificates of its officers executing any of the Loan Documents (it being understood that the Paying Agent and each Lender may conclusively rely on each such certificate until formally advised by a like certificate of any changes therein), all certified by its secretary or an assistant secretary (or similar officer) as being in full force and effect without modification.

                  12.1.3   Consents, etc.

                           Certified copies of all documents evidencing any
                  necessary corporate or partnership action, consents and governmental approvals (if any) required for the execution, delivery and performance by the Company and each Guarantor of the documents referred to in this Section 12.

                  12.1.4   Guaranty and Collateral Agreement.

                           A counterpart of the Guaranty and Collateral
                  Agreement executed by the Company and each Guarantor, together with all instruments, transfer powers and other items required to be delivered in connection therewith.


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

                  12.1.5   Perfection Certificate.

                           A Perfection Certificate completed and executed by
the Company and each Guarantor.

                  12.1.6   Opinions of Counsel.

                           Opinions of counsel for the Company and each
                  Guarantor, including local counsel reasonably requested by the Paying Agent.

                  12.1.7   Insurance.

                           Evidence of the existence of insurance required to be
                  maintained pursuant to Section 10.3(b), together with evidence that the Collateral Agent has been named as a lender's loss payee and an additional insured on all related insurance policies.

                  12.1.8   Copies of Documents.

                           Copies of the documentation governing any
                  Subordinated Debt certified by the secretary or assistant secretary (or similar officer) of the Company as being true, accurate and complete.

                  12.1.9   Payment of Fees.

                           Evidence of payment by the Company of all accrued and
                  unpaid fees, costs and expenses to the extent then due and payable on the Closing Date, together with all Attorney Costs of the Paying Agent and the Joint Lead Arrangers to the extent invoiced prior to the Closing Date, plus such additional amounts of Attorney Costs as shall constitute the Paying Agent's reasonable estimate of Attorney Costs incurred or to be incurred by the Paying Agent through the closing proceedings (provided that such estimate shall not thereafter preclude final settling of accounts between the Company and the Paying Agent).

                  12.1.10  Solvency Certificate.

                           A Solvency Certificate executed by a Senior Officer
of the Company.

                  12.1.11  Pro Forma.

                           A consolidated pro forma balance sheet of the Company
                  as at June 30, 2006, adjusted to give effect to the consummation of the financings contemplated hereby as if such financing had occurred on such date, consistent in all material respects with the sources and uses of cash as previously described to the Lenders and the forecasts previously provided to the Lenders.

                  12.1.12  Search Results; Lien Terminations.

                           Certified copies of Uniform Commercial Code search
                  reports dated a date reasonably near to the Closing Date, listing all effective financing statements which name the Company and each Guarantor (under their present names and any previous names) as debtors, together with (a) copies of such financing statements and, where feasible prior to the Closing Date, together with Uniform Commercial Code or other appropriate termination statements and documents effective to evidence the foregoing (other than Liens permitted by Section 11.2) and such other Uniform Commercial Code termination statements as the Paying Agent may reasonably request and (b) assignments from LaSalle, as administrative agent under the Existing Agreement to the Collateral Agent of all financing statements filed in connection with the Existing Agreement.


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

                  12.1.13  Filings, Registrations and Recordings.

                           The Collateral Agent shall have received each
                  document (including Uniform Commercial Code financing statements) required by the Collateral Documents or under law or reasonably requested by the Collateral Agent to be filed, registered or recorded in order to create in favor of the Collateral Agent, for the benefit of the Lenders, a perfected Lien on the collateral described therein, prior to any other Liens (subject only to Liens permitted pursuant to Section 11.2), in proper form for filing, registration or recording.

                  12.1.14  Closing Certificate, Consents and Permits.

                           A certificate executed by an officer of the Company
                  on behalf of the Company in such capacity but not individually certifying the matters set forth in Section 12.2.1 as of the Closing Date.

                  12.1.15   Obligations Senior.

                           The Paying Agent shall have received a certificate
                  from a Senior Officer of the Company (a) certifying, assuming the Company has borrowed Loans and/or has Letters of Credit issued on its behalf in an aggregate amount of $135,000,000 on the Closing Date, that such Loans and/or Letters of Credit in an aggregate amount of $135,000,000 would be permitted under the 9 1/4% Note Indenture and would constitute "Senior Debt" and "Designated Senior Debt" under and as defined in the 9 1/4% Note Indenture and (b) containing a calculation prepared by a Senior Officer of the Company of the Fixed Charge Coverage Ratio (as defined in the 9 1/4% Note Indenture) satisfactory to the Paying Agent demonstrating that the Fixed Charge Coverage Ratio, after giving effect to the incurrence of Loans and/or the issuance of Letters of Credit in an aggregate amount of $135,000,000 on the Closing Date, would be at least 2.0 to 1.0 on a pro forma basis, as calculated in accordance with the terms of the 9 1/4% Note Indenture.

                  12.1.16  Redemption Notice.

                           The Paying Agent shall received a copy of the notice
                  of redemption that the Company caused to be mailed to each holder of the 9 1/4% Notes on the Closing Date.


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                  12.1.17  Other.

                           Such other documents as the Paying Agent or any
Lender may reasonably request.

         12.2     Conditions.

         The obligation (a) of each Lender to make each Loan and participate in each Existing Letter of Credit, and (b) of any Issuing Lender to issue each Letter of Credit is subject to the following further conditions precedent that:

                  12.2.1   Compliance with Warranties, No Default, etc.

                           Both before and after giving effect to any borrowing
                  and the issuance of any Letter of Credit, the following statements shall be true and correct:

                           (a) the representations and warranties of each Loan
                  Party and each Guarantor set forth in this Agreement and the other Loan Documents shall be true and correct in all material respects with the same effect as if then made (except to the extent stated to relate to a specific earlier date, in which case such representations and warranties shall be true and correct as of such earlier date); and

                           (b) no Event of Default or Unmatured Event of Default
                  shall have then occurred and be continuing.

                  12.2.2    Confirmatory Certificate.

                           If requested by the Paying Agent or any Lender, the
                  Paying Agent shall have received (in sufficient counterparts to provide one to each Lender) a certificate dated the date of such requested Loan or Letter of Credit and signed by a duly authorized representative of the Company in such capacity but not individually as to the matters set out in Section 12.2.1 (it being understood that each request by the Company for the making of a Loan or the issuance of a Letter of Credit shall be deemed to constitute a representation and warranty by the Company that the conditions precedent set forth in Section
                  12.2.1 will be satisfied at the time of the making of such Loan or the issuance of such Letter of Credit), together with such other documents as the Paying Agent or any Lender may reasonably request in support thereof.

                  12.2.3    Real Estate Documents.

                           If requested by the Collateral Agent or any Lender,
                  with respect to each parcel of real property, at any time owned by the Company or any Guarantor, a duly executed Mortgage providing for a fully perfected Lien, in favor of the Collateral Agent, in all right, title and interest of the Company or such Guarantor in such real property, together with:


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                           (a) an ALTA Loan Title Insurance Policy, issued by an
                  insurer acceptable to the Collateral Agent, insuring the Collateral Agent's Lien on such real property and containing such endorsements as the Collateral Agent may reasonably require (it being understood that the amount of coverage, exceptions to coverage and status of title set forth in such policy shall be acceptable to the Collateral Agent);

                           (b) copies of all documents of record concerning such
                  real property as shown on the commitment for the ALTA Loan Title Insurance Policy referred to above;

                           (c) original or certified copies of all insurance
                  policies required to be maintained with respect to such real property by this Agreement, the applicable Mortgage or any other Loan Document;

                           (d) a survey certified to the Collateral Agent
                  meeting such standards as the Collateral Agent may reasonably establish and otherwise reasonably satisfactory to the Collateral Agent;

                           (e) a flood insurance policy concerning such real
                  property, if required by the Flood Disaster Protection Act of 1973; and

                           (f) an appraisal, prepared by an independent
                  appraiser engaged directly by the Collateral Agent, of such parcel of real property or interest in real property, which appraisal shall satisfy the requirements of the Financial Institutions Reform, Recovery and Enforcement Act, if applicable, and shall evidence compliance with the supervisory loan-to-value limits set forth in the Federal Deposit Insurance Corporation Improvement Act of 1991, if applicable.

                           Additionally, (i) in the case of any leased real
                  property (other than the Company's office located at 900 North Michigan Avenue, Suite 1600, Chicago, Illinois) on which are located any assets or improvements (having a value of $1,000,000 or more with respect to each real property address) owned by the Company and/or any of its Subsidiaries and/or Joint Ventures, at any time upon the request of the Collateral Agent or the Required Lenders, the Company and/or its Subsidiary and/or Joint Venture, as applicable, shall use their best efforts to provide a Collateral Access Agreement from the landlord of such property waiving any landlord's Lien in respect of personal property kept at the premises subject to such lease, and (ii) in the case of any mortgaged real property, a waiver from the mortgagee thereof waiving any Lien in respect of personal property kept at the premises subject to such Mortgage.


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                                   SECTION 13

                       EVENTS OF DEFAULT AND THEIR EFFECT.

         13.1     Events of Default.

          Each of the following shall constitute an Event of Default under this
Agreement:

                  13.1.1   Non-Payment of the Loans, etc.

                           Default in the payment when due of the principal of
                  any Loan; or default, and continuance thereof for five days, in the payment when due of any interest, fee, reimbursement obligation with respect to any Letter of Credit or Existing Letter of Credit or other amount payable by the Company or any Guarantor hereunder or under any other Loan Document.

                  13.1.2   Non-Payment of Other Debt.

                           Any default shall occur under the terms applicable to
                  any Debt of any Loan Party or Guarantor (other than non-recourse Debt of the Company or any of its Subsidiaries or any Guarantor as the Paying Agent shall consent, such consent not to be unreasonably withheld) in an aggregate amount (for all such Debt so affected and including undrawn committed or available amounts and amounts owing to all creditors under any combined or syndicated credit arrangement) exceeding $2,000,000 and such default shall (a) consist of the failure to pay such Debt when due, whether by acceleration or otherwise, or (b) accelerate the maturity of such Debt or permit the holder or holders thereof, or any trustee or agent for such holder or holders, to cause such Debt to become due and payable (or require any Loan Party or Guarantor to purchase or redeem such Debt or post cash collateral in respect thereof) prior to its expressed maturity.

                  13.1.3   Other Material Obligations.

                           Default in the payment when due, or in the
                  performance or observance of, any material obligation of, or condition agreed to by, any Loan Party or Guarantor with respect to any material purchase or lease of goods or services where such default, singly or in the aggregate with all other such defaults, could reasonably be expected to have a Material Adverse Effect.

                  13.1.4   Bankruptcy, Insolvency, etc.

                           Any Loan Party or Guarantor becomes insolvent or
                  generally fails to pay, or admits in writing its inability or refusal to pay, debts as they become due; or any Loan Party or Guarantor applies for, consents to, or acquiesces in the appointment of a trustee, receiver or other custodian for such Loan Party or Guarantor or any property thereof, or makes a general assignment for the benefit of creditors; or, in the absence of such application, consent or acquiescence, a trustee, receiver or other custodian is appointed for any Loan Party or Guarantor or for a substantial part of the property of any thereof and is not discharged within 60 days; or any bankruptcy, reorganization, debt arrangement, or other case or proceeding under any bankruptcy or insolvency law, or any dissolution or liquidation proceeding, is commenced in respect of any Loan Party or Guarantor, and if such case or proceeding is not commenced by such Loan Party or Guarantor, it is consented to or acquiesced in by such Loan Party or Guarantor, or remains for 60 days undismissed; or any Loan Party or Guarantor takes any action to authorize, or in furtherance of, any of the foregoing.


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                  13.1.5   Non-Compliance with Loan Documents.

                           (a) Failure by any Loan Party or Guarantor to comply
                  with or to perform any covenant set forth in Section 10.1.5, 10.3(b) or 10.5 or Section 11 or (b) failure by any Loan Party or Guarantor to comply with or to perform any other provision of this Agreement or any other Loan Document (and not constituting an Event of Default under any other provision of this Section 13) and continuance of such failure described in this clause (b) for 30 days.

                  13.1.6   Representations; Warranties.

                           Any representation or warranty made by any Loan Party
                  or Guarantor herein or any other Loan Document is breached or is false or misleading in any material respect, or any schedule, certificate, financial statement, report, notice or other writing furnished by any Loan Party or Guarantor to the Paying Agent or any Lender in connection herewith is false or misleading in any material respect on the date as of which the facts therein set forth are stated or certified.

                  13.1.7   Pension Plans.

                           (a) Any Person institutes steps to terminate a
                  Pension Plan if as a result of such termination the Company or any member of the Controlled Group could be required to make a contribution to such Pension Plan, or could incur a liability or obligation to such Pension Plan, which contribution or liability could reasonably be expected to have a Material Adverse Effect; (b) a contribution failure occurs with respect to any Pension Plan sufficient to give rise to a Lien under
                  Section 302(f) of ERISA; (c) the Unfunded Liability exceeds $1,000,000; or (d) there shall occur any withdrawal or partial withdrawal from a Multiemployer Pension Plan and the withdrawal liability (without unaccrued interest) to Multiemployer Pension Plans as a result of such withdrawal (including any outstanding withdrawal liability that the Company or any member of the Controlled Group have incurred on the date of such withdrawal) could reasonably be expected to have a Material Adverse Effect.


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                  13.1.8   Judgments.

                           Final judgments which exceed an aggregate of
                  $2,000,000 shall be rendered against any Loan Party or Guarantor and shall not have been paid, discharged or vacated or had execution thereof stayed pending appeal within 30 days after entry or filing of such judgments.

                  13.1.9   Invalidity of Collateral Documents, etc.

                           Any Collateral Document shall cease to be in full
                  force and effect other than pursuant to the terms thereof, or any of the Company or the Guarantors (or any Person by, through or on behalf of any of the Company or the Guarantors) shall contest in any manner the validity, binding nature or enforceability of any Collateral Document.

                  13.1.10  Invalidity of Subordination Provisions, etc.

                           Any subordination provision in any document or
                  instrument governing Subordinated Debt, or any subordination provision in any guaranty by any Subsidiary of any Subordinated Debt, shall cease to be in full force and effect other than pursuant to the terms thereof, or any Loan Party or Guarantor or any other Person (including the holder of any applicable Subordinated Debt) shall contest in any manner the validity, binding nature or enforceability of any such provision.

                  13.1.11  Change of Control.

                           A Change of Control shall occur.

                  13.1.12  Material Adverse Effect.

                           The occurrence of any event having a Material Adverse
Effect.

         13.2     Effect of Event of Default.

         If any Event of Default described in Section 13.1.4 shall occur in respect of the Company, the Commitments shall immediately terminate and the Loans and all other Obligations hereunder shall become immediately due and payable and the Company shall become immediately obligated to Cash Collateralize all Letters of Credit and Existing Letters of Credit, all without presentment, demand, protest or notice of any kind; and, if any other Event of Default shall occur and be continuing, the Paying Agent may (and, upon the written request of the Required Lenders shall) declare the Commitments to be terminated in whole or in part and/or declare all or any part of the Loans and all other Obligations hereunder to be due and payable and/or demand that the Company immediately Cash Collateralize all or any Letters of Credit and Existing Letters of Credit, whereupon the Commitments shall immediately terminate (or be reduced, as applicable) and/or the Loans and other Obligations hereunder shall become immediately due and payable (in whole or in part, as applicable) and/or the Company shall immediately become obligated to Cash Collateralize the Letters of Credit and Existing Letters of Credit (all or any, as applicable), all without presentment, demand, protest or notice of any kind. The Paying Agent shall promptly advise the Company of any such declaration, but failure to do so shall not impair the effect of such declaration. Any cash collateral delivered hereunder shall be held by the Collateral Agent (without liability for interest thereon) and applied to the Obligations arising in connection with any drawing under a Letter of Credit or Existing Letter of Credit. After the expiration or termination of all Letters of Credit and Existing Letters of Credit, such cash collateral shall be applied by the Paying Agent to any remaining Obligations hereunder and any excess shall be delivered to the Company or as a court of competent jurisdiction may elect.



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                                   SECTION 14

                                    THE AGENT

         14.1     Appointment and Authorization.

           Each Lender hereby irrevocably (subject to Section 14.10) appoints, designates and authorizes the Paying Agent and the Collateral Agent to take such action on its behalf under the provisions of this Agreement and each other Loan Document and to exercise such powers and perform such duties as are expressly delegated to each of them by the terms of this Agreement or any other Loan Document, together with such powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary contained elsewhere in this Agreement or in any other Loan Document, the Paying Agent and the Collateral Agent shall not have any duty or responsibility except those expressly set forth herein, nor shall the Paying Agent or the Collateral Agent have or be deemed to have any fiduciary relationship with any Lender or participant, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist against the Paying Agent or the Collateral Agent. Without limiting the generality of the foregoing sentence, the use of the term "agent" herein and in other Loan Documents with reference to the Paying Agent or the Collateral Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable law. Instead, such term is used merely as a matter of market custom, and is intended to create or reflect only an administrative relationship between independent contracting parties.

           LaSalle, as Administrative Agent under and as defined in the Existing Agreement, hereby assigns all of its rights and obligations in such capacity under the Existing Agreement and the Loan Documents (as defined in the Existing Agreement) to the Paying Agent and the Collateral Agent, as appropriate.

         14.2     Issuing Lender, LaSalle and Wells.

           (a) Any Issuing Lenders shall act on behalf of the Lenders (according to their Pro Rata Shares) with respect to any Letters of Credit issued by it and the documents associated therewith. The Issuing Lenders shall have all of the benefits and immunities (i) provided to the Paying Agent in this Section 14 with respect to any acts taken or omissions suffered by any such Issuing Lender in connection with Letters of Credit issued by it or proposed to be issued by it and the applications and agreements for letters of credit pertaining to such Letters of Credit as fully as if the term "Paying Agent", as used in this
Section 14, included such Issuing Lender with respect to such acts or omissions, and (ii) as additionally provided in this Agreement with respect to such Issuing Lender.

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         (b) LaSalle and Wells, each in its capacity as the issuer of the
Existing Letters of Credit, shall act on behalf of the Lenders (according to their Pro Rata Shares) with respect to any Existing Letters of Credit issued by it and the documents associated therewith. LaSalle and Wells, each in such capacity, shall have all of the benefits and immunities (i) provided to the Paying Agent in this Section 14 with respect to any acts taken or omissions suffered by any of LaSalle or Wells in connection with Existing Letters of Credit issued by it and the agreements for letters of credit pertaining to such Existing Letters of Credit as fully as if the term "Paying Agent", as used in this Section 14, included LaSalle and Wells, each in such capacity with respect to such acts or omissions, and (ii) as additionally provided in this Agreement with respect to LaSalle and Wells, each in such capacity.

         14.3     Delegation of Duties.

         The Paying Agent and the Collateral Agent may execute any of their respective duties under this Agreement or any other Loan Document by or through agents, employees or attorneys-in-fact and shall be entitled to advice of counsel and other consultants or experts concerning all matters pertaining to such duties. The Paying Agent and the Collateral Agent shall not be responsible for the negligence or misconduct of any agent or attorney-in-fact that either one selects in the absence of gross negligence or willful misconduct.

         14.4     Exculpation of Agents.

         None of the Paying Agent, the Collateral Agent, nor any of their respective directors, officers, employees or agents shall (a) be liable for any action taken or omitted to be taken by any of them under or in connection with this Agreement or any other Loan Document or the transactions contemplated hereby (except to the extent resulting from its own gross negligence or willful misconduct in connection with its duties expressly set forth herein as determined by a final, nonappealable judgment by a court of competent jurisdiction), or (b) be responsible in any manner to any Lender or participant for any recital, statement, representation or warranty made by any Loan Party, any Guarantor or Affiliate of the Company, or any officer thereof, contained in this Agreement or in any other Loan Document, or in any certificate, report, statement or other document referred to or provided for in, or received by the Paying Agent or the Collateral Agent under or in connection with, this Agreement or any other Loan Document, or the validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Loan Document (or the creation, perfection or priority of any Lien or security interest therein), or for any failure of the Company or any other party to any Loan Document to perform its Obligations hereunder or thereunder. Neither the Paying Agent nor the Collateral Agent shall be under any obligation to any Lender to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Loan Document, or to inspect the properties, books or records of the Company or any of the Company's Subsidiaries or Affiliates or the Guarantors.


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

         14.5     Reliance by Agents.

         The Paying Agent and the Collateral Agent shall be entitled to rely, and shall be fully protected in relying, upon any writing, communication, signature, resolution, representation, notice, consent, certificate, electronic mail message, affidavit, letter, telegram, facsimile, telex or telephone message, statement or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons, and upon advice and statements of legal counsel (including counsel to the Company), independent accountants and other experts selected by the Paying Agent or the Collateral Agent, as applicable. The Paying Agent and the Collateral Agent shall be fully justified in failing or refusing to take any action under this Agreement or any other Loan Document unless it shall first receive such advice or concurrence of the Required Lenders as it deems appropriate and, if it so requests, confirmation from the Lenders of their obligation to indemnify the Paying Agent or the Collateral Agent, as applicable, against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. The Paying Agent and the Collateral Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement or any other Loan Document in accordance with a request or consent of the Required Lenders and such request and any action taken or failure to act pursuant thereto shall be binding upon each Lender. For purposes of determining compliance with the conditions specified in Section 12, each Lender that has signed this Agreement shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to a Lender unless the Paying Agent shall have received written notice from such Lender prior to the proposed Closing Date specifying its objection thereto.

         14.6     Notice of Default.

         The Paying Agent and the Collateral Agent shall not be deemed to have knowledge or notice of the occurrence of any Event of Default or Unmatured Event of Default except with respect to defaults in the payment of principal, interest and fees required to be paid to the Paying Agent for the account of the Lenders, unless the Paying Agent or the Collateral Agent, as applicable, shall have received written notice from a Lender or the Company referring to this Agreement, describing such Event of Default or Unmatured Event of Default and stating that such notice is a "notice of default". The Paying Agent will notify the Lenders of its receipt of any such notice. The Paying Agent and the Collateral Agent shall take such action with respect to such Event of Default or Unmatured Event of Default as may be requested by the Required Lenders in accordance with Section 13; provided that unless and until the Paying Agent or the Collateral Agent, as applicable, has received any such request, the Paying Agent and the Collateral Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Event of Default or Unmatured Event of Default as it shall deem advisable or in the best interest of the Lenders.


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

         14.7     Credit Decision.

         Each Lender acknowledges that the Paying Agent and the Collateral Agent have not made any representation or warranty to it, and that no act by the Paying Agent or the Collateral Agent hereafter taken, including any consent and acceptance of any assignment or review of the affairs of the Loan Parties, shall be deemed to constitute any representation or warranty by the Paying Agent or the Collateral Agent to any Lender as to any matter, including whether the Paying Agent or the Collateral Agent has disclosed material information in its possession. Each Lender represents to the Paying Agent and the Collateral Agent that it has, independently and without reliance upon the Paying Agent or the Collateral Agent and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, prospects, operations, property, financial and other condition and creditworthiness of the Loan Parties or the Guarantors, and made its own decision to enter into this Agreement and to extend credit to the Company hereunder. Each Lender also represents that it will, independently and without reliance upon the Paying Agent or the Collateral Agent and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Loan Documents, and to make such investigations as it deems necessary to inform itself as to the business, prospects, operations, property, financial and other condition and creditworthiness of the Company. Except for notices, reports and other documents expressly herein required to be furnished to the Lenders by the Paying Agent or the Collateral Agent, as applicable, the Paying Agent and the Collateral Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the business, prospects, operations, property, financial or other condition or creditworthiness of the Company which may come into the possession of the Paying Agent or the Collateral Agent, as applicable.

         14.8     Indemnification.

         Whether or not the transactions contemplated hereby are consummated, each Lender shall indemnify upon demand the Paying Agent and the Collateral Agent and their respective directors, officers, employees and agents (to the extent not reimbursed by or on behalf of the Company and without limiting the obligation of the Company to do so), according to its applicable Pro Rata Share, from and against any and all Indemnified Liabilities (as hereinafter defined); provided that no Lender shall be liable for any payment to any such Person of any portion of the Indemnified Liabilities to the extent determined by a final, nonappealable judgment by a court of competent jurisdiction to have resulted from the applicable Person's own gross negligence or willful misconduct. No action taken in accordance with the directions of the Required Lenders shall be deemed to constitute gross negligence or willful misconduct for purposes of this Section. Without limitation of the foregoing, each Lender shall reimburse the Paying Agent and the Collateral Agent upon demand for its ratable share of any costs or out-of-pocket expenses (including Attorney Costs and Taxes) incurred by the Paying Agent or the Collateral Agent in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement, any other Loan Document, or any document contemplated by or referred to herein, to the extent that the Paying Agent or the Collateral Agent is not reimbursed for such expenses by or on behalf of the Company. The undertaking in this Section shall survive repayment of the Loans, cancellation of the Notes, expiration or termination of the Letters of Credit and/or the Existing Letters of Credit, any foreclosure under, or modification, release or discharge of, any or all of the Collateral Documents, termination of this Agreement and the resignation or replacement of the Paying Agent and/or the Collateral Agent.


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

         14.9     Agent in Individual Capacity.

         Bank of America and its Affiliates may make loans to, issue letters of credit for the account of, accept deposits from, acquire equity interests in and generally engage in any kind of banking, trust, financial advisory, underwriting or other business with the Loan Parties or the Guarantors and their respective Affiliates as though Bank of America were not the Paying Agent or the Collateral Agent hereunder and without notice to or consent of any Lender. Each Lender acknowledges that, pursuant to such activities, Bank of America or its Affiliates may receive information regarding the Company or its Affiliates (including information that may be subject to confidentiality obligations in favor of the Company or such Affiliate) and acknowledge that neither the Paying Agent nor the Collateral Agent shall be under any obligation to provide such information to them. With respect to their Loans (if any), Bank of America and its Affiliates shall have the same rights and powers under this Agreement as any other Lender and may exercise the same as though Bank of America were not the Paying Agent or the Collateral Agent, and the terms "Lender" and "Lenders" include Bank of America and its Affiliates, to the extent applicable, in their individual capacities.

         14.10    Successor Agent.

         (a) The Paying Agent may resign as Paying Agent upon 30 days' notice to the Lenders. If the Paying Agent resigns under this Agreement, the Required Lenders shall, with (so long as no Event of Default exists) the consent of the Company (which shall not be unreasonably withheld or delayed), appoint from among the Lenders a successor agent for the Lenders. If no successor agent is appointed prior to the effective date of the resignation of the Paying Agent, the Paying Agent may appoint, after consulting with the Lenders and the Company, a successor agent from among the Lenders. Upon the acceptance of its appointment as successor agent hereunder, such successor agent shall succeed to all the rights, powers and duties of the retiring Paying Agent and the term "Paying Agent" shall mean such successor agent, and the retiring Paying Agent's appointment, powers and duties as Paying Agent shall be terminated. After any retiring Paying Agent's resignation hereunder as Paying Agent, the provisions of this Section 14 and Sections 15.5 and 15.16 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Paying Agent under this Agreement. If no successor agent has accepted appointment as Paying Agent by the date which is 30 days following a retiring Paying Agent's notice of resignation, the retiring Paying Agent's resignation shall nevertheless thereupon become effective and the Lenders shall perform all of the duties of the Paying Agent hereunder until such time, if any, as the Required Lenders appoint a successor agent as provided for above.


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

         (b) The Collateral Agent may resign as Collateral Agent upon 30 days' notice to the Lenders. If the Collateral Agent resigns under the Loan Documents, the Required Lenders shall, with (so long as no Event of Default exists) the consent of the Company (which shall not be unreasonably withheld or delayed), appoint from among the Lenders a successor agent for the Lenders. If no successor agent is appointed prior to the effective date of the resignation of the Collateral Agent, the Collateral Agent may appoint, after consulting with the Lenders and the Company, a successor agent from among the Lenders. Upon the acceptance of its appointment as successor agent hereunder, such successor agent shall succeed to all the rights, powers and duties of the retiring Collateral Agent and the term "Collateral Agent" shall mean such successor agent, and the retiring Collateral Agent's appointment, powers and duties as Collateral Agent shall be terminated. After any retiring Collateral Agent's resignation under the Loan Documents as Collateral Agent, the provisions of this Section 14 and Sections 15.5 and 15.16 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Collateral Agent under this Agreement. If no successor agent has accepted appointment as Collateral Agent by the date which is 30 days following a retiring Collateral Agent's notice of resignation, the retiring Collateral Agent's resignation shall nevertheless thereupon become effective and the Lenders shall perform all of the duties of the Collateral Agent hereunder until such time, if any, as the Required Lenders appoint a successor agent as provided for above

         14.11    Collateral Matters.

         The Lenders irrevocably authorize the Collateral Agent, at its option and in its discretion, (a) to release any Lien granted to or held by the Collateral Agent under any Collateral Document (i) upon termination of the Commitments and payment in full of all Loans and all other obligations of the Company hereunder and the expiration or termination of all Letters of Credit and Existing Letters of Credit; (ii) constituting property sold or to be sold or disposed of as part of or in connection with any disposition permitted hereunder; or (iii) subject to Section 15.1, if approved, authorized or ratified in writing by the Required Lenders; or (b) to subordinate its interest in any collateral to any holder of a Lien on such collateral which is permitted by
Section 11.2(i) (it being understood that the Collateral Agent may conclusively rely on a certificate from the Company in determining whether the Debt secured by any such Lien is permitted by Section 11.1(b) or (m)). Upon request by the Collateral Agent at any time, the Lenders will confirm in writing the Collateral Agent's authority to release, or subordinate its interest in, particular types or items of collateral pursuant to this Section 14.11. Each Lender hereby authorizes the Paying Agent to give blockage notices in connection with any Subordinated Debt at the direction of Required Lenders and agrees that it will not act unilaterally to deliver such notices.

         14.12    Paying Agent May File Proofs of Claim.

         In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to any Loan Party or Guarantor, the Paying Agent (irrespective of whether the principal of any Loan shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Paying Agent shall have made any demand on the Company) shall be entitled and empowered, by intervention in such proceeding or otherwise:


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

         (a) to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans, and all other Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders and the Paying Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of the Lenders and the Paying Agent and their respective agents and counsel and all other amounts due the Lenders and the Paying Agent under Sections 5, 15.5 and 15.16) allowed in such judicial proceedings; and

         (b) to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same;

and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender to make such payments to the Paying Agent and, in the event that the Paying Agent shall consent to the making of such payments directly to the Lenders, to pay to the Paying Agent any amount due for the reasonable compensation, expenses, disbursements and advances of the Paying Agent and its agents and counsel, and any other amounts due the Paying Agent under Sections 5,
15.5 and 15.16.

         Nothing contained herein shall be deemed to authorize the Paying Agent to authorize or consent to or accept or adopt on behalf of any Lender any plan of reorganization, arrangement, adjustment or composition affecting the Obligations or the rights of any Lender or to authorize the Paying Agent to vote in respect of the claim of any Lender in any such proceeding.

         14.13    Other Agents; Arrangers and Managers.

         None of the Lenders or other Persons identified on the facing page or signature pages of this Agreement as a "syndication agent," "documentation agent," "co-agent," "book manager," "lead manager," "arranger," "lead arranger" or "co-arranger", if any, shall have any right, power, obligation, liability, responsibility or duty under this Agreement other than, in the case of such Lenders, those applicable to all Lenders as such. Without limiting the foregoing, none of the Lenders or other Persons so identified shall have or be deemed to have any fiduciary relationship with any Lender. Each Lender acknowledges that it has not relied, and will not rely, on any of the Lenders or other Persons so identified in deciding to enter into this Agreement or in taking or not taking action hereunder.


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                                   SECTION 15

                                     GENERAL

         15.1     Waiver; Amendments.

         No delay on the part of the Paying Agent, the Collateral Agent or any Lender in the exercise of any right, power or remedy shall operate as a waiver thereof, nor shall any single or partial exercise by any of them of any right, power or remedy preclude other or further exercise thereof, or the exercise of any other right, power or remedy. No amendment, modification or waiver of, or consent with respect to, any provision of this Agreement or the other Loan Documents shall in any event be effective unless the same shall be in writing and acknowledged by the Company and the Lenders having aggregate Pro Rata Shares of not less than the aggregate Pro Rata Shares expressly designated herein with respect to such amendment, modification, waiver or consent or, in the absence of such designation as to any provision of this Agreement, by the Required Lenders, and then any such amendment, modification, waiver or consent shall be effective only in the specific instance and for the specific purpose for which given. No amendment, modification, waiver or consent shall (a) extend or increase the Commitment of any Lender without the written consent of such Lender, (b) extend the date scheduled for payment of any principal (excluding mandatory prepayments) of or interest on the Loans or any fees payable hereunder without the written consent of each Lender directly affected thereby, (c) reduce the principal amount of any Loan, the rate of interest thereon (excluding waivers of any increases due to existence of an Event of Default) or any fees payable hereunder, without the consent of each Lender directly affected thereby; or (d) release all or substantially all of the Guarantors or all or substantially of the collateral granted under the Collateral Documents, change the definition of Required Lenders, any provision of this Section 15.1or reduce the aggregate Pro Rata Share required to effect an amendment, modification, waiver or consent, without, in each case, the written consent of all Lenders. No provision of Sections 6.2.2 or 6.3 with respect to the timing or application of mandatory prepayments of the Loans shall be amended, modified or waived without the consent of Lenders having a majority of the aggregate Pro Rata Shares of the Loans affected thereby. No provision of Section 14 or other provision of this Agreement affecting the Paying Agent or the Collateral in their respective capacities as such shall be amended, modified or waived without the consent of the Paying Agent or the Collateral Agent, as applicable. No provision of this Agreement relating to the rights or duties of any Issuing Lender in its capacity as such shall be amended, modified or waived without the consent of such Issuing Lender. No provision of this Agreement relating to the rights or duties of the Swing Line Lender in its capacity as such shall be amended, modified or waived without the consent of the Swing Line Lender.

         15.2     Confirmations.

         The Company and each holder of a Note agree from time to time, upon written request received by it from the other, to confirm to the other in writing (with a copy of each such confirmation to the Paying Agent) the aggregate unpaid principal amount of the Loans then outstanding under such Note.

         15.3     Notices.

         Except as otherwise provided in Sections 2.2.2 and 2.2.3, all notices hereunder shall be in writing (including facsimile transmission) and shall be sent to the applicable party at its address shown on Annex B or at such other address as such party may, by written notice received by the other parties, have designated as its address for such purpose. Notices sent by facsimile transmission shall be deemed to have been given when sent; notices sent by mail shall be deemed to have been given three Business Days after the date when sent by registered or certified mail, postage prepaid; and notices sent by hand delivery or overnight courier service shall be deemed to have been given when received. For purposes of Sections 2.2.2 and 2.2.3, the Paying Agent shall be entitled to rely on telephonic instructions from any person that the Paying Agent in good faith believes is an authorized officer or employee of the Company, and the Company shall hold the Paying Agent and each other Lender harmless from any loss, cost or expense resulting from any such reliance.


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

         15.4     Computations.

         Where the character or amount of any asset or liability or item of income or expense is required to be determined, or any consolidation or other accounting computation is required to be made, for the purpose of this Agreement, such determination or calculation shall, to the extent applicable and except as otherwise specified in this Agreement, be made in accordance with GAAP, consistently applied; provided that if the Company notifies the Paying Agent that the Company wishes to amend any covenant in Section 11.3 (or any related definition) to eliminate or to take into account the effect of any change in GAAP on the operation of such covenant (or if the Paying Agent notifies the Company that the Required Lenders wish to amend Section 11.3 (or any related definition) for such purpose), then the Company's compliance with such covenant shall be determined on the basis of GAAP in effect immediately before the relevant change in GAAP became effective, until either such notice is withdrawn or such covenant (or related definition) is amended in a manner satisfactory to the Company and the Required Lenders.

         15.5     Costs, Expenses and Taxes.

         The Company agrees to pay on demand all reasonable out-of-pocket costs and expenses of the Paying Agent, the Collateral Agent and the Issuing Lenders (including Attorney Costs and any Taxes) in connection with the preparation, execution, syndication, delivery and administration (including perfection and protection of any collateral and the costs of Intralinks (or other similar service), if applicable) of this Agreement, the other Loan Documents and all other documents provided for herein or delivered or to be delivered hereunder or in connection herewith (including any amendment, supplement or waiver to any Loan Document), whether or not the transactions contemplated hereby or thereby shall be consummated, and all reasonable out-of-pocket costs and expenses (including Attorney Costs and any Taxes) incurred by the Paying Agent, the Collateral Agent and each Lender after an Event of Default in connection with the collection of the Obligations or the enforcement of this Agreement the other Loan Documents or any such other documents or during any workout, restructuring or negotiations in respect thereof. In addition, the Company agrees to pay, and to save the Paying Agent, the Collateral Agent and the Lenders harmless from all liability for, any fees of the Company's auditors in connection with any reasonable exercise by the Paying Agent, the Collateral Agent and the Lenders of their rights pursuant to Section 10.2. All Obligations provided for in this
Section 15.5 shall survive repayment of the Loans, cancellation of the Notes, expiration or termination of the Letters of Credit and/or the Existing Letters of Credit and termination of this Agreement.


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

         15.6     Assignments; Participations.

                  15.6.1   Assignments.

                           (a) Any Lender may at any time assign to one or more
                  Persons (any such Person, an "Assignee") all or any portion of such Lender's Loans and Commitments, with the prior written consent of the Paying Agent, the Issuing Lenders and, so long as no Event of Default exists, the Company (which consent shall not be unreasonably withheld or delayed and shall not be required for an assignment by a Lender to a Lender or an Affiliate of a Lender). Except as the Paying Agent may otherwise agree, any such assignment shall be in a minimum aggregate amount equal to $5,000,000 or, if less, the remaining Commitment and Loans held by the assigning Lender. The Company and the Paying Agent shall be entitled to continue to deal solely and directly with such Lender in connection with the interests so assigned to an Assignee until the Paying Agent shall have received and accepted an effective assignment agreement in substantially the form of Exhibit C hereto (an "Assignment Agreement") executed, delivered and fully completed by' the applicable parties thereto and a processing fee of $2,500. No assignment may be made to any Person if at the time of such assignment the Company would be obligated to pay any greater amount under Section 7.6 or 8 to the Assignee than the Company is then obligated to pay to the assigning Lender under such Sections (and if any assignment is made in violation of the foregoing, the Company will not be required to pay such greater amounts). Any attempted assignment not made in accordance with this Section 15.6.1 shall be treated as the sale of a participation under Section 15.6.2. The Company shall be deemed to have granted its consent to any assignment requiring its consent hereunder unless the Company has expressly objected to such assignment within three Business Days after notice thereof.

                           (b) From and after the date on which the conditions
                  described above have been met, (i) such Assignee shall be deemed automatically to have become a party hereto and, to the extent that rights and obligations hereunder have been assigned to such Assignee pursuant to such Assignment Agreement, shall have the rights and obligations of a Lender hereunder and (ii) the assigning Lender, to the extent that rights and obligations hereunder have been assigned by it pursuant to such Assignment Agreement, shall be released from its rights (other than its indemnification rights) and obligations hereunder. Upon the request of the Assignee (and, as applicable, the assigning Lender) pursuant to an effective Assignment Agreement, the Company shall execute and deliver to the Paying Agent for delivery to the Assignee (and, as applicable, the assigning Lender) a Note in the principal amount of the Assignee's Pro Rata Share of the Revolving Commitment (and, as applicable, a Note in the principal amount of the Pro Rata Share of the Revolving Commitment retained by the assigning Lender. Each such Note shall be dated the effective date of such assignment. Upon receipt by the assigning Lender of such Note, the assigning Lender shall return to the Company any prior Note held by it.

                           (c) Any Lender may at any time pledge or assign a
                  security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank, and this Section shall not apply to any such pledge or assignment of a security interest; provided that no such pledge or assignment of a security interest shall release a Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.


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

                15.6.2   Participations.

                           Any Lender may at any time sell to one or more
                  Persons participating interests in its Loans, Commitments or other interests hereunder (any such Person, a "Participant"). In the event of a sale by a Lender of a participating interest to a Participant, (a) such Lender's obligations hereunder shall remain unchanged for all purposes, (b) the Company and the Paying Agent shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations hereunder and (c) all amounts payable by the Company shall be determined as if such Lender had not sold such participation and shall be paid directly to such Lender. No Participant shall have any direct or indirect voting rights hereunder except with respect to any event described in
                  Section 15.1 expressly requiring the unanimous vote of all Lenders or, as applicable, all affected Lenders. Each Lender agrees to incorporate the requirements of the preceding sentence into each participation agreement which such Lender enters into with any Participant. The Company agrees that if amounts outstanding under this Agreement are due and payable (as a result of acceleration or otherwise), each Participant shall be deemed to have the right of set-off in respect of its participating interest in amounts owing under this Agreement and with respect to any Letter of Credit or Existing Letter of Credit to the same extent as if the amount of its participating interest were owing directly to it as a Lender under this Agreement; provided that such right of set-off shall be subject to the obligation of each Participant to share with the Lenders, and the Lenders agree to share with each Participant, as provided in Section 7.5. The Company also agrees that each Participant shall be entitled to the benefits of Section 7.6 or 8 as if it were a Lender (provided that on the date of the participation no Participant shall be entitled to any greater compensation pursuant to Section 7.6 or 8 than would have been paid to the participating Lender on such date if no participation had been sold and that each Participant complies with Section 7.6(d) as if it were an Assignee).

         15.7     Register.

         The Paying Agent shall maintain a copy of each Assignment Agreement delivered and accepted by it and register (the "Register") for the recordation of names and addresses of the Lenders and the Commitment of each Lender from time to time and whether such Lender is the original Lender or the Assignee. No assignment shall be effective unless and until the Assignment Agreement is accepted and registered in the Register. All records of transfer of a Lender's interest in the Register shall be conclusive, absent manifest error, as to the ownership of the interests in the Loans. The Paying Agent shall not incur any liability of any kind with respect to any Lender with respect to the maintenance of the Register.

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

         15.8     GOVERNING LAW.

         THIS AGREEMENT AND EACH NOTE SHALL BE A CONTRACT MADE UNDER AND GOVERNED BY THE INTERNAL LAWS OF THE STATE OF ILLINOIS APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED ENTIRELY WITHIN SUCH STATE, WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES.

         15.9     Confidentiality.

         As required by federal law and the Paying Agent's policies and practices, the Paying Agent may need to obtain, verify, and record certain customer identification information and documentation in connection with opening or maintaining accounts, or establishing or continuing to provide services. The Paying Agent, the Collateral Agent and each Lender agree to use commercially reasonable efforts (equivalent to the efforts the Paying Agent, the Collateral Agent or such Lender applies to maintain the confidentiality of its own confidential information) to maintain as confidential all information provided to them by any Loan Party or Guarantor and designated as confidential, except that the Paying Agent, the Collateral Agent and each Lender may disclose such information (a) to Persons employed or engaged by the Paying Agent, the Collateral Agent or such Lender in evaluating, approving, structuring or administering the Loans and the Commitments; (b) to any assignee or participant or potential assignee or participant that has agreed to comply with the covenant contained in this Section 15.9 (and any such assignee or participant or potential assignee or participant may disclose such information to Persons employed or engaged by them as described in clause (a) above); (c) as required or requested by any federal or state regulatory authority or examiner, or any insurance industry association, or as reasonably believed by the Paying Agent, the Collateral Agent or such Lender to be compelled by any court decree, subpoena or legal or administrative order or process; (d) as, on the advice of the Paying Agent's, the Collateral Agent's or such Lender's counsel, is required by law; (e) in connection with the exercise of any right or remedy under the Loan Documents or in connection with any litigation to which the Paying Agent, the Collateral Agent or such Lender is a party; (f) to any nationally recognized rating agency that requires access to information about a Lender's investment portfolio in connection with ratings issued with respect to such Lender; (g) to any Affiliate of the Paying Agent, the Collateral Agent, any Issuing Lender or any other Lender who may provide Bank Products to the Loan Parties or Guarantors; or (h) that ceases to be confidential through no fault of the Paying Agent, the Collateral Agent or any Lender. Notwithstanding the foregoing, the Company consents to the publication by the Paying Agent or any Lender of a tombstone or similar advertising material relating to the financing transactions contemplated by this Agreement, and the Paying Agent reserves the right to provide to industry trade organizations information necessary and customary for inclusion in league table measurements.

         15.10    Severability.

          Whenever possible each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement. All obligations of the Company and rights of the Paying Agent and the Lenders expressed herein or in any other Loan Document shall be in addition to and not in limitation of those provided by applicable law.

         15.11    Nature of Remedies.

           All Obligations of the Company and rights of the Paying Agent, the Collateral Agent and the Lenders expressed herein or in any other Loan Document shall be in addition to and not in limitation of those provided by applicable law. No failure to exercise and no delay in exercising, on the part of the Paying Agent, the Collateral Agent or any Lender, any right, remedy, power or privilege hereunder, shall operate as a waiver thereof, nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege.

         15.12    Entire Agreement.

             This Agreement, together with the other Loan Documents, embodies the entire agreement and understanding among the parties hereto and supersedes all prior or contemporaneous agreements and understandings of such Persons, verbal or written, relating to the subject matter hereof and thereof (except as relates to the fees described in Section 5.3) and any prior arrangements made with respect to the payment by the Company of (or any indemnification for) any fees, costs or expenses payable to or incurred (or to be incurred) by or on behalf of the Paying Agent, the Collateral Agent or the Lenders.

         15.13    Counterparts.

         This Agreement may be executed in any number of counterparts and by the different parties hereto on separate counterparts and each such counterpart shall be deemed to be an original, but all such counterparts shall together constitute but one and the same Agreement. Receipt of an executed signature page to this Agreement by facsimile or other electronic transmission shall constitute effective delivery thereof. Electronic records of executed Loan Documents maintained by the Lenders shall deemed to be originals.

         15.14    Successors and Assigns.

         This Agreement shall be binding upon the Company, the Lenders, the Paying Agent, the Collateral Agent and their respective successors and assigns, and shall inure to the benefit of the Company, the Lenders, the Paying Agent and the Collateral Agent and the successors and assigns of the Lenders, the Paying Agent and the Collateral Agent. No other Person shall be a direct or indirect legal beneficiary of, or have any direct or indirect cause of action or claim in connection with, this Agreement or any of the other Loan Documents. The Company may not assign or transfer any of its rights or Obligations under this Agreement without the prior written consent of the Paying Agent and each Lender.


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

         15.15    Captions.

         Section captions used in this Agreement are for convenience only and shall not affect the construction of this Agreement.

         15.16    Patriot Act Notice.

         As required by federal law and Bank of America's or any other Lender's policies and practices, Bank of America or any other Lender may need to collect certain customer identification information and documentation in connection with opening or maintaining accounts or establishing or continuing to provide services.

         15.17    INDEMNIFICATION BY THE COMPANY.

         IN CONSIDERATION OF THE EXECUTION AND DELIVERY OF THIS AGREEMENT BY THE PAYING AGENT, THE COLLATERAL AGENT, THE IS SUING LENDERS AND THE LENDERS AND THE AGREEMENT TO EXTEND THE COMMITMENTS PROVIDED HEREUNDER, THE COMPANY HEREBY AGREES TO INDEMNIFY, EXONERATE AND HOLD THE PAYING AGENT, THE COLLATERAL AGENT, THE ISSUING LENDERS, EACH LENDER AND EACH OF THE OFFICERS, DIRECTORS, EMPLOYEES, AFFILIATES AND AGENTS OF THE PAYING AGENT, THE COLLATERAL AGENT, THE IS SUING LENDERS AND EACH LENDER (EACH A "LENDER PARTY") FREE AND HARMLESS FROM AND AGAINST ANY AND ALL ACTIONS, CAUSES OF ACTION, SUITS, LOSSES, LIABILITIES, DAMAGES AND EXPENSES, INCLUDING ATTORNEY COSTS (COLLECTIVELY, THE "INDEMNIFIED LIABILITIES"), INCURRED BY THE LENDER PARTIES OR ANY OF THEM AS A RESULT OF, OR ARISING OUT OF, OR RELATING TO (A) ANY TENDER OFFER, MERGER, PURCHASE OF CAPITAL SECURITIES, PURCHASE OF ASSETS (INCLUDING THE RELATED TRANSACTIONS) OR OTHER SIMILAR TRANSACTION FINANCED OR PROPOSED TO BE FINANCED IN WHOLE OR IN PART, DIRECTLY OR INDIRECTLY, WITH THE PROCEEDS OF ANY OF THE LOANS, (B) THE USE, HANDLING, RELEASE, EMISSION, DISCHARGE, TRANSPORTATION, STORAGE, TREATMENT OR DISPOSAL OF ANY HAZARDOUS SUBSTANCE AT ANY PROPERTY OWNED OR LEASED BY ANY LOAN PARTY, (C) ANY VIOLATION OF ANY ENVIRONMENTAL LAWS WITH RESPECT TO CONDITIONS AT ANY PROPERTY OWNED OR LEASED BY ANY LOAN PARTY OR THE OPERATIONS CONDUCTED THEREON, (D) THE INVESTIGATION, CLEANUP OR REMEDIATION OF OFFSITE LOCATIONS AT WHICH ANY LOAN PARTY OR THEIR RESPECTIVE PREDECESSORS ARE ALLEGED TO HAVE DIRECTLY OR INDIRECTLY DISPOSED OF HAZARDOUS SUBSTANCES OR (E) THE EXECUTION, DELIVERY, PERFORMANCE OR ENFORCEMENT OF THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT BY ANY OF THE LENDER PARTIES, EXCEPT FOR ANY SUCH INDEMNIFIED LIABILITIES ARISING ON ACCOUNT OF THE APPLICABLE LENDER PARTY'S GROSS NEGLIGENCE OR WILLFUL MISCONDUCT AS DETERMINED BY A FINAL, NONAPPEALABLE JUDGMENT BY A COURT OF COMPETENT JURISDICTION. IF AND TO THE EXTENT THAT THE FOREGOING UNDERTAKING MAY BE UNENFORCEABLE FOR ANY REASON, THE COMPANY HEREBY AGREES TO MAKE THE MAXIMUM CONTRIBUTION TO THE PAYMENT AND SATISFACTION OF EACH OF THE INDEMNIFIED LIABILITIES WHICH IS PERMISSIBLE UNDER APPLICABLE LAW. ALL OBLIGATIONS PROVIDED FOR IN THIS SECTION 15.17 SHALL SURVIVE REPAYMENT OF THE LOANS, CANCELLATION OF THE NOTES, EXPIRATION OR TERMINATION OF THE LETTERS OF CREDIT, ANY FORECLOSURE UNDER, OR ANY MODIFICATION, RELEASE OR DISCHARGE OF, ANY OR ALL OF THE COLLATERAL DOCUMENTS AND TERMINATION OF THIS AGREEMENT.


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

         15.18    Nonliability of Lenders.

         The relationship between the Company on the one hand and the Lenders and the Paying Agent, the Collateral Agent and the Issuing Lenders on the other hand shall be solely that of borrower and lender. Neither the Paying Agent , the Collateral Agent, the Issuing Lenders, LaSalle as the issuer of the Existing Letters of Credit, Wells, as the issuer of the Existing Letters of Credit nor any Lender has any fiduciary relationship with or duty to any Loan Party or Guarantor arising out of or in connection with this Agreement or any of the other Loan Documents, and the relationship between the Loan Parties and the Guarantors, on the one hand, and the Paying Agent, the Collateral Agent, the Issuing Lenders, LaSalle as the issuer of the Existing Letters of Credit, Wells as the issuer of the Existing Letters of Credit and the Lenders, on the other hand, in connection herewith or therewith is solely that of debtor and creditor. Neither the Paying Agent, the Collateral Agent, the Issuing Lenders, LaSalle as the issuer of the Existing Letters of Credit, Wells as the issuer of Existing Letters of Credit nor any Lender undertakes any responsibility to any Loan Party or Guarantor to review or inform any Loan Party or Guarantor of any matter in connection with any phase of any Loan Party's or Guarantor's business or operations. The Company agrees, on behalf of itself and each other Loan Party and Guarantor, that neither the Paying Agent, the Collateral Agent, any Issuing Lender, LaSalle as the issuer of the Existing Letters of Credit, Wells as the issuer of the Existing Letters of Credit nor any Lender shall have liability to any Loan Party or Guarantor (whether sounding in tort, contract or otherwise) for losses suffered by any Loan Party or Guarantor in connection with, arising out of or in any way related to the transactions contemplated and the relationship established by the Loan Documents, or any act, omission or event occurring in connection therewith, unless it is determined in a final non-appealable judgment by a court of competent jurisdiction that such losses resulted from the gross negligence or willful misconduct of the party from which recovery is sought. NO LENDER PARTY OR LOAN PARTY OR GUARANTOR SHALL BE LIABLE FOR ANY DAMAGES ARISING FROM THE USE BY OTHERS OF ANY INFORMATION OR OTHER MATERIALS OBTAINED THROUGH INTRALINKS OR OTHER SIMILAR INFORMATION TRANSMISSION SYSTEMS IN CONNECTION WITH THIS AGREEMENT, NOR SHALL ANY LENDER PARTY OR LOAN PARTY OR GUARANTOR HAVE ANY LIABILITY WITH RESPECT THERETO, EXCEPT AS A RESULT OF ITS OWN GROSS NEGLIGENCE OR WILLFUL MISCONDUCT. The Company acknowledges that it has been advised by counsel in the negotiation, execution and delivery of this Agreement and the other Loan Documents to which it is a party. No joint venture is created hereby or by the other Loan Documents or otherwise exists by virtue of the transactions contemplated hereby among the Lenders or among the Loan Parties, Guarantors and the Lenders.


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

         15.19    FORUM SELECTION AND CONSENT TO JURISDICTION.

         ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT, SHALL BE BROUGHT AND MAINTAINED EXCLUSIVELY IN THE COURTS OF THE STATE OF ILLINOIS OR IN THE UNITED STATES DISTRICT COURT FOR THE NORTHERN DISTRICT OF ILLINOIS; PROVIDED THAT NOTHING IN THIS AGREEMENT SHALL BE DEEMED OR OPERATE TO PRECLUDE THE PAYING AGENT FROM BRINGING SUIT OR TAKING OTHER LEGAL ACTION IN ANY OTHER JURISDICTION. THE COMPANY HEREBY EXPRESSLY AND IRREVOCABLY SUBMITS TO THE JURISDICTION OF THE COURTS OF THE STATE OF ILLINOIS AND OF THE UNITED STATES DISTRICT COURT FOR THE NORTHERN DISTRICT OF ILLINOIS FOR THE PURPOSE OF ANY SUCH LITIGATION AS SET FORTH ABOVE. THE COMPANY FURTHER IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS BY REGISTERED MAIL, POSTAGE PREPAID, OR BY PERSONAL SERVICE WITHIN OR WITHOUT THE STATE OF ILLINOIS. THE COMPANY HEREBY EXPRESSLY AND IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY SUCH LITIGATION BROUGHT IN ANY SUCH COURT REFERRED TO ABOVE AND ANY CLAIM THAT ANY SUCH LITIGATION HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

         15.20    WAIVER OF JURY TRIAL.

         EACH OF THE COMPANY, THE PAYING AGENT, THE COLLATERAL AGENT, ANY ISSUING LENDER, LASALLE AS THE ISSUER OF THE EXISTING LETTERS OF CREDIT, WELLS AS THE ISSUER OF THE EXISTING LETTERS OF CREDIT AND EACH LENDER HEREBY WAIVES ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING TO ENFORCE OR DEFEND ANY RIGHTS UNDER THIS AGREEMENT, ANY NOTE, ANY OTHER LOAN DOCUMENT AND ANY AMENDMENT, INSTRUMENT, DOCUMENT OR AGREEMENT DELIVERED OR WHICH MAY IN THE FUTURE BE DELIVERED IN CONNECTION HEREWITH OR THEREWITH OR ARISING FROM ANY LENDING RELATIONSHIP EXISTING IN CONNECTION WITH ANY OF THE FOREGOING, AND AGREES THAT ANY SUCH ACTION OR PROCEEDING SHALL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY.

15.21    No Advisory or Fiduciary Responsibility.

                  In connection with all aspects of each transaction contemplated hereby, the Company acknowledges and agrees, and acknowledges its Affiliates' understanding, that: (i) the credit facility provided for hereunder and any related arranging or other services in connection therewith (including in connection with any amendment, waiver or other modification hereof or of any other Loan Document) are an arm's-length commercial transaction between the Company and its Affiliates, on the one hand, and the Paying Agent and BAS, on the other hand, and the Company is capable of evaluating and understanding and understands and accepts the terms, risks and conditions of the transactions contemplated hereby and by the other Loan Documents (including any amendment, waiver or other modification hereof or thereof); (ii) in connection with the process leading to such transaction, the Paying Agent and BAS each is and has been acting solely as a principal and is not the financial advisor, agent or fiduciary, for the Company or any of Affiliates, stockholders, creditors or employees or any other Person; (iii) neither the Paying Agent nor BAS has assumed or will assume an advisory, agency or fiduciary responsibility in favor of the Company with respect to any of the transactions contemplated hereby or the process leading thereto, including with respect to any amendment, waiver or other modification hereof or of any other Loan Document (irrespective of whether the Paying Agent or BAS has advised or is currently advising the Company or any of its Affiliates on other matters) and neither the Paying Agent nor BAS has any obligation to the Company or any of its Affiliates with respect to the transactions contemplated hereby except those obligations expressly set forth herein and in the other Loan Documents; (iv) the Paying Agent and BAS and their respective Affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Company and its Affiliates, and neither the Paying Agent nor BAS has any obligation to disclose any of such interests by virtue of any advisory, agency or fiduciary relationship; and (v) the Paying Agent and BAS have not provided and will not provide any legal, accounting, regulatory or tax advice with respect to any of the transactions contemplated hereby (including any amendment, waiver or other modification hereof or of any other Loan Document) and the Company has consulted its own legal, accounting, regulatory and tax advisors to the extent it has deemed appropriate. The Company hereby waives and releases, to the fullest extent permitted by law, any claims that it may have against the Paying Agent or BAS with respect to any breach or alleged breach of agency or fiduciary duty.

         15.22    USA PATRIOT Act Notice

                  Each Lender that is subject to the Act (as hereinafter defined) and the Paying Agent (for itself and not on behalf of any Lender) hereby notifies the Company that pursuant to the requirements of the USA PATRIOT Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the "Act"), it is required to obtain, verify and record information that identifies each Loan Party, which information includes the name and address of each Loan Party and other information that will allow such Lender or the Paying Agent, as applicable, to identify each Loan Party in accordance with the Act.

         15.23    Waiver of Notice of Termination.

         Those Lenders party hereto which are also party to the Existing Credit Agreement hereby waive any prior notice requirement under the Existing Credit Agreement with respect to the termination of commitments thereunder and the making of any prepayments thereunder.


                            [signature pages follow]

          The parties hereto have caused this Agreement to be duly executed and delivered by their duly authorized officers as of the date first set forth above.


                                     STANDARD PARKING CORPORATION,


                                     By: /s/ G. Marc Baumann
                                     -----------------------------------
                                     Name: G. Marc Baumann
                                     Title: Executive Vice President and
                                     Chief Financial Officer



                                     BANK OF AMERICA, N.A.,
                                     as Issuing Lender and as a Lender

                                     By: /s/ David A. Johanson
                                     -----------------------------------
                                     Name: David A. Johanson
                                     Title: Vice President



                                     WELLS FARGO BANK N.A.,
                                     as Syndication Agent and as a Lender

                                     By: /s/ Craig W. McGuire
                                     -----------------------------------
                                     Name: Craig W. McGuire
                                     Title: Senior Vice President



r                                    LASALLE BANK NATIONAL ASSOCIATION,
                                     as Co-Administrative Agent and as a Lende

                                     By: /s/ Sean P Silver
                                     --------------------------
                                     Name: Sean P. Silver
                                     Title: Senior Vice President



                                     US BANK NATIONAL ASSOCIATION,
                                     as a Lender

                                     By: /s/ Monika K. Sahaida
                                     -----------------------------------
                                     Name: Monika K. Sahaida
                                     Title: Assistant Vice President

                                     FIFTH THIRD BANK,
                                     a Michigan Banking Corporation,
                                     as a Lender

                                     By: /s/ Edward Milefchik
                                     -----------------------------------
                                     Name: Edward Milefchik
                                     Title: Senior Vice President



                                     MERILL LYNCH CAPITAL,
                                     a division of Merrill Lynch Business
                                     Financial Services Inc.,
                                     as a Lender

                                     By: /s/ Michael Molenda
                                     -----------------------------------
                                     Name: Michael Molenda
                                     Title: Vice President



                                     FIRST HAWAIIAN BANK,
                                     as a Lender

                                     By: /s/ Paula C.H. Chang
                                     -----------------------------------
                                     Name: Paula C.H. Chang
                                     Title: Vice President

                                     ANNEX A

                           LENDERS AND PRO RATA SHARES

------------------------------------------------------ --------------------------------- -----------------------------
                       Lender                            Revolving Commitment Amount            Pro Rata Share
------------------------------------------------------ --------------------------------- -----------------------------

Bank of America, N.A.                                            $30,000,000                    22.222222222%
------------------------------------------------------ --------------------------------- -----------------------------

LaSalle Bank National Association                                $30,000,000                    22.222222222%
------------------------------------------------------ --------------------------------- -----------------------------

Wells Fargo Bank N.A.                                            $30,000,000                    22.222222222%
------------------------------------------------------ --------------------------------- -----------------------------

US Bank National Association                                     $18,000,000                    13.333333333%
------------------------------------------------------ --------------------------------- -----------------------------

Fifth Third Bank                                                  $9,000,000                     6.666666667%
------------------------------------------------------ --------------------------------- -----------------------------

Merrill Lynch Capital                                             $9,000,000                     6.666666667%
------------------------------------------------------ --------------------------------- -----------------------------

First Hawaiian Bank                                               $9,000,000                     6.666666667%
------------------------------------------------------ --------------------------------- -----------------------------

------------------------------------------------------ --------------------------------- -----------------------------
                        TOTAL                                    $135,000,000                   100.000000000%
------------------------------------------------------ --------------------------------- -----------------------------

CHAR1\889050v6
                                     ANNEX B

                              ADDRESSES FOR NOTICES

Address for All Loan Parties:

If to Borrower:

Standard Parking Corporation
900 North Michigan Avenue
Chicago, Illinois 60611

Attention:          G. Marc Baumann
Telephone:          312-274-2199
Telecopier:         312-646-6165
Electronic Mail:    mbaumann@standardparking.com

With a Copy to:

Sachnoff & Weaver, Ltd.
10 South Wacker Drive, 37th Floor
Chicago, Illinois  60606

Attention:          William E. Doran
Telephone:          312-207-6412
Telecopier:         312-207-6400
Electronic Mail:    wdoran@sachnoff.com

Address for Paying Agent:

For Payments and Requests for Credit Extensions:

Bank of America, N.A.
Bank of America Plaza
901 Main Street
Mail Code:  TX1-492-14-14
Dallas, TX  75202-3714

Attention:          Denise M. Wolfenberger, Credit Services Officer
Telephone:          214-209-3175
Telecopier:         214-290-8373
Electronic Mail:    denise.m.wolfenberger@bankofamerica.com

Wire Instructions:

ABA #:              026009593
Account #:          1292000883
Attention:          Credit Services
Ref:                Standard Parking Corp.


Other Notices as Paying Agent:

Bank of America, N.A.
Agency Management
231 South LaSalle Street
Mail Code:  IL1-231-08-30
Chicago, IL  60604

Attention:          Roberto Salazar, Assistant Vice President
Telephone:          312-828-1846
Telecopier:         877-206-8413
Electronic Mail:    roberto.o.salazar@bankofamerica.com


Address for Issuing Lender:

Bank of America, N.A.
Trade Operations - Los Angeles #22621
1000 W. Temple Street, 7th Floor
Mail Code:  CA9-705-07-05
Los Angeles, CA  90012-1514

Attention:          Teela Yung, Assistant Vice President
Telephone:          213-580-8363
Telecopier:         213-580-8440
Electronic Mail:    teela.p.yung@bankofamerica.com

                                    EXHIBIT A

                                     FORM OF
                                      NOTE

                                                                ----,---------

         The undersigned, for value received, promises to pay to the order of _____________________ or registered assigns (the "Lender"), in accordance with the provisions of the Credit Agreement (as hereinafter defined), the aggregate unpaid amount of all Loans made to the undersigned by the Lender pursuant to the Credit Agreement referred to below (as shown on the schedule attached hereto (and any continuation thereof) or in the records of the Lender), such principal amount to be payable on the dates set forth in the Credit Agreement.

         The undersigned further promises to pay interest on the unpaid principal amount of each Loan from the date of such Loan until such Loan is paid in full, payable at the rate(s) and at the time(s) set forth in the Credit Agreement. Payments of both principal and interest are to be made in lawful money of the United States of America.

         This Note evidences indebtedness incurred under, and is subject to the terms and provisions of, the Amended and Restated Credit Agreement, dated as of June 29, 2006 (as amended, restated, supplemented or otherwise modified from time to time, the "Credit Agreement" terms not otherwise defined herein are used herein as defined in the Credit Agreement), among the undersigned, certain financial institutions (including the Lender) and the Paying Agent and Collateral Agent, to which Credit Agreement reference is hereby made for a statement of the terms and provisions under which this Note may or must be paid prior to its due date or its due date accelerated.

         This Note is one of the Notes referred to in the Credit Agreement, is entitled to the benefits thereof and may be prepaid in whole or in part subject to the terms and conditions provided therein. Upon the occurrence and continuation of one or more of the Events of Default specified in the Credit Agreement, all amounts then remaining unpaid on this Note shall become, or may be declared to be, immediately due and payable all as provided in the Credit Agreement.

         This Note is made under and governed by the laws of the State of Illinois applicable to contracts made and to be performed entirely within such State.

                          STANDARD PARKING CORPORATION


                          By:
                             --------------------------------------------------
                          Title:
                                -----------------------------------------------

                                    EXHIBIT B

                         FORM OF COMPLIANCE CERTIFICATE

To:      Bank of America, N.A., as Paying Agent

         Please refer to the Amended and Restated Credit Agreement dated as of June 29, 2006 (as amended, restated, supplemented or otherwise modified from time to time, the "Credit Agreement") among Standard Parking Corporation (the "Company"), various financial institutions and Bank of America, N.A., as Paying Agent and Collateral Agent. Terms used but not otherwise defined herein are used herein as defined in the Credit Agreement.

XVI. Reports. Enclosed herewith is a copy of the [annual audited/quarterly] report of the Company as at _____, _________ (the "Computation Date"), which report fairly presents in all material respects the financial condition and results of operations [(subject to the absence of footnotes and to normal year-end adjustments)] of the Company as of the Computation Date and has been prepared in accordance with GAAP consistently applied.

XVII. Financial Tests. The Company hereby certifies and warrants to you that the following is a true and correct computation as at the Computation Date of the following ratios and/or financial restrictions contained in the Credit Agreement:

                             [REVISE AS APPROPRIATE]

A.  Section 11.13.1 - Minimum Fixed Charge Coverage Ratio

    1.       EBITDA                                               $________

    2.       Income taxes paid                                    $________

    3.       Unfinanced Capital Expenditures                      $________

    4.       Sum of (2) and (3)                                   $________

    5.       Remainder of (1) minus (4)                           $________

    6. cash Interest Expense
             (net of cash interest income)                        $________

    7.       Required payments of principal of Funded Debt (including Term
             Loans but
             excluding Revolving Loans)                           $________

    8.       Sum of (6) and (7)                                   $________

    9.       Ratio of (5) to (8)                                  ______ to 1

    10.      Minimum Required                                     ______ to 1


B.  Section 11.13.2 - Maximum Total Debt to EBITDA Ratio

    1.       Total Debt                                           $________

    2.       EBITDA                                               $________

             (from Item A(1) above)

    3.       Ratio of (1) to (2)                                  ________to 1

    4.       Maximum allowed                                      ________to 1

         The Company further certifies to you that no Event of Default or Unmatured Event of Default has occurred and is continuing.

         The Company has caused this Certificate to be executed and delivered by its duly authorized officer on ________,20__.

                          STANDARD PARKING CORPORATION


              By:
                 --------------------------------------------------
              Title:
                    -----------------------------------------------

                                    EXHIBIT C

                                     FORM OF
                              ASSIGNMENT AGREEMENT


                                                        Date:___________________


To:      Standard Parking Corporation

                  and

         Bank of America, as Paying Agent

Re:      Assignment under the Credit Agreement referred to below
         -------------------------------------------------------

Gentlemen and Ladies:

         Please refer to Section 15.6.1 of the Amended and Restated Credit Agreement dated as of June 29, 2006 (as amended or otherwise modified from time to time, the "Credit Agreement") among Standard Parking Corporation (the "Company"), various financial institutions and Bank of America, N.A., as paying agent and collateral agent (in each such capacity, the "Paying Agent" or the "Collateral Agent"). Unless otherwise defined herein or the context otherwise requires, terms used herein have the meanings provided in the Credit Agreement.

         __________________ (the "Assignor") hereby sells and assigns, without recourse, to (the "Assignee"), and the Assignee hereby purchases and assumes from the Assignor, that interest in and to the Assignor's rights and obligations under the Credit Agreement as of the date hereof equal to ______% of all of the Loans, of the participation interests in the Letters of Credit, Existing Letters of Credit and of the Commitments, such sale, purchase, assignment and assumption to be effective as of_____, ___________, or such later date on which the Company and the Paying Agent shall have consented hereto (the "Effective Date"). After giving effect to such sale, purchase, assignment and assumption, the Assignee's and the Assignor's respective Percentages for purposes of the Credit Agreement will be as set forth opposite their names on the signature pages hereof.

         The Assignor hereby instructs the Paying Agent to make all payments from and after the Effective Date in respect of the interest assigned hereby directly to the Assignee. The Assignor and the Assignee agree that all interest and fees accrued up to, but not including, the Effective Date are the property of the Assignor, and not the Assignee. The Assignee agrees that, upon receipt of any such interest or fees, the Assignee will promptly remit the same to the Assignor.

         The Assignor represents and warrants that it is the legal and beneficial owner of the interest being assigned by it hereunder and that such interest is free and clear of any adverse claim.

         The Assignee represents and warrants to the Company and the Paying Agent that, as of the date hereof; the Company will not be obligated to pay any greater amount under Section 7.6 or 8 of the Credit Agreement than the Company is obligated to pay to the Assignor under such Section. [The Assignee has delivered, or is delivering concurrently herewith, to the Company and the Paying Agent the forms required by Section 7.6 of the Credit Agreement.] [INSERT IF ASSIGNEE IS ORGANIZED UNDER THE LAWS OF A JURISDICTION OTHER THAN THE UNITED STATES OF AMERICA OR A STATE THEREOF.] The [Assignee/Assignor] [Borrower] shall pay the fee payable to the Paying Agent pursuant to Section 15.6.1.

         The Assignee hereby confirms that it has received a copy of the Credit Agreement. Except as otherwise provided in the Credit Agreement, effective as of the Effective Date:

         (a) the Assignee (i) shall be deemed automatically to have become a party to the Credit Agreement and to have all the rights and obligations of a "Lender" under the Credit Agreement as if it were an original signatory thereto to the extent specified in the second paragraph hereof; and (ii) agrees to be bound by the terms and conditions set forth in the Credit Agreement as if it were an original signatory thereto; and

         (b) the Assignor shall be released from its obligations under the Credit Agreement to the extent specified in the second paragraph hereof.

         The Assignee hereby advises each of you of the following administrative details with respect to the assigned Loans and Commitment:

                  (A)      Institution Name:

                           Address:

                           Attention:

                           Telephone:

                           Facsimile:

                  (B)      Payment Instructions:

         This Assignment shall be governed by and construed in accordance with the laws of the State of Illinois.

         Please evidence your receipt hereof and your consent to the sale, assignment, purchase and assumption set forth herein by signing and returning counterparts hereof to the Assignor and the Assignee.

Percentage =____%                                               [ASSIGNEE]


                                       By:
                                     Title:


Adjusted Percentage =____%                                      [ASSIGNOR]


                                       By:
                                     Title:



ACKNOWLEDGED AND CONSENTED TO
this ___________ day of_______

BANK OF AMERICA, N.A., as Paying Agent


By:
   -----------------------------------------
Title:
      --------------------------------------



ACKNOWLEDGED AND CONSENTED TO
this ___________ day of_______

STANDARD PARKING CORPORATION


By:
   -----------------------------------------
Title:
      --------------------------------------

                                    EXHIBIT D

                               FORM OF LOAN NOTICE

Date:  __________, 20___

To:      Bank of America, N.A., as Paying Agent

Re: Amended and Restated Credit Agreement dated as of June 29, 2006 (as amended, restated, supplemented or otherwise modified from time to time, the "Credit Agreement") among Standard Parking Corporation (the "Company"), various financial institutions and Bank of America, N.A., as Paying Agent and Collateral Agent. Capitalized terms used but not otherwise defined herein have the meanings provided in the Credit Agreement.

Ladies and Gentlemen:

The undersigned hereby requests (select one):

  A Borrowing of Revolving Loans

  A conversion or continuation of Revolving Loans

1. On _______________, 20___ (which is a Business Day).

2.       In the amount of $__________.

3. Comprised of ______________ (Type of Loan requested).

4. For LIBOR Loans: with an Interest Period of __________ months.


The Borrower hereby represents and warrants that (a) after giving effect to any Borrowing of Revolving Loans, (i) the Revolving Outstandings shall not exceed the Revolving Commitment, and (ii) the aggregate Outstanding Amount of the Revolving Loans of any Lender plus such Lender's Pro Rata Share of the Outstanding Amount of all L/C Obligations plus such Lender's Pro Rata Share of the Outstanding Amount of all Swing Line Loans shall not exceed such Lender's Revolving Commitments and (b) all of the conditions contained in Section 12.2 of the Credit Agreement have been satisfied on and as of the date hereof, and will continue to be satisfied on and as of the date of the Borrowing, conversion or continuation requested hereby, before and after giving effect thereto.

                  STANDARD PARKING CORPORATION


                  By:
                     -------------------------------------------------
                  Title:
                        ----------------------------------------------